Prospectus supplement
to prospectus dated September 26, 2006
Discover® Card Master Trust I, Series 2006-3
$500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates
$26,316,000 Floating Rate Class B Credit Card Pass-Through Certificates
Discover Card Master Trust I
Issuing Entity
Discover Bank
Master Servicer, Servicer, Seller and
Sponsor/ Depositor

The total principal amount of certificates being offered hereby is $526,316,000. The Series 2006-3 Class A Certificates and Class B Certificates represent interests in the Discover Card Master Trust I only and are not interests in or obligations of Discover Bank, as sponsor and depositor, or any of its affiliates. Neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and page 15 of the accompanying prospectus.

	Class A Certificates	Class B Certificates

Interest rate	LIBOR + 0.03%	LIBOR + 0.14%
Expected interest payment dates	Monthly, beginning November 15, 2006	Monthly, beginning November 15, 2006
Expected maturity date	September 15, 2011	October 17, 2011
Initial credit enhancement	$65,789,500 — 12.5% of series	$39,473,700 — 7.5% of series
Form of credit enhancement	Subordination of Class B Certificates	Cash collateral account
Credit enhancement provider	N/A	Discover Receivables Financing Corporation
Expected ratings — Moody’s/ S&P/ Fitch	Aaa/AAA/AAA	A2/A/A+
Price to public	100%	100%
Underwriting discounts and commissions	0.225%	0.250%
Proceeds to Discover Bank	$498,875,000	$26,250,210

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the certificates to purchasers on October 3, 2006 through the facilities of The Depository Trust Company, the Euroclear System and Clearstream Banking.
Discover Bank has applied to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.

MORGAN STANLEY

DEUTSCHE BANK SECURITIES

RBC CAPITAL MARKETS

CALYON SECURITIES

WELLS FARGO SECURITIES
September 26, 2006

Prospectus Supplement

Prospectus

Important Notice About Information
Presented in this Prospectus Supplement
and the Accompanying Prospectus
      We provide information to you about the certificates in two separate documents:

•	this prospectus supplement, which describes the specific terms of your certificates, and

•	the prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust.
      We include cross-references in this prospectus supplement and the accompanying prospectus to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents beginning on page S-1.
      We have included glossaries of the capitalized terms used in this prospectus supplement or the prospectus.
      It is important for you to read and consider all information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.
      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
      We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus supplement and the accompanying prospectus relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.
Forward-Looking Statements
      In this prospectus supplement, in the prospectus and in the documents incorporated herein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, Discover Bank, the trust or your certificates that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, effects of insolvency, arbitration or litigation proceedings and of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies, inflation, technological change, the impact of current, pending or future legislation and regulation, changes in fiscal, monetary, regulatory, accounting and tax policies, monetary fluctuations, success in gaining regulatory approvals when required as well as other risks and uncertainties, including (but not limited to) those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Notice to United Kingdom Investors
      This prospectus supplement and the prospectus are intended to be distributed only to those persons who may lawfully receive this prospectus supplement and the prospectus without their contents being communicated by or approved by an authorized person, under Section 21 of the Financial Services and Markets Act 2000.

      This prospectus supplement and the prospectus are directed only at persons who:

•	are outside the United Kingdom; or

•	have professional experience in matters relating to investments within the meaning of the Financial Services and markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or

•	are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Order; or

•	have professional experience of participating in unregulated collective investment schemes; or

•	are persons falling within Article 22(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001,
      such persons together, “Relevant Persons.”
      This prospectus supplement and the prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons.

Series Summary
      The following summary describes the terms of the certificates and certain aspects of the trust generally. The remainder of this prospectus supplement and the prospectus provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

Participants

Sponsor/ Depositor	Discover Bank. References in this prospectus supplement and the accompanying prospectus to Discover Bank as the “seller” shall also refer to the “depositor.” Through September 26, 2006, Discover Bank has sponsored the issuance of 76 series or subseries from the trust, the certificates of 47 of which were paid in full on their applicable expected final payments dates or by liquidation in accordance with their liquidation schedules or indices. The remaining 29 series of certificates were still outstanding as of September 26, 2006.

Master Servicer and Servicer	Discover Bank. Discover Bank has outsourced certain servicing functions to its affiliate Discover Financial Services LLC, but Discover Bank is ultimately responsible for the overall servicing function.

Issuing Entity	Discover Card Master Trust I.

Trustee	U.S. Bank National Association. The parent of U.S. Bank National Association, U.S. Bancorp, is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp serves approximately 13.4 million customers, operates 2,434 branch offices in 24 states and has over 51,000 employees. As of June 30, 2006, U.S. Bank National Association was acting as trustee with respect to approximately 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2006, U.S. Bank National Association was acting as trustee on 67 issuances of credit card receivables-backed securities with an outstanding aggregate principal balance of approximately $34,182,800,000. See “The Trust — The Trustee” in the accompanying prospectus.

Pool Assets

Formation of the Trust; Trust Assets	Discover Bank and the trustee formed the trust in October 1993. Discover Bank originates and has transferred to the trust the credit card receivables generated under certain designated Discover® Card accounts. The Class A Certificates and the Class B Certificates represent an interest in the aggregate pool of receivables in the trust, not an interest in any specific receivable or subset of the receivables. For information on the trust’s assets, see “The Trust” in the accompanying prospectus.

The Receivables	The receivables in the trust as of August 31, 2006 totaled $34,120,316,725.56.
Key Parties and Operating Documents

Terms of Series 2006- 3 Certificates

The Certificates	Discover Card Master Trust I, Series 2006-3 Floating Rate Class A Credit Card Pass-Through Certificates and Series 2006-3 Floating Rate Class B Credit Card Pass-Through Certificates.

The Series	Together, the Class A Certificates and the Class B Certificates make up the securities in this series that we are offering pursuant to this prospectus supplement and accompanying prospectus. The series supplement for this series will permit the trust to increase this series by issuing additional certificates. Discover Bank and the trust will not request your consent to issue additional certificates for this series. Discover Bank owns a residual interest in the assets of the trust that are not represented by these certificates or the certificates of any other currently outstanding series. We are not offering any rights to this residual interest in the trust.

Principal	Class A Certificates: $500,000,000.

Class B Certificates: $26,316,000.

Interest Rate	Class A Certificates: LIBOR + 0.03% per year.

Class B Certificates: LIBOR + 0.14% per year.

“LIBOR” will mean the London interbank offered rate for one-month United States dollar deposits, determined two business days before the start of each interest accrual period.

The trustee will calculate floating rate interest rates based on LIBOR for the certificates monthly. Interest will be calculated on the certificates monthly on the basis of the actual number of days elapsed and a 360-day year.

Interest Payment Dates	The 15th day of each month, or the next business day, beginning in November 2006.

The trust will pay your interest on each interest payment date from the funds deposited into the series interest funding account on that date.

Expected Maturity Dates and Average Lives	Class A Certificates: September 15, 2011, or the next business day. If an amortization event occurs, the trust will pay principal monthly and the final principal payment may be made before or after September 15, 2011. Assuming (i) closing occurs on October 3, 2006, (ii) no amortization event occurs and (iii) payment will be made in full on the expected maturity date and adjusting for weekends and holidays, the average life is expected to be 4.95 years.

Class B Certificates: October 15, 2011, or the next business day. If an amortization event occurs, the trust will pay principal monthly and the final principal payment may be made before or after October 15, 2011. The trust must generally pay all Class A principal before it pays any Class B principal. Assuming (i) closing occurs on October 3, 2006, (ii) no amortization event occurs and (iii) payment will be made in full on the expected maturity date and adjusting for weekends and holidays, the average life is expected to be 5.04 years.

The average life calculations for each class of certificates are based on a 360-day year of twelve 30-day months.

Amortization Events	Amortization events are designed to help protect investors from certain developments that may adversely affect the trust and your investment in the certificates. An amortization event for this series can occur when:

• Discover Bank, or any additional seller, fails to make any payment or deposit within five business days after the required date;

• Discover Bank, or any additional seller, breaches certain representations, warranties or material covenants;

• certain events of insolvency or receivership occur with respect to Discover Bank or any additional seller;

• Discover Bank, or any additional seller, becomes unable to continue to transfer receivables to the trust;

• the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

• an event occurs, such as a breach of certain covenants or an insolvency event, that allows investors to terminate the responsibilities of the master servicer or the servicer;

• Discover Bank fails to maintain the required amount of principal receivables in the trust at the end of any month or on any distribution date and Discover Bank fails to assign receivables in additional accounts or interests in other credit card receivables pools to the trust in at least the amount of the deficiency within ten days;

• the trust does not pay all outstanding principal of a class on the applicable maturity date;

• certain measures of excess cash flow for the series, the group of which the series is a member and the interchange subgroup of the series are less than zero on a three-month rolling average basis; and

• if additional credit enhancement is required by the series supplement and Discover Bank fails to arrange for such additional credit enhancement.

For some of these events to become amortization events, the trustee or a specified percentage of certificateholders must declare them to be amortization events; others become amortization events automatically when they occur. If an amortization event occurs with respect to this series, the trust becomes obligated to apply principal collections allocated to this series on a monthly basis to repay the remaining principal amount of the certificates. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.

Series Closing Date	October 3, 2006. The series closing date is the date on which the trust issues the certificates.

Series Cut-off Date	October 1, 2006. The series cut-off date is the date from which collections on the trust’s receivables are allocated to the certificates of this series. Because the trust is a master trust with an already established pool of receivables, the series cut-off date is not the date on which receivables are treated as belonging to the trust, but is used solely to determine investor allocations. The trust is entitled to all receivables arising on accounts from the dates on which such accounts were designated as trust accounts, which includes such designations at the formation of the trust in 1993 and on numerous additional dates thereafter.

Accumulation Period	The trust will begin to accumulate cash in the series principal funding account on October 15, 2010, or the next business day, using collections it receives on or after September 1, 2010, to pay principal at maturity, unless Discover Bank elects to delay this process or an amortization event has occurred. The trust is scheduled to accumulate principal collections in the series principal funding account over several months, so that it will have collections available to make the final payment.

Discover Bank may elect to shorten the accumulation period only if:

• it determines that enough principal collections from this or other series will be available to make larger deposits into the series principal funding account, and

• the required rating agencies have approved the election to shorten the accumulation period.

Amortization Period	The amortization period begins when an amortization event occurs and continues until the trust has fully paid the principal of this series or until the series termination date.

Series Termination Date	The first business day following March 15, 2014, or the second business day following March 15, 2014, if March 15, 2014 is not a business day. The series termination date is the last day on which the trust will pay principal to investors in this series. If the trust owes principal in the month before the series termination date, the trustee will sell receivables, proportionate to this series’ remaining interest in the trust, to repay the principal. After the series termination date, the trust will not allocate collections or interchange to this series.

Classes, Allocations and Reallocations	This series has two classes; the Class B Certificates rank junior to the Class A Certificates.

The trust allocates collections and interchange among the series based on each series’ investor interest in receivables. The trust also allocates receivables related to accounts that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. For series comprised of subseries, each subseries is treated as a separate series for purposes of these allocations. The series supplement to the pooling and servicing agreement will specify the percentages of these collections, interchange and charged-off receivables that are allocated to each class of this series at each point in time. These percentages vary based on a number of factors, including whether the trust has started to pay principal to investors in this series and whether Discover Bank has made certain choices regarding credit enhancement. The class percentages may differ for finance charge collections, principal collections, interchange and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collections. Once this determination is made, finance charge collections and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the trust typically uses finance charge collections (which includes recoveries on charged-off accounts), interchange and investment income from certain trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The trust typically uses principal collections to repay your principal.

In general, the trust will use this series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If this series has more collections and other income than it needs in any month, the trust may make the excess collections and other income available to other series so those series may make their payments and reimbursements, except that series issued before November 3, 2004 will not be eligible to receive reallocated interchange. You will not be entitled to receive these excess collections or other income. If this series does not have enough collections and other income in any month, the trust may use excess collections and other income, including interchange, from other series to make payments and reimbursements for this series.

Cash Flows	We have summarized, first, the manner in which the trust prioritizes the allocation of series finance charge collections and other income and second, the manner in which the trust prioritizes series principal collections and the amounts it uses to reimburse charge-offs. You should review the numbered steps listed in “The Certificates — Cash Flows” for more detailed information about these cash flows.

In general, the trust uses series finance charge collections and other income for this series in the following order of priority on each distribution date, to the extent funds are available:

• First, to pay Class A interest and servicing fees;

• Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months;

• Third, to pay Class B interest and servicing fees;

• Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months;

• Fifth, to increase the credit enhancement available for the Class B Certificates to the maximum amount as specified in the series supplement;

• Sixth, to pay fees and interest to the credit enhancement provider;

• Seventh, to pay interest, accreted discount and monthly servicing fees and to reimburse charge-offs for other series in this group (generally in the order listed above), provided that interchange will only be used to make such payments and reimbursements for series that are otherwise eligible for allocations of interchange; and

• Eighth, to pay the credit enhancement provider and then Discover Bank, as the holder of the residual interest in the trust, in accordance with the terms of the credit enhancement agreement.

In general, the trust uses principal collections and amounts used to reimburse charge-offs in the following order of priority on each distribution date:

• First, to pay shortfalls in Class A interest and servicing fees after finance charge collections and other income have been used (in this step, the trust uses Class B principal collections only);

• Second, to reimburse Class A charge-offs after finance charge collections and other income have been used (in this step, the trust uses Class B principal collections only);

• Third, to make the scheduled principal deposit into the series principal funding account, during the accumulation period, or to pay the series investor interest, during the amortization period;

• Fourth, to pay the scheduled principal payments or make the scheduled principal deposits for other series in this group of series;

• Fifth, to pay unscheduled principal payments or make unscheduled principal deposits for other series in this group of series, except for series or, if applicable, subseries in their amortization periods; and

• Sixth, to pay Discover Bank, up to the amount of the residual interest, with remaining amounts to be allocated as principal collections in the following month.

In addition, finance charge collections, interchange, principal collections and reimbursements received for charged-off amounts can be reallocated from other series to make payments, deposits and reimbursements for this series. Such reallocations are described in detail and summarized under “The Certificates — Cash Flows”.

Investor Interest and Invested Amount	The trust generally allocates collections, interchange and charged-off amounts to you based on your investor interest, which is your interest in the receivables. The trust makes payments to you based on your invested amount, which generally is the principal balance of your certificates. Your investor interest in receivables may decrease over time as principal is paid to you or as principal collections are deposited into the series principal funding account to be paid to you at a later time.

Although your investor interest in receivables and your invested amount are related, they diverge under certain circumstances; for instance, as the trustee accumulates principal in the series principal funding account, your investor interest in receivables will decline but your invested amount will not be affected. During this accumulation period, your invested amount will shift from an interest entirely in the receivables to an interest in the cash in the series principal funding account and a smaller interest in the receivables.

Distribution Dates	The distribution date is the date in each month, typically the 15th, on which the trust allocates collections from the preceding calendar month to investors and the trustee deposits them into appropriate accounts.

Clean-up Call	Discover Bank may purchase the remaining investor interest of this series from the trust on any distribution date during the accumulation period or the amortization period if such remaining investor interest is less than or equal to 5.0% of the initial investor interest and any additional investor interest related to a further issuance of certificates of this series, after giving effect to required payments, deposits and reimbursements on that distribution date. See “The Certificates — Clean-up Call; Termination of Series”.

Subordination of Class B Certificates — Class A Credit Enhancement	The Class B Certificates are subordinated to the Class A Certificates up to a specified dollar amount that is the available subordinated amount. This means that the trust may reallocate collections and other assets that it initially allocated to the Class B Certificates to instead make payments, deposits and reimbursements for the Class A Certificates. The available subordinated amount decreases to the extent that the trust reallocates subordinated amounts such as Class B collections and other income and the Class B investor interest in receivables in the trust to the Class A Certificates. As long as the available subordinated amount is greater than zero, the trust will generally make payments, deposits and reimbursements for the Class B Certificates only after it has satisfied the requirements of the Class A Certificates.

The initial available subordinated amount is $65,789,500. If the trust uses part of the available subordinated amount in any month, it may increase the available subordinated amount up to its initial level, to the extent that this series has excess finance charge collections and other income allocated or reallocated to it in any subsequent month. Discover Bank may also cause the available subordinated amount to increase if it elects to change the way in which the trust allocates finance charge collections during an amortization period. The available subordinated amount may increase if Standard & Poor’s withdraws or significantly downgrades Discover Bank’s long-term debt or deposit rating. You should review the information under “The Certificates — Subordination of Class B Certificates” for more information about this amount. If the available subordinated amount declines to zero, the Class A Certificates will lack credit enhancement and will have to rely solely on their own allocations of collections.

Cash Collateral Account — Class B Credit Enhancement	Discover Bank will arrange to have a cash collateral account funded with $39,473,700. The cash collateral account shall be funded by Discover Receivables Financing Corporation, a special purpose entity and affiliate of Discover Bank, whose purpose is to make loans into the cash collateral account to fund the trust for the benefit of the Class B certificateholders.

The trustee may withdraw funds from this account

• to pay interest or servicing fees for the Class B Certificates, and

• to reimburse the Class B investors for amounts that would otherwise reduce the Class B investor interest in receivables.

The trustee may not withdraw funds from this account to pay any amounts on the Class A Certificates, but the Class A investors benefit indirectly from this account because the trustee can withdraw funds to protect the Class B investor interest in receivables, and the Class A investors can then use the Class B investor interest in receivables in subsequent months as part of the available subordinated amount.

The maximum amount that will be on deposit in this account on any distribution date will initially be $39,473,700, but it may increase under certain circumstances. It will generally decrease during the accumulation period as the series investor interest in receivables declines. If an amortization event occurs, the maximum amount of the account will be the maximum amount immediately before the amortization event occurred. If the trustee withdraws funds from the account, then until those funds have been replaced, the maximum amount of the account will be the maximum amount at the time of the withdrawal. You should review the “Maximum Class B Credit Enhancement Amount” table in “The Certificates — The Credit Enhancement Account” for more information about this amount. If the cash collateral account declines to zero, the Class B certificateholders will bear directly the credit and other risks associated with their investment in the trust.

Other Series

Currently Outstanding Series	Each series belongs to a group of series for purposes of reallocating collections among series. The trust currently has outstanding 29 series or subseries of certificates in Group One. The section entitled “Outstanding Series of Certificates” summarizes the terms of these series or subseries. Series 2006-3 is in the subgroup of series eligible for allocations and reallocations of interchange.

No Subordination of Series	The collections and other income for this series will not be available to other series in any month until the trust has made all payments, deposits and reimbursements for this series.

Revolving Period

Revolving Period	The revolving period for this series will begin on October 1, 2006. The revolving period is the period from the first day of the calendar month in which the trust issues a series until it begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the revolving period, the trust pays principal collections to Discover Bank in exchange for new receivables that cardmembers have generated on the accounts designated as part of the trust. The trust may also use principal collections to pay the principal of other series. The revolving period for this series ends when the accumulation period begins, or when an amortization event occurs. Credit card receivables are by their nature revolving assets, by which we mean that receivables are continually generated and repaid in the accounts designated as part of the trust. Even when the revolving period for this series ends, new receivables generated in the accounts designated as part of the trust continue to be treated as trust assets.

Addition and Removal of Accounts During the Revolving Period	During the revolving period, subject to the satisfaction of certain conditions, Discover Bank may designate additional accounts to and remove accounts from the trust. See “The Trust — Addition of Accounts; Removal of Accounts” in the related prospectus. There is no limitation on the number of additional accounts that may be designated to the trust. At all times while certificates are outstanding, including during the revolving period, all new receivables generated on accounts designated to the trust become assets of the trust. The receivables under additional accounts must be “Eligible Receivables”, which generally means that they must (i) be payable in U.S. dollars, (ii) be created in compliance with applicable law and pursuant to a credit agreement that complies with applicable law, (iii) be capable of being owned by the trust free and clear of liens and (iv) constitute an “account” under Article 9 of the UCC. All of the accounts originated by Discover Bank for the Discover Card portfolio, including those designated to the trust, must meet Discover Bank’s credit granting criteria, as described in “The Discover Card Business — Credit-Granting Procedures” at the time of origination.

Rating Requirements

Ratings	The trust will only issue the certificates if Standard & Poor’s has rated the Class A Certificates “AAA” and the Class B Certificates at least “A” and Moody’s Investors Service, Inc. has rated the Class A Certificates “Aaa” and the Class B Certificates at least “A2.” These ratings reflect the rating agencies’ views as to how likely it is that the trust will pay interest on a timely basis and will ultimately repay principal. See “Risk Factors — Rating of the Certificates.”

Other Information

Potential Changes Relating to Financial Accounting Standards	The Financial Accounting Standards Board’s current project to amend and clarify Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, may make it more difficult for banks and others to maintain or establish sale accounting treatment in connection with their transfers of financial assets in securitization transactions. See “Risk Factors — Potential Changes Relating to Financial Accounting Standards.”

By accepting a certificate, you will be deemed to have consented to any changes necessary to establish or maintain sale accounting treatment. Discover Bank may not make any changes that would have required your consent if not for the preceding sentence, unless the rating agencies confirm in writing that the changes will not cause them to lower or withdraw their ratings on any class of any series of certificates then outstanding of the trust.

Risk Factors
Investor Risk of Loss
      You will only receive payments of interest and principal on your certificates to the extent that the trust has funds available to make these payments. The trust will allocate charged-off receivables to your certificates each month, and will reimburse you for those charge-offs only to the extent that the trust has funds available to make those reimbursements. You should review the cash flow provisions described in “The Certificates — Cash Flows” to understand the priority in which the trust allocates its assets to pay interest and principal and to reimburse charge-offs on this series and other series. To the extent the trust cannot fully reimburse your charge-offs, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates, and the amount of collections and interchange allocated to you and interest paid to you in any month may also be reduced.
Limited Credit Enhancement
      The credit enhancement for the Class A Certificates is limited by the available subordinated amount. The credit enhancement for the Class B Certificates is limited by the amount on deposit in the cash collateral account and the maximum amount that can be on deposit in that account. The amount in the cash collateral account may be increased from its initial amount in certain situations as set forth in the Credit Enhancement Agreement and Series Supplement for this series. However, Discover Bank can make no assurances that the credit enhancement provider will commit to fund any such cash collateral increase or that Discover Bank will be able to find a replacement credit enhancement provider to fund such cash collateral increase. If you own a certificate and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the trust.
Subordination of Class B Certificates
      The Class B Certificates will be subordinated to the Class A Certificates. The trust will generally pay interest on the Class A Certificates before it pays interest on the Class B Certificates, and will not pay Class B principal until it has paid Class A principal in full. The Class B investors will generally absorb losses relating to charged-off receivables and shortfalls in finance charge collections and other income before the Class A investors. If receivables had to be sold, the net proceeds of that sale available to pay principal on the certificates would be paid first to the Class A investors before any remaining net proceeds would be available for payments due to the Class B investors. Accordingly, if you own a Class B Certificate, you are less likely to receive all payments of interest and principal than an investor in the Class A Certificates. For more information about the subordination provisions, see “The Certificates — Cash Flows.”
Rating of the Certificates
      Ratings assigned by a rating agency to the certificates of this series are not a recommendation for you to purchase, hold or sell the certificates. The ratings do not reflect market price or whether the certificates are suitable for your investment. The ratings address timely payment of interest and ultimate payment of principal, but do not address timely payment of principal. The ratings may not remain in effect and the rating agencies may lower or entirely withdraw their ratings at any time if they determine that a reduction or withdrawal of their ratings is appropriate.
      Certain of the rating agencies have indicated that their ratings on the certificates could potentially be affected by a change in the corporate structure or rating of Discover Bank, for instance if it were no longer to be a subsidiary of Morgan Stanley, even without a change in the quality or performance of the receivables in the trust. We cannot assure you that no such corporate structure or rating change will occur before your certificates mature.
Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event
      If the trust’s finance charge collections and other income for your series, your group and a subgroup of series in your group that are eligible for allocations of interchange are less than the interest expense, servicing fees, charge-offs and credit enhancement fees for your series, your group and such subgroup, averaged over a three-month period, an amortization event for your series will occur. If the level of receivables in the trust declines because cardmembers generate fewer new receivables on their accounts, and Discover Bank cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the trust, an amortization event will also occur. The following six factors could cause trust performance to deteriorate or could cause the receivables balance in the trust to decline:
(1) Discover Bank May Change Terms of the Accounts
      Discover Bank transfers receivables, but not accounts, to the trust. As owner of any account, Discover Bank has the right to determine the rate for periodic finance charges, to alter the account’s minimum required monthly payment, to change the account’s credit limit and to change various other account terms. If periodic finance charges or other fees decrease, the trust’s finance charge collections and the effective yield on the receivables could also decrease. In addition, if Discover Bank increases credit limits on accounts, charged-off amounts might increase and the levels of receivables in the trust and in the Discover Card portfolio might decrease. Certain Discover Card types may offer cardmembers credit limits that may be substantially higher, and impose periodic finance charges that in some cases are lower, than those available with a classic Discover Card.
      Except as described in this paragraph, the pooling and servicing agreement does not restrict Discover Bank’s ability to change the terms of accounts or receivables. Discover Bank may decide, because of changes in the market place or applicable laws, or as a prudent business practice, to change the terms of some or all of its Discover Card accounts. Discover Bank may not change the terms governing an account designated for the trust unless it changes the terms of its other accounts of the same general type for all cardmembers who reside in a particular affected state or similar jurisdiction. Changes to account terms may not, however, affect the accounts designated for the trust to the same degree as they affect Discover Bank’s other accounts. Sellers other than Discover Bank will be able to change account terms in the same circumstances and subject to the same limitations as Discover Bank.
(2) Interest on the Receivables and Interest on the Certificates Accrue at Different Rates
      Some of the receivables in the trust will accrue periodic finance charges at the prevailing prime rate plus a margin, while the certificates of this series accrue interest at rates that float against LIBOR. Changes in the prime rate may result in a higher or lower spread between the amount of finance charge collections on the receivables and the amounts of interest payable on your certificates and other amounts required to be funded out of finance charge collections. Changes in LIBOR might not be reflected in the prime rate.
      Similarly, some of the receivables in the trust will accrue periodic finance charges at fixed rates, while the certificates of this series accrue interest at rates that float against LIBOR. If LIBOR increases, the interest payments on the certificates and other amounts required to be funded out of finance charge collections will increase, while the amount of finance charge collections on these receivables will remain the same unless and until Discover Bank resets the fixed rates on the accounts.
(3) Payments, Generation of Receivables and Maturity
      Cardmembers may pay the receivables at any time and in any pattern, and they may decide not to create additional receivables in their accounts. Cardmembers’ credit use and payment patterns may change because of many social, legal and economic factors, including the rate of inflation and relative interest rates offered for various types of loans, and legislative change. Discover Bank’s ability to compete in the credit card industry at any point in time will affect how cardmembers pay existing receivables and how they generate new receivables that Discover Bank can convey to the trust. Generation of fewer receivables will likely reduce the amount of interchange allocable to the trust. In addition, if convenience use increases — more cardmembers pay their receivables within the grace period to avoid all finance charges on purchases of merchandise and services — then the effective yield on the receivables in the trust might decrease. Conversely, the terms governing the accounts require only a minimum monthly payment, and if cardmembers repay a smaller percentage of their balances than they currently repay each month, the trust may not be able to make scheduled principal payments to you on a timely basis. Heightened levels of consumer debt, large numbers of personal bankruptcies, or a weakened national or regional economy may cause increases in delinquencies in, and charge-offs of, the receivables in the trust. For example, certain regional events, such as hurricanes that strike coastal regions, may negatively affect levels of general purpose credit card loans, related interest and fee revenue of the accounts in the trust arising from such affected region. For geographic information regarding receivables in the trust, see “The Accounts — Current Composition and Distribution of the Accounts.” Credit quality, cardmember behavior and other factors, including Discover Bank’s ability to waive or change fee terms, may decrease fees. Any delay in the trust’s payment of principal with respect to your series will extend the period during which charged-off receivables may be allocated to your certificates.
(4) Competition in the Credit Card Industry
      The credit card industry in which the Discover Card competes is highly competitive. Competition in the credit card industry affects Discover Bank’s ability to obtain applicants for Discover Card accounts, to encourage cardmembers to use accounts and, through its arrangements with DFS, to persuade service establishments to accept the Discover Card. If Discover Bank does not compete successfully in these areas, the level of receivables in the trust and in the Discover Card portfolio may decline. Lower transaction volume for the Discover Card portfolio may also lead to a decline in interchange allocated to the trust.
      The competition in the credit card industry focuses on features and financial incentives of credit cards such as annual fees, finance charges, rebates and other enhancement features. The market includes:

•	bank-issued credit cards, including co-branded cards issued by banks in cooperation with industrial, retail or other companies, and affinity cards issued by banks in cooperation with organizations such as universities and professional groups, and

•	charge cards issued by travel and entertainment companies.
Many bank credit card issuers have instituted balance transfer programs that offer a favorable annual percentage rate or other financial incentives for a specified length of time on any portion of account balances transferred from outstanding account balances maintained on another credit card.

The vast majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A., Inc. and MasterCard International Incorporated. Since 2004, financial institutions, such as GE Money Bank (the issuer of two consumer cards, the Wal-Mart® Discover® and SAM’S CLUB® Discover®), and HSBC Finance Corporation (operating through a subsidiary, HSBC Bank Nevada, N.A.), have been permitted to issue credit cards on the national network maintained by DFS (the “Discover® Network”), however these cards may compete with credit cards issued by Discover Bank. The Visa and MasterCard associations have been in existence for nearly 40 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardholder certain benefits relating to the industrial, retail or other business of the bank’s co-branding partner, such as credits towards purchases of airline tickets or rebates for the purchase of an automobile, and affinity cards, which give cardholders the opportunity to support and affiliate with the affinity partner’s organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. American Express Company, which has been issuing cards since 1958, issues the majority of travel and entertainment cards. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayments in installments. The Discover Card, which Discover Bank introduced nationwide in 1986, competes with general purpose credit cards issued by other banks and with travel and entertainment cards. Discover Bank continues to add new cards and card products to its offerings, including new reward programs and other features.
(5) Consumer Protection Laws and Regulations
      Discover Bank must comply with federal and state consumer protection laws, regulations and guidance in connection with making and enforcing consumer loans such as credit card loans, including the loans in the trust. These laws, regulations and related guidance and applications or interpretations thereof, including any changes thereto, could adversely affect Discover Bank’s ability to generate new receivables, to collect on the receivables in the trust or to maintain previous levels of monthly periodic finance charges. Discover Bank can make no assurances about the outcome or impact of laws, regulations and guidance or changes therein, on its financial position. If Discover Bank does not comply with these laws, regulations and guidance, it may not be able to collect the receivables. These laws, regulations and guidance will also apply to any other servicer of the receivables, with the same possible effects. Discover Bank has agreed that, if:

•	it has not complied in all material respects with the legal requirements that applied to its creation of a receivable included in the trust,

•	it does not cure its noncompliance in a specified period of time, and

•	the noncompliance has a material adverse effect on the trust’s interest in all of the receivables in the trust,
Discover Bank will purchase all receivables in the affected accounts. Discover Bank does not anticipate that the trustee will examine the receivables or the records relating to the receivables to determine whether they have legal defects or for any other purpose.
(6) Current Minimum Monthly Payments
      In response to industry-wide regulatory guidance, Discover Bank has increased minimum monthly payment requirements on certain general purpose credit card loans. Discover Bank believes that these increases in minimum payment requirements will negatively impact future levels of general purpose credit card loans and related interest and fee revenue and charge-offs. Bank regulators have discretion to interpret the guidance or its application, and changes in such guidance or its application by the regulators could impact minimum payment requirements.
Effects of an Amortization Event
      If an amortization event occurs with respect to this series:

•	you may receive payments of principal earlier than you expected;

•	you may not receive all principal payments by the expected maturity date for your certificates;

•	we cannot predict how much principal the trust will pay you in any month or how long it will take to pay your invested amount in full; and

•	the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of your certificates will increase.
Limited Ability to Resell Certificates
      We anticipate that the underwriters will make a market in the certificates. A secondary market, however, may not develop. If a secondary market does develop, it might not continue until your certificates mature, or it might not be sufficiently liquid to allow you to resell any of your certificates.
Security Interests and Insolvency Related Matters
      The trust’s interest in the receivables and interchange may be impaired if the trustee does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables.
      In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the trust’s interest in the receivables and interchange, including filing financing statements of the trust’s interest with the Secretary of State of the State of Delaware. The financing statement filed with the Secretary of State of the State of Delaware will lapse on the fifth anniversary of the filing date of such financing statement unless an appropriate continuation statement is filed within the time period specified in the UCC and the effectiveness of such financing statement may lapse much sooner than the fifth anniversary of such filing date in the event of certain changes in the name or legal location of Discover Bank or a merger of Discover Bank with another entity, in each case unless appropriate amendments or new financing statements of the security interest are filed in the appropriate public filing office. Accordingly, unless Discover Bank files appropriate continuation statements, amendments and/or new financing statements within the applicable time periods specified in the UCC, the perfection of the trust’s security interest in the receivables and interchange will lapse. More than one person can have a perfected security interest in the same receivables and interchange, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank’s property may have priority over the trust’s interest in the receivables and interchange.
      In addition, to the extent that the security interest granted to the trustee is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate this security interest or recover payments made in respect of the receivables in the trust, other than payments made to Discover Bank by the trust related to Discover Bank’s residual interest in the trust. If, however, a receiver or conservator of Discover Bank were to assert a contrary position or were to submit a claim and complete the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, requiring the trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the trust may be required to delay or possibly reduce payments to you on the certificates. If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the trust’s pooling and servicing agreement, to recover or reclaim receivables transferred to the trust, and to terminate Discover Bank’s obligations to transfer new receivables to the trust after the date of receivership. While we believe that these broad powers may be limited as a result of a final rule adopted by the FDIC which became effective September 11, 2000, we cannot assure you the FDIC, as a result of its appointment as conservator or receiver, would not exercise its repudiation powers by, for example, terminating Discovers Bank’s servicing obligations or finding certain provisions, such as amortization triggers, resulting solely from the appointment of a receiver for Discover Bank, unenforceable. See “The Seller, Depositor and Sponsor — Insolvency Related Matters” in the prospectus.
      In the event of a receivership of Discover Bank, new transactions on the Discover Cards issued by it might decline, potentially to zero. In such a circumstance, interchange would likely also decline, potentially to zero.
      Discover Bank, as servicer, will receive cash collections each month for the account of the trust. Currently, Discover Bank is required to deposit collections into the collections account within two business days of recording receipt of such collections, with such amounts available to pay interest and principal due on the certificates on the following distribution date, under the cash flows for this series, as more fully specified in the Series Supplement. However, under certain circumstances, including if Discover Bank’s short-term rating meets specified minimums or if the rating agencies agree to other conditions, Discover Bank may use those cash collections until it distributes them on the distribution date in the following month. The trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the trust. Interchange will be deposited to the trust on the distribution date in each month, and the trust may likewise not have a perfected security interest in any cash interchange payments Discover Bank has not deposited.
      Discover Bank may add to the trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the trust may have additional sellers and servicers. The trustee must take certain actions to perfect the trust’s interest in these receivables and the corresponding portion of interchange calculated by reference to future net merchant sales on such accounts as well, and they will be subject to the same risks as the Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the seller’s property may have priority over the trust’s interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The trust may not have a perfected security interest in any collections and interchange that the servicers have not deposited in the collections account for the trust.
Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees
      The amount of interchange relates to transaction volume and therefore will likely decline substantially, and potentially to zero, in the event of an insolvency or receivership of Discover Bank or an additional seller. In addition, although the right to interchange will have been assigned prior to such an event, interchange is only deposited monthly on each distribution date and the trust may not have a perfected security interest in, or the FDIC may challenge the trust’s right to, interchange that has not been deposited prior to such an event. Accordingly, we cannot assure you that amounts with respect to interchange will be available to the trust following an insolvency or receivership, and a legal opinion with respect to interchange would not be meaningful. In addition, the rate at which interchange fees are paid is determined by contract and may be renegotiated from time to time. Any such renegotiation may reduce the amount of interchange paid to the trust.
Arbitration and Litigation
      Discover Bank is currently involved in various arbitration and legal proceedings in the ordinary course of its business. Discover Bank does not believe that any proceedings brought against it of which it is aware will have a material adverse effect on Discover Bank’s financial condition or on the receivables in the trust. Discover Bank cannot assure you, however, about the effect of these proceedings.
Legislation
      The Bank Holding Company Act of 1956, as amended (“BHCA”) generally requires a company that owns or controls a “bank,” as defined in the BHCA, to register and be regulated as a bank holding company. Discover Bank is a direct subsidiary of NOVUS Credit Services, Inc. (“NOVUS”) and an indirect subsidiary of Morgan Stanley and is considered a “bank” under the BHCA; however, Morgan Stanley’s and NOVUS’s control of Discover Bank is grandfathered and Morgan Stanley and NOVUS are generally not treated as bank holding companies for purposes of the BHCA, as long as certain conditions are met, including the conditions that control of Discover Bank not be transferred to a third party and that Discover Bank refrains from either engaging in commercial lending (other than loans made in the ordinary course of a credit card operation that are not treated as commercial loans) or taking demand deposits. Morgan Stanley and NOVUS could be required to divest control of Discover Bank or become a bank holding company subject to regulation by the Federal Reserve Board if Morgan Stanley, NOVUS or Discover Bank fails to observe these conditions. No assurance can be given that such a divestiture, if it were to occur, would not have a material adverse effect on Discover Bank. Morgan Stanley and NOVUS may avoid divestiture of Discover Bank or becoming a bank holding company by curing the BHCA violation within 180 days of notice from the Federal Reserve Board of the violation or by submitting a plan to the Federal Reserve Board within 180 days of the notice to cure the BHCA violation in a timely manner, not to exceed one year. Discover Bank believes, however, that in light of the programs in place, the limitations of the BHCA will not have a material impact on Discover Bank’s ability to service, or maintain the level of, the receivables in the trust. In addition, future federal or state legislation, regulation or interpretation of federal or state legislation or regulation could adversely affect the business of Discover Bank or the relationship of Morgan Stanley or NOVUS with Discover Bank.
Certain Regulatory Matters
      If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the pooling and servicing agreement, the series supplement for your series or the credit enhancement agreement for your series, the credit card agreements governing the accounts designated as part of the trust, or any other agreement or contract of Discover Bank or the trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you for contractual damages for complying with such an order and you may not have any recourse against the applicable banking regulatory authority. While Discover Bank has no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the operation of the trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion and ordered Discover Bank to rescind or amend the pooling and servicing agreement, any series supplement or any credit enhancement agreement, or to stop extending credit on some or all of the accounts designated as part of the trust, payments to you could be delayed or reduced. For more information about the enforcement powers of banking regulatory authorities as they may relate to Discover Bank and actions such authorities have taken in the past with respect to other financial institutions see, “The Seller, Depositor and Sponsor — Certain Regulatory Matters” in the prospectus.
Potential Changes Relating to Financial Accounting Standards
      The Financial Accounting Standards Board is currently engaged in a project to amend and clarify Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or FAS 140. Currently under FAS 140, the transfer of receivables by Discover Bank to the trust qualifies for sale accounting treatment and Discover Bank does not recognize on its balance sheet the assets and liabilities of the trust. The project to amend and clarify FAS 140 may make it more difficult for banks and others to maintain or establish sale accounting treatment in connection with their transfers of financial assets in securitization transactions. Discover Bank cannot at this time predict what the final version of the FAS 140 amendments will require to maintain or establish sale accounting treatment, whether transfers of receivables to the trust will continue to satisfy those requirements, whether any transfers of receivables that currently qualify for sale accounting treatment will have to be recognized on the balance sheet of Discover Bank, what effect such recognition would have on Discover Bank’s ability to maintain the level of receivables in the trust or whether the FAS 140 amendments will cause Discover Bank to issue fewer additional series from the trust or to discontinue such issuances. By accepting a certificate, you will be deemed to have consented to any changes to the trust that are necessary to establish or maintain sale accounting treatment. Discover Bank may not make any changes to the trust that would have required your consent if not for the preceding sentence, unless the rating agencies confirm in writing that the changes will not cause them to lower or withdraw their ratings on any class of any series of certificates then outstanding of the trust.
Issuance of Additional Series
      The trust may issue additional series of certificates or, if permitted by the series supplements for those series or the pooling and servicing agreement, increase existing series, including this series, without your consent. Discover Bank and the trust will not request your consent to issue new series or increase this series or other existing series. The trustee will authenticate and deliver a new series of certificates or additional certificates in this series or another existing series only if, among other conditions, Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series outstanding at the time of the new issuance because of the new issuance. If the trust does issue one or more additional series or additional certificates in this series or another existing series, those series or certificates may impact the timing and amount of payments you receive on this series.

Addition of Accounts
      Discover Bank may designate additional accounts, the receivables in which will be transferred to the trust. The corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation will also be assigned to the trust. Discover Bank may also designate interests in other pools of credit card receivables and interchange for inclusion in the trust. The additional accounts may be Discover Card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed above under the headings “— Security Interests and Insolvency Related Matters” and “— Consumer Protection Laws and Regulations” will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the trust, the additional accounts:

•	may contain a higher proportion of newly originated accounts;

•	may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the trust;

•	may not be of the same credit quality as the accounts already included in the trust;

•	may have different terms than the accounts already included in the trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the trust;

•	may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may include accounts for which the cardmembers pay receivables at a slower rate, which could delay principal payments to you; and

•	may initially have lower levels of recoveries than accounts already in the trust because Discover Bank will not add charged-off accounts to the trust.
Historical Information
      The historical performance of the trust accounts, as presented under “The Accounts — Composition and Historical Performance of the Accounts,” and the Discover Card portfolio, as presented under “Composition and Historical Performance of the Discover Card Portfolio,” may not be representative of the future performance of the portfolio or the trust accounts in all material respects. Interchange yield may decline, potentially to zero, if the amount of new transactions involving trust accounts declines.
      The remainder of this prospectus supplement uses some capitalized terms. We have defined these terms in “Glossary of Terms.”

The Discover Card Business
General
      Discover Bank has conveyed Receivables to the trust pursuant to the Pooling and Servicing Agreement. These Receivables were generated from transactions made by holders of the Discover Card, a general purpose credit and financial services card. In addition, Discover Bank has conveyed to the trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks (which includes the network of its affiliate, DFS) to Discover Bank in connection with transactions on accounts of the type included in the trust, which we refer to as “interchange.” The portion conveyed to the trust is determined by dividing the net merchant sales processed on the Accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio of the type included in the trust for that month, and is deposited to the trust only on the related distribution date. The Receivables conveyed to the trust before the date of this prospectus supplement include only receivables arising under accounts in the Discover Card portfolio, although at a later date Discover Bank may add other receivables to the trust that do not arise under accounts in the Discover Card portfolio. Designations of additional accounts will also include the corresponding portion of interchange fees arising after the date of designation. See “The Trust — Addition of Accounts” in the prospectus. In this prospectus supplement, we present information about both (1) the Discover Card portfolio generally, in which case we refer to “receivables” and the “accounts” in which they arise, and (2) the pool of Receivables that Discover Bank has conveyed to the trust, in which case we refer to “Receivables” and the “Accounts” in which they arise. When we refer to the Discover Card in this section entitled “The Discover Card Business,” we are referring to the classic Discover Card, various premium Discover Card products, such as the Discover Platinum Card, and other general purpose cards and card products issued by Discover Bank.
      Discover Bank first issued the classic Discover Card in regional pilot markets in September 1985, and began distributing the Discover Card nationally in March 1986. Since that time, Discover Bank has introduced a number of new cards and products, all of which have additional or different features and benefits. The Discover Card gives cardmembers access to a revolving line of credit. Each cardmember can use his or her Discover Card to purchase merchandise and services from participating service establishments. Holders of the Discover Card can obtain cash advances at automated teller machines and at certain other locations throughout the United States. Cardmembers can also obtain cash advances by writing checks against their accounts. There are currently over 4 million merchant and cash advance locations that accept the Discover Card. As of August 31, 2006, there were approximately 42.6 million Discover Card accounts with approximately 18.3 million active accounts.
      Cardmembers are generally subject to account terms and conditions that are uniform from state to state. See “The Accounts — Billing and Payments.” In all cases, the cardmember agreement governing the terms and conditions of the account permits Discover Bank to change the credit terms, including the rate of the periodic finance charge, the fees imposed on accounts and other terms and conditions, upon 15 days’ prior notice to cardmembers where notice is required by law. Discover Bank assigns each Discover Card account a credit limit when it opens the account. After the account is opened, Discover Bank may increase or decrease the credit limit on the account, at Discover Bank’s discretion, at any time. The credit limits on Discover Card accounts generally range from $1,000 to $25,000, up to a maximum of $100,000. Discover Bank will ordinarily not approve cash advances that exceed, in the aggregate, an amount equal to 50% of the cardmember’s credit limit.
      Discover Bank offers various features and services with the Discover Card accounts. One feature is the Cashback Bonus® reward, where Discover Bank pays cardmembers who participate in the Cashback Bonus program a percentage of their purchases based on their annual level and type of purchases. This Cashback Bonus generally increases as the cardmember’s purchases increase during the year, up to 1.0% when the purchases during the coverage period exceed $3,000. Discover Bank also offers cardmembers other forms or variations on the Cashback Bonus reward.
      Under the Cashback Bonus program, purchases made at certain warehouse clubs or discount stores will be limited to a Cashback Bonus reward of 0.25% of the cardmember’s purchases during the coverage period, regardless of the amount of purchases. Cardmembers may also be offered, from time to time, other Cashback Bonus rewards (i.e., by making a purchase or obtaining a service at a specific merchant or type of merchant), the terms of which will be disclosed in the offer. Discover Bank also offers products to allow cardmembers to customize their rewards, including a series of Discover Platinum Cards that allows cardmembers to increase their Cashback Bonus by purchasing certain items, such as gasoline, and a Miles Card that allows cardmembers to receive miles redeemable for travel and other rewards.
      Cardmembers’ accrued Cashback Bonus rewards are recorded in a “Cashback Bonus Account” from which cardmembers who are in good standing may redeem Cashback Bonus rewards at any time in increments of $20. No such amounts are paid from the property of the trust. A cardmember may choose the manner in which the Cashback Bonus reward is disbursed, including a credit to the cardmember’s account, a check that is mailed to the cardmember, an exchange of the Cashback Bonus reward for certain products or services or a donation to one or more supported charities. The Cashback Bonus program allows cardmembers to increase their Cashback Bonus (up to double the Cashback Bonus) if the rewards are redeemed for gift cards or certificates from specific merchants. Discover Bank offers cardmembers holding the Discover Platinum Card certain additional features and services, such as car rental insurance coverage and higher travel accident insurance coverage.
      Discover Bank applies both variable and fixed rates of finance charges to account balances arising from purchases of merchandise and services, as well as those arising from cash advances, in Discover Card accounts. The variable rates are based on the prevailing prime rate plus a margin. See “The Accounts — Billing and Payments.” Discover Bank also offers cardmembers money market accounts and certificate of deposit accounts. These deposit products offer competitive rates of interest and are insured by the FDIC up to the maximum amount. To differentiate the Discover Card in the marketplace, and to increase accounts, balances and cardmember loyalty, Discover Bank from time to time tests and implements new offers, promotions and features of the Discover Card.
      Discover Bank is the sole servicer under the trust’s pooling and servicing agreement and is ultimately responsible for the overall servicing function. Discover Bank outsources certain servicing activities and functions to DFS, which DFS will provide to Discover Bank on its own or with the assistance of third party vendors that contract directly with DFS. Working together in this manner, Discover Bank and DFS generally perform all of the functions required to service and operate the Discover Card accounts. These functions include soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing cardmembers, processing payments, providing cardmember service and collecting delinquent accounts. Discover Bank and DFS together maintain multiple operations centers across the country for servicing cardmembers. DFS also maintains an additional operations center to process accounts that Discover Bank has charged off as uncollectible.
      Cardmembers may register their account on-line with the Discover Card Account Center website which offers a menu of free e-mail notifications or reminders to regularly inform cardmembers about the status of their accounts. Types of notifications include reminders that a cardmember’s credit limit is being approached or that a minimum payment is due. In addition, cardmembers may view detailed account information on-line, such as recent transactions and account payments, pay their Discover Card bills on-line at no cost and receive exclusive discounts and special Cashback Bonus rewards by shopping on-line at the website. The website also offers cardmembers the ability to use a single-use account number (a unique credit card number used for purchases at a single website) for on-line purchases so that cardmembers never have to reveal their actual account number on-line.
      DFS maintains the Discover Network, which has established arrangements (either directly or indirectly through merchant acquirers) with service establishments to accept Discover-branded cards, including the Discover Card, for cash advances and as the means of payment for merchandise and services. Discover Bank contracts with DFS to have cards issued by Discover Bank, including the Discover Card, accepted at those establishments. DFS receives merchant fees for providing services to service establishments and pays a portion of those fees generated on Discover branded card transactions, including Discover Card, to Discover Bank as interchange fees. Discover Bank’s ability to generate new receivables and interchange requires locations where cardmembers can use their Discover branded cards. DFS works with merchant acquirers and a sales and service force to maintain and increase the size of its service establishment base. DFS also maintains additional operations centers that are devoted primarily to providing customer service to service establishments. The service establishments that accept the Discover Card encompass a wide variety of businesses, including local and national retail establishments and specialty stores of all types, quick service food establishments, governments, restaurants, medical providers and warehouse clubs, and many leading airlines, car rental companies, hotels, petroleum companies and mail order companies, as well as Internet merchandise and service providers.
      DFS has capitalized on the October 2004 U.S. Supreme Court decision, rejecting an appeal by Visa and MasterCard in U.S. v. Visa/MasterCard, which allows financial institutions to issue credit and debit cards on the Discover Network. DFS has entered into agreements with various third-party issuers, such as GE Money Bank (the issuer of two consumer cards, the Wal-Mart® Discover® and SAM’S CLUB® Discover®), HSBC Finance Corporation (operating through a subsidiary, HSBC Bank Nevada, N.A.), CompuCredit Corporation (through a subsidiary, Purpose Solutions LLC), and others, to launch new bank cards and other products on the Discover Network. The Discover Network has been active in other areas as well. For example, DFS recently signed agreements with First Data Corp., Global Payments Inc. and RBS Lynk to act as merchant acquirers for Discover Network and provide processing services to such merchants. Discover Network has exclusive relationships with certain merchants, and has recently signed an exclusive agreement with Dollar Tree Stores, Inc., under which Discover Network cards will be accepted at more than 2,100 locations. In addition, DFS completed its acquisition of PULSE® EFT Association LP (“PULSE”) in January 2005. The combination of PULSE and the Discover Network results in a leading electronic payments company offering a full range of products and services for financial institutions, consumers and merchants.
      Discover Bank may change its credit granting, servicing and charge-off policies and collection practices over time in accordance with Discover Bank’s business judgment and applicable law.
Credit-Granting Procedures
      Discover Bank solicits accounts for the Discover Card portfolio by various techniques, including (a) by direct mail, telemarketing or the Internet, (b) by “take-one” applications distributed in many service establishments that accept the Discover Card and (c) with various other programs targeting specific segments of the population.
      Discover Bank also uses general broadcast and print media advertising to support these solicitations. All accounts undergo some type of credit review to establish that the cardmembers meet standards of stability and ability and willingness to pay. Discover Bank generally implements the same credit review process for applications to open classic Discover Card accounts, Discover Platinum Card accounts and other Discover Card accounts. Potential applicants who are sent pre-approved solicitations have met certain credit criteria relating to, for example, their previous payment patterns and longevity of account relationships with other credit grantors. Since September 1987, Discover Bank has used prescreened lists from credit bureaus. Prescreening is a process by which an independent credit reporting agency evaluates customers’ credit-worthiness against credit-worthiness criteria supplied by Discover Bank that are intended to provide a general indication, based on available information, of the stability and the willingness and ability of these persons to repay their obligations. Discover Bank also uses lists that have not been prescreened to solicit new cardmembers. The credit bureaus may provide Discover Bank with a FICO score for an individual to help assess credit risk. A FICO score is a number which represents a credit assessment for an individual, using a proprietary credit scoring method owned by Fair, Isaac & Company. See “The Accounts — Distribution of the Accounts by FICO Score.” Discover Bank also subsequently screens the applicants who respond to these pre-approved solicitations when it receives their completed applications, to ensure that these individuals continue to meet selection and credit criteria. Discover Bank evaluates applications that are not pre-approved by using a credit-scoring system, which is a statistical evaluation model that assigns point values to credit information regarding applicants. The credit-scoring system used by Discover Bank is based on information reported by applicants on their applications and by the credit bureaus. Discover Bank uses FICO scores, information from internally developed statistical scoring models and credit criteria to establish credit-worthiness. Certain applications not approved under the credit-scoring system are reviewed by credit analysts. If a credit analyst recommends that any of these applications be approved, senior bank review analysts at Discover Bank normally review such applications and may approve them.
      As the owner of the Discover Card accounts, Discover Bank has the right to change its credit-scoring criteria and credit-worthiness criteria. Discover Bank regularly reviews and modifies its application procedures and its credit-scoring system to reflect Discover Bank’s actual credit experience with Discover Card account applicants and cardmembers as that historical information becomes available. Discover Bank believes that refinements of these procedures and system since the inception of the Discover Card program have helped its analysis and management of credit losses. However, Discover Bank cannot assure you that these refinements will prevent increases in credit losses in the future. Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, could potentially lead to a decrease in the levels of the receivables in the Discover Card portfolio and the Receivables in the trust. If there is a decrease in the level of Receivables in the trust, and if Discover Bank does not add additional accounts, or interests in other pools of credit card receivables, to the trust, an Amortization Event could result, causing the trust to begin to repay the principal of this series sooner than expected. An increase in the amount of Receivables charged off as uncollectible, without an offsetting increase in Finance Charge Collections and other income, could also cause an Amortization Event and cause the trust to begin to repay the principal of this series sooner than expected.
Collection Efforts and Charged-Off Accounts
      Efforts to collect past-due Discover Card accounts receivable are made primarily by collections personnel of DFS or Discover Bank. Under current practice, a request for payment of past-due amounts is included in the monthly billing statements of all accounts with these amounts. Collection personnel generally initiate telephone contact with cardmembers within 30 days after any portion of their balance becomes past due. If initial telephone contacts fail to elicit a payment, Discover Bank continues to attempt to contact the cardmember by telephone and by mail. Discover Bank also may enter into arrangements with cardmembers to waive finance charges, fees and principal due, or extend or otherwise change payment schedules, including re-aging accounts in accordance with regulatory guidance. An account is re-aged when it is returned to current status without collecting the total amount of principal, interest and fees that are contractually due. The practice of re-aging an account may affect delinquencies and charge-offs, potentially delaying or reducing such delinquencies and charge-offs. A re-age is intended to assist delinquent cardmembers who have demonstrated both the ability and willingness to resume making regular payments and who satisfy other criteria. Generally, to qualify for a re-age, an account must have at least nine months of activity and may not have been re-aged more than once within any twelve-month period or twice within any five-year period. Additionally, a cardmember must also have made three consecutive minimum monthly payments or the equivalent cumulative amount. A re-age that involves a workout is generally limited to once in a five-year period and is defined as a former open-end credit card account upon which credit availability has been closed, and the amount owed has been placed on a fixed repayment schedule in accordance with modified terms and conditions. Discover Bank believes its re-age practices are consistent with regulatory guidelines.
      Discover Bank’s current policy is to recognize losses and to charge off an account by the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time. In certain cases, such as bankruptcies, probate accounts and fraudulent transactions, an uncollectible balance may be charged off earlier. For example, bankruptcies and probate accounts are charged off at the end of the month 60 days following the receipt of notification of the bankruptcy or death, but not later than the end of the sixth full calendar month after a payment amount is first due. In general, after Discover Bank has charged off an account, collections personnel of DFS or Discover Bank attempt to collect all or a portion of the charged-off account. If those attempts do not succeed, Discover Bank generally places the charged-off account with one or more collection agencies or, alternatively, Discover Bank may commence legal action against the cardmember, including legal action to attach the cardmember’s property or bank accounts or to garnish the cardmember’s wages. Discover Bank may also sell charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times charged-off accounts may, subject to Rating Agency consent, be removed from the trust. Discover Bank will transfer proceeds from any of these removed accounts and the related receivables to the trust. Fraudulent transactions are generally written off 90 days following notification, but not later than the end of the sixth full calendar month after a payment amount is first due. Amounts related to fraudulent transaction write-offs are absorbed by Discover Bank as seller and are not allocated to the trust or its investors.
      Under the terms of the Pooling and Servicing Agreement, the trust’s assets include any recoveries received on charged-off Accounts, including the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust. These recoveries are treated as Finance Charge Collections. The level of charged-off Accounts in the trust, and accordingly, the level of recoveries on charged-off Accounts in the trust, were initially lower than the levels of charged-off Accounts and recoveries for the Discover Card portfolio as a whole, because Discover Bank did not select charged-off accounts to include in the trust when it was formed or for account additions. The levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, have increased over time to approximate more closely, and during periods of high portfolio growth to exceed, the levels of charged-off Accounts and recoveries in the Discover Card portfolio as a whole. Discover Bank cannot assure you that these levels for the trust will consistently approximate these levels for the Discover Card portfolio as a whole. Any addition of accounts to the trust will temporarily reduce both the levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, because no added accounts will be charged-off accounts at the time they are added to the trust.
The Accounts
General
      Discover Bank selected the Accounts in a random manner intended to produce a representative sample of all Discover Card accounts not then segregated from the Discover Card portfolio. See “— Effects of the Selection Process.” The Accounts were randomly selected on 22 different dates since the formation of the trust in October 1993 from the pool of unsecuritized accounts then available in the Discover Card portfolio. The trust is entitled to all Receivables arising on the Accounts since the date they were added to the trust. Collections of the Receivables in the Accounts are allocated to the certificates of this series beginning on the Series Cut-off Date. The Series Cut-Off Date is used solely to determine allocations and is not the date on which assets are treated as belonging to the trust. Because credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the Accounts, even when the Revolving Period ends, new Receivables generated in the Accounts continue to be treated as trust assets. For additional information on the composition of the Accounts, see “— Current Composition and Distribution of the Accounts.”
      After giving effect to the Assignment of Additional Accounts dated September 1, 2006, the Receivables in the Accounts totaled $34,120,316,725.56 and the total number of Accounts was 34,105,783 as of August 31, 2006. Also, as of August 31, 2006, (and after giving effect to the Assignment of Additional Accounts dated September 1, 2006), the average account balance was $2,380 (using 14,336,354 active accounts for which cardmembers had a balance, a monetary transaction, or authorization within the past month) and the average credit limit was $8,903.
Billing and Payments
      Discover Card accounts generally have the same billing and payment structure. Unless Discover Bank waives the right to do so, Discover Bank sends a monthly billing statement to each cardmember who has an outstanding debit or credit balance. Cardmembers can also waive their right to receive a physical copy of their bill, in which case they will receive email notifications of the availability of their billing statement online at the Discover Card Account Center. Discover Card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Discover Bank processes and bills to cardmembers all activity that occurred in the related accounts during the period of approximately 28 to 34 days that ends on that date. The Accounts include accounts in all billing cycles.
      Each cardmember with an outstanding debit balance in his or her Discover Card account must generally make a minimum payment equal to the greater of (i) $15 or the new balance on the account at the end of the billing cycle, if less than $15, or (ii) any amount past due plus the greater of (a) 2% of the new balance (excluding current period finance charges, late fees and overlimit fees) or (b) current period finance charges plus late fees, overlimit fees and $15 (not to exceed 3% of the new balance), with any amounts under clauses (a) and (b) rounded to the next higher whole dollar amount. Under certain circumstances, Discover Bank will exclude late and overlimit fees from cardmembers’ minimum monthly payment, however, those fees may be carried forward in such cardmembers’ outstanding debit balances until they are paid. If a cardmember exceeds his or her credit limit as of the last day of the billing period, Discover Bank may include all or a portion of this amount in the cardmember’s minimum monthly payment.
      From time to time, Discover Bank has offered and may continue to offer cardmembers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges and applicable fees, without being considered past due. A cardmember may pay the total amount due at any time. Discover Bank also may enter into arrangements with delinquent cardmembers to extend or otherwise change payment schedules, and to waive finance charges, fees and/or principal due, including re-aging accounts in accordance with regulatory guidance. See “— Collection Efforts and Charged-Off Accounts.” Although Discover Bank does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Discover Bank offers cardmembers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.
      Discover Bank applies various rates of finance charges to account balances, as described under “The Discover Card Business — General.” Neither cash advances nor balance transfers are subject to a grace period. Periodic finance charges on purchases are calculated on a daily basis, subject to a grace period that essentially provides that periodic finance charges are not imposed if the cardmember pays his or her entire balance by the payment due date. In connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.
      In addition to periodic finance charges, Discover Bank may impose other charges and fees on Discover Card accounts. Unless otherwise specified in a cash advance offer, Discover Bank charges a cash advance transaction fee that is calculated as a percentage of the transaction (typically 3.0%). In the event that the fee is calculated as a percentage of the cash advance, there will typically be a minimum transaction fee (typically $5 per transaction) and no maximum. Discover Bank generally charges a late fee of $15 or $39 each time a cardmember has not made a minimum payment by the required due date. The late fee is triggered by the failure to make the minimum payment when due and is based on the aggregate amount of all outstanding purchases, cash advances, balance transfers, other charges, other fees and finance charges at the end of the billing period. The amount of the late fee is $15 if the aggregate amount is equal to or less than $500 and $39 for an aggregate amount that is greater than $500. Discover Bank may charge an overlimit fee of either $15 or $39 for balances that exceed a cardmember’s credit limit as of the close of the cardmember’s monthly billing cycle. The amount of the overlimit fee is based on the sum of the cardmembers’ outstanding purchases, cash advances, balance transfers, other charges, other fees, and finance charges at the end of the billing period. The overlimit fee is $15 if this amount is equal to or less than $500 and $39 if this amount is greater than $500. Discover Bank also charges a $35 fee for any payment (such as a check) returned unpaid and a $29 fee for Discover Card cash advance, balance transfer or other promotional checks that are returned by Discover Bank due to insufficient credit availability. Discover Bank may also charge a balance transfer transaction fee in accordance with the rates disclosed on any balance transfer offer. In addition, Discover Bank charges a pay-by-phone fee of $15 for each transfer or payment from a deposit account that the cardmember has authorized over the phone for the purpose of making a payment on the account, regardless of amount.
      See “Risk Factors — Consumer Protection Laws and Regulations,” “ — Payments, Generation of Receivables and Maturity” and “ — Discover Bank May Change Terms of the Accounts.”

      Discover Bank will review a cardmember’s account on the last day of each billing period to determine the rate that will apply to the account. If a cardmember fails to make a required payment when due, the standard rate for purchases will be increased by 5%, not to exceed 28.99%, and remain at either a fixed or variable rate based on the type of rate in effect before the increase. In addition, any special rate on balance transfers and any introductory or promotional rate on purchases will terminate, and such rates will increase to be the same rate and change to be the same type (fixed or variable) as the new standard rate for purchases. If any other rate applicable to cardmembers’ accounts, such as the rate for cash advances, is less than or equal to the new standard rate for purchases, it will increase to be the same rate and change to be the same type (fixed or variable) as the new standard rate for purchases. If any other rate exceeds the new purchase rate, it will not increase or change type. Any increased rate and change in type will apply beginning with the first day of the billing period in which the minimum payment is not received by the payment due date.
      If a cardmember’s rate for purchases was increased under any default rate plan, such as those discussed above, and the person pays at least the minimum payment due, if any, by the required due date in any nine consecutive billing periods ending after April 1, 2006, the rate for new purchases will be reduced and the rate for the existing purchase balance may be reduced. Any reduced rate will apply beginning with the first day of the tenth billing period.
      The yield on the Accounts in the trust — which consists of the finance charges, fees and other income — depends on various factors, including changes in interest rates over time, cardmember account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Discover Bank changes the terms of its cardmember agreement or the terms of any product, service or benefit associated with cardmember accounts. Yield from interchange depends on the rate at which new purchases are made on the Accounts and the applicable rates of interchange fees paid to Discover Bank, which may vary over time. Reductions in the yield could, if large enough, cause the commencement of an Amortization Period or result in insufficient collections to pay interest and principal to investors. Discover Bank cannot assure you about any of these effects. See “Risk Factors — Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event,” “ — Effects of an Amortization Event” and “ — Investor Risk of Loss.”
Effects of the Selection Process
      Discover Bank selected the Accounts from accounts serviced at all Discover Bank and DFS operations centers and from accounts of residents of the 50 states, the District of Columbia and certain United States’ territories and possessions. Pursuant to the requirements of the Pooling and Servicing Agreement, the addition of new accounts must not cause any materially adverse effect on the current certificateholders of any class of any outstanding series. Discover Bank cannot assure you that the use and payment performance of cardmembers on the Accounts will be representative of Discover cardmembers as a whole in all material respects.
Current Composition and Distribution of the Accounts
      We have set forth information below about the Accounts that are part of the trust. To the extent applicable, Account information dated as of August 31, 2006, gives effect to those Accounts that were designated to the trust pursuant to the Assignment of Additional Accounts dated September 1, 2006. The performance information included in this section is generally consistent with the monthly performance information that will be provided in the monthly certificateholders’ statement for this series.

      Geographic Distribution. The Accounts that are part of the trust are not highly concentrated geographically. As of August 31, 2006, the following nine states had the largest Receivables balances and comprised over 50% of the Receivables:

State	Percentage of Total Receivables

California	9.1%
Texas	8.9%
New York	6.9%
Illinois	5.7%
Florida	5.6%
Pennsylvania	4.9%
Ohio	4.7%
Michigan	3.7%
New Jersey	3.5%
Other States	47.0%

Total	100.0%

      Since the largest amounts of outstanding Receivables were with cardholders whose billing addresses were in California, Texas, New York, Illinois, Florida, Pennsylvania, Ohio, Michigan and New Jersey, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the Receivables.
      Credit Limit Information. As of August 31, 2006, the Accounts had the following credit limits:

	Receivables	Percentage		Percentage
	Outstanding	of Total	Number of	of Total
Credit Limit	($000’s)	Receivables	Accounts	Accounts

Less than or equal to $5,000.00	$4,252,596	12.5%	8,256,464	24.2%
$5,000.01 to $10,000.00	$11,791,861	34.5%	12,778,826	37.5%
$10,000.01 to $15,000.00	$14,115,343	41.4%	11,735,442	34.4%
Over $15,000.00	$3,960,517	11.6%	1,335,051	3.9%

Total	$34,120,317	100.0%	34,105,783	100.0%

      Account Balance Information. As of August 31, 2006, the Accounts had the following balances:

	Receivables	Percentage		Percentage
	Outstanding	of Total	Number of	of Total
	($000’s)	Receivables	Accounts	Accounts

Credit Balance	$(34,968)	(0.1)%	505,122	1.5%
No Balance	$—	0.0%	20,787,094	60.9%
$0.01 to $5,000.00	$13,869,789	40.7%	10,378,841	30.4%
$5,000.01 to $10,000.00	$13,241,988	38.8%	1,867,978	5.5%
Over $10,000.00	$7,043,508	20.6%	566,748	1.7%

Total	$34,120,317	100.0%	34,105,783	100.0%

      Seasoning. As of August 31, 2006, 96.5%, of the Accounts were at least 24 months old. The ages of the Accounts as of August 31, 2006 were distributed as follows:

	Percentage of	Percentage of Total
Age of Accounts	Total Accounts	Receivables

Less than 12 Months	1.4%	3.4%
12 to 23 Months	2.1%	2.8%
24 to 35 Months	2.3%	2.1%
36 to 47 Months	4.4%	4.7%
48 to 59 Months	5.4%	5.1%
60 Months and Greater	84.4%	81.9%

Total	100.0%	100.0%

      Delinquency Information. The Accounts in the trust have had the following delinquency statuses:

	As of August 31, 2006		As of December 31, 2005		As of December 31, 2004

	Receivables	Percentage	Receivables	Percentage	Receivables	Percentage
	Outstanding	of Total	Outstanding	of Total	Outstanding	of Total
Delinquency Status	($000’s)	Receivables	($000’s)	Receivables	($000’s)	Receivables

Total Receivables	$34,120,317	100.00%	$33,961,825	100.00%	$35,519,347	100.00%

Receivables Delinquent:
30 to 59 Days	$383,228	1.12%	$391,941	1.15%	$493,062	1.39%
60 to 89 Days	$264,036	0.77%	$258,519	0.76%	$350,431	0.99%
90 to 119 Days	$223,696	0.66%	$207,787	0.61%	$302,349	0.85%
120 to 149 Days	$181,139	0.53%	$176,535	0.52%	$265,824	0.75%
150 to 179 Days	$156,109	0.46%	$165,133	0.49%	$243,226	0.68%
Over 180 Days	$—	0.00%	$—	0.00%	$—	0.00%

Total Delinquent	$1,208,208	3.54%	$1,199,915	3.53%	$1,654,892	4.66%

	As of December 31, 2003		As of December 31, 2002

	Receivables	Percentage	Receivables	Percentage
	Outstanding	of Total	Outstanding	of Total
Delinquency Status	($000’s)	Receivables	($000’s)	Receivables

Total Receivables	$35,323,197	100.00%	$35,871,382	100.00%

Receivables Delinquent:
30 to 59 Days	$699,204	1.98%	$775,175	2.16%
60 to 89 Days	$475,025	1.34%	$523,319	1.46%
90 to 119 Days	$388,064	1.10%	$412,392	1.15%
120 to 149 Days	$337,948	0.96%	$334,529	0.93%
150 to 179 Days	$306,901	0.87%	$276,931	0.77%
Over 180 Days	$—	0.00%	$—	0.00%

Total Delinquent	$2,207,142	6.25%	$2,322,346	6.47%

	As of August 31, 2006		As of December 31, 2005		As of December 31, 2004

	Number of	Percentage of	Number of	Percentage of	Number of	Percentage of
Delinquency Status	Accounts	Total Accounts	Accounts	Total Accounts	Accounts	Total Accounts

Total Accounts	34,105,783	100.00%	34,108,850	100.00%	35,156,736	100.00%

Accounts Delinquent:
30 to 59 Days	77,173	0.23%	82,952	0.24%	107,076	0.30%
60 to 89 Days	48,207	0.14%	48,878	0.14%	68,046	0.19%
90 to 119 Days	38,903	0.11%	37,168	0.11%	55,045	0.16%
120 to 149 Days	29,544	0.09%	30,377	0.09%	46,593	0.13%
150 to 179 Days	24,857	0.07%	27,249	0.08%	41,248	0.12%
Over 180 Days	—	0.00%	—	0.00%	—	0.00%

Total Delinquent	218,684	0.64%	226,624	0.66%	318,008	0.90%

	As December 31, 2003		As of December 31, 2002

	Number of	Percentage of	Number of	Percentage of
Delinquency Status	Accounts	Total Accounts	Accounts	Total Accounts

Total Accounts	33,950,472	100.00%	32,209,690	100.00%

Accounts Delinquent:
30 to 59 Days	150,528	0.44%	179,713	0.56%
60 to 89 Days	92,882	0.27%	109,373	0.34%
90 to 119 Days	71,891	0.21%	82,806	0.26%
120 to 149 Days	59,941	0.18%	65,810	0.20%
150 to 179 Days	52,720	0.16%	53,245	0.17%
Over 180 Days	—	0.00%	—	0.00%

Total Delinquent	427,962	1.26%	490,947	1.53%

      We discuss the economic factors that affect the performance of the Accounts, including delinquencies, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
Distribution of the Accounts by FICO Score
      FICO Credit Score Information. A FICO score is a measurement derived from a proprietary credit scoring method owned by Fair, Isaac & Company to determine the likelihood that credit users will pay their bills. Although Fair, Isaac & Company discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience), and level of utilization of available credit. FICO scores for any one individual may be determined by up to three independent credit bureaus. In determining whether to grant credit to a potential account holder, Discover Bank uses a FICO score as reported by one particular credit bureau. Therefore, certain FICO scores for an individual account holder based upon information collected by other credit bureaus could be different from the FICO score used by Discover Bank. FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by Fair, Isaac & Company.
      FICO scores are based on independent, third-party information, the accuracy of which we cannot verify. Discover Bank does not use standardized credit scores, such as a FICO score, alone to determine the credit limit or other terms that are approved or applied on an account. Rather, a FICO score is one of many factors used by Discover Bank to assess an individual’s credit and default risk prior to initially approving an account or changing the terms of an account. See “The Discover Card Business — Credit Granting Procedures.” To the extent available, FICO scores are generally obtained at origination of the account and monthly or quarterly thereafter. Because the composition of the accounts in the trust may change over time, this table is not necessarily indicative of FICO scores at origination of the accounts or the composition of the accounts in the trust at any specific time in the future.

      As of August 31, 2006, the Accounts had the following FICO scores:

	Receivables
	Outstanding	Percentage of
FICO Credit Score Range	($000)	Total Receivables

No Score	$410,019	1.20%
Less than 600	$4,082,665	11.97%
600 to 659	$5,126,114	15.02%
660 to 719	$10,801,079	31.66%
720 and above	$13,700,440	40.15%

Total	$34,120,317	100.0%

Summary Historical Performance of the Accounts
      The information below about the performance of the trust Accounts for historical periods reflects only the performance of Accounts that were designated for the trust during the specified time period and has not been restated to reflect the performance of Accounts added after such time period, including the Accounts added pursuant to the Assignment of Additional Accounts dated September 1, 2006. Accordingly, such information does not fully reflect the historical performance of the Accounts currently comprising the trust Accounts. The performance information included in this section is generally consistent with the type of performance information that will be provided in the monthly certificateholders statement for this series.
      Summary Yield Information. The annualized monthly yield for the Accounts is calculated by dividing the monthly finance charge collections by beginning monthly principal receivables multiplied by twelve. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, overlimit fees and other fees, all net of write-offs. Recoveries received with respect to Receivables in the trust that have been charged off as uncollectible, including the proceeds of charged-off receivables that Discover Bank has removed from the trust, are included in the trust and are treated as Finance Charge Collections. Discover Bank allocates, to the extent applicable for any series issued on or after November 3, 2004, interchange, which is treated similarly to finance charges. The aggregate yield is the average of the monthly annualized yields for each period shown. The aggregate yield for the Accounts is summarized as follows:

	Eight Months
	Ended	Twelve Months Ended December 31,
	August 31,
Aggregate Yields	2006	2005	2004	2003	2002

Finance Charges and Fees (Excluding Recoveries and Interchange)($000)	$3,410,250	$5,002,729	$5,323,969	$5,534,492	$5,685,967
Yield Excluding Recoveries and Interchange	16.41%	15.25%	15.45%	15.85%	16.53%
Yield Excluding Recoveries and Including Interchange	19.83%	18.35%	18.76%	15.85%	16.53%
Gross Yield Including Recoveries and Interchange	20.86%	19.44%	19.66%	16.67%	17.25%
      After November 30, 2003, when we refer to yield excluding recoveries and interchange, we are excluding only recoveries related to the charge-off of principal, but are including recoveries related to finance charge and fee write-offs. These finance charge and fee recoveries were previously reflected in net charge-offs, but net charge-offs now includes only charge-offs and recoveries of principal. See the chart “Summary Charge-Off Information.” For purposes of the Pooling and Servicing Agreement, all recoveries of principal as well as recoveries of finance charges and fees are treated as Finance Charge Collections, and are reflected in percentages set forth in the row entitled “Gross Yield Including Recoveries and Interchange.” The certificates of this Series 2006-3 will be eligible to receive allocations and reallocations of interchange received by the trust in accordance with the terms of the series supplement. Other certificates issued after this series may also be eligible to receive allocations and reallocations of interchange if so provided in their respective series supplements. Certificates issued prior to November 3, 2004 receive no allocations or reallocations of interchange, therefore, interchange is only reflected in the yields above beginning November 2004.
      Summary Charge-Off Information. The annualized monthly charge-off rates for the Accounts are calculated by dividing the monthly principal charge-offs by beginning monthly principal receivables multiplied by twelve. The aggregate charge-off percentages expressed below are the average of the annualized monthly charge-off rates for each period shown. The Accounts have had the following aggregate charge-off amounts and aggregate charge-off percentages:

	Eight Months
	Ended	Twelve Months Ended December 31,
	August 31,
	2006	2005	2004	2003	2002

Gross Principal Charge-offs ($000)	$934,074	$2,286,570	$2,463,519	$2,742,942	$2,425,639
Net Principal Charge-offs ($000)	$720,463	$1,931,329	$2,153,434	$2,456,316	$2,179,588
Gross Principal Charge-off Rates	4.50%	6.97%	7.15%	7.85%	7.05%
Net Principal Charge-off Rates	3.47%	5.89%	6.25%	7.03%	6.34%
      Prior to December 1, 2003 net charge-offs included recoveries related to finance charge and fee write-offs. After November 30, 2003, we excluded recoveries related to finance charge and fee write-offs from net charge-offs. Net charge-offs reflect only recoveries of principal after November 30, 2003. See “Summary Yield Information.”
      We discuss the economic factors that affect the performance of the Accounts, including charge-offs, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
      Summary Payment Rate Information. The monthly payment rate for the Accounts is calculated by dividing monthly collections by the Receivables in the Accounts as of the beginning of the month. The average monthly payment rate for each period shown is calculated by dividing the sum of individual monthly payment rates by the number of months in the period. The Accounts have had the following historical monthly payment rates:

	Eight Months
	Ended	Twelve Months Ended December 31,
	August 31,
	2006	2005	2004	2003	2002

Lowest Monthly Payment Rate	20.29%	18.99%	18.19%	16.60%	15.93%
Highest Monthly Payment Rate	22.87%	21.33%	20.07%	18.96%	17.90%
Average Monthly Payment Rate	22.03%	20.59%	19.27%	18.15%	17.25%
      Minimum Monthly Payment and Full Balance Payment Rates. Discover Bank calculates the monthly rate of cardmembers that made only the contractual monthly minimum payment due as a percentage of the total Accounts as of the beginning of the month. Discover Bank calculates the monthly rate of cardmembers that paid their full balance due as a percentage of the total Accounts as of the beginning of the month. The rates below are the average of monthly rates for the period shown.

Eight Months
Ended
August 31,
2006

Minimum Monthly Payment Rate	3.94%
Full Balance Payment Rate	14.50%

      Balance Reductions. The Accounts in the trust may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. As of the eight months ended August 31, 2006, the average monthly balance reduction rate for the Accounts in the trust attributable to such returns and cardmember fraud was 0.64%.
Static Pool Information
      Static pool information (trust delinquency rates, charge-off rates, payment rates and yield) regarding the historical performance of the receivables for the Accounts based on the date of their origination can be found at the internet website http://www.discoverfinancial.com/absdata. All static pool information regarding the performance of the receivables shown on the website for periods prior to January 1, 2006, will not be a part of or incorporated by reference into this prospectus supplement, the accompanying prospectus, or the registration statement relating to the Certificates. Static pool information for periods after January 1, 2006 will be a part of or are incorporated by reference in this prospectus supplement, the accompanying prospectus, and the registration statement related to the Certificates. Certain non-material historical data with respect to static pool information for periods prior to January 1, 2006 is not available and cannot be obtained without unreasonable expense or effort. With respect to such non-material information, certain data is presented as estimates, which are based on reasonable assumptions from concurrent data.
Timing of Principal Payments
      Minimum Monthly Payment Rates. Whether the trust can repay your principal in full at the expected maturity of your certificates will depend on the yield, the gross charge-off rate and the monthly payment rate for the Receivables in the trust, and certain other factors. The trust will need a minimum monthly payment rate of 9.14% to pay Class A principal in full on September 15, 2011, or the next business day, and a minimum payment rate of 6.29% in September 2011 to pay Class B principal in full on October 15, 2011, or the next business day, assuming:

•	a yield of 16.41% per year, which is the annualized aggregate yield for the Accounts in the trust, excluding recoveries and interchange, for the eight months ended August 31, 2006, as shown in the chart “Summary Yield Information” above;

•	a net charge-off rate of 3.47% per year, which is the annualized aggregate net charge-off rate for the Accounts for the eight months ended August 31, 2006, as shown in the chart “Summary Charge-Off Information” above;

•	that the level of Principal Receivables in the trust remains above the minimum levels required by the Pooling and Servicing Agreement;

•	that this series is not receiving collections and other income that were originally allocated to another series;

•	that no Amortization Event occurs; and

•	that the master servicer does not elect to defer the start of the Accumulation Period.
      The Accounts’ actual yield, charge-off rate and monthly payment rate, and the amount of outstanding Principal Receivables in the trust, will depend on a variety of factors, including, without limitation, seasonal variations, extensions and other modifications of payment terms, availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, Discover Bank cannot assure you that the trust will be able to pay Class A principal in full at maturity or that it will be able to pay Class B principal in full at maturity.
      Economic Early Amortization Events. The Series Supplement will provide that an Amortization Event will occur on any distribution date on which:

•	the three-month rolling average Series Excess Spread is less than zero;

•	the three-month rolling average Interchange Subgroup Excess Spread is less than zero; and

•	the three-month rolling average Group Excess Spread is less than zero.
      However, at any time that all outstanding series are eligible for allocations of interchange, the Interchange Subgroup Excess Spread will not be computed separately and an Amortization Event will occur on any distribution date on which the three-month rolling average Series Excess Spread and the three-month rolling average Group Excess Spread are both less than zero.
      Series Excess Spread means, generally, for any distribution date with respect to this series:

•	the sum of the Class A and Class B Finance Charge Collections, interchange and Investment Income, minus

•	the sum of —

•	Class A and Class B monthly interest;

•	Class A and Class B monthly servicing fees;

•	Class A and Class B monthly charge-offs; and

•	the Credit Enhancement Fee,
in each case for the distribution date. Group Excess Spread for any distribution date is the sum of the Series Excess Spreads for each series in the group minus,

•	for any series that has a subordinated interest rate swap, any payment made by the trust pursuant to that interest rate swap; and minus

•	for so long as not all outstanding series are eligible for allocations of interchange, the amount of interchange allocated to such series if the Series Excess Spread for such series is otherwise positive; provided that if deducting interchange would make the Series Excess Spread for such series negative, then the Series Excess Spread will be deemed to be zero.
      For any series comprised of subseries, each subseries is treated as a separate series for purposes of determining the Series Excess Spreads for each series in the group and the Interchange Subgroup Excess Spread and the Group Excess Spread. You should review the more precise definition of “Series Excess Spread” in the glossary of terms in this prospectus supplement.
      The three-month average Interchange Subgroup Excess Spread, as an annualized percentage of the Series Investor Interest for all series entitled to allocations of interchange was 8.97% for the distribution date in September 2006, without giving effect to the issuance of this series. Interchange Subgroup Excess Spread for any distribution date means the sum of:

•	all amounts deposited into the Group Interchange Reallocation Account for all series to which interchange is allocated, which reflects the maximum amount of Series Excess Spread for such series that is related to interchange; and

•	the Interchange Subgroup Allocable Group Excess Spread, which represents the portion of the Group Excess Spread attributed to all series to which interchange is allocated.
      If the Group Excess Spread is positive, the Interchange Subgroup Allocable Group Excess Spread is:

•	the Group Excess Spread; multiplied by

•	the sum of the Series Investor Interests for all series in Group One to which interchange is allocated; divided by

•	the sum of the Series Investor Interests for all series in Group One.

      If the Group Excess Spread is negative, the Interchange Subgroup Allocable Group Excess Spread is:

•	the Group Excess Spread; multiplied by

•	the sum of the Series Excess Spreads for each series allocated interchange in Group One for which the Series Excess Spread was negative; divided by

•	the sum of the Series Excess Spreads for each series in Group One for which the Series Excess Spread was negative.
      The three-month rolling average Group Excess Spread Percentage for Group One was 5.24% for the distribution date in September 2006, without giving effect to the issuance of this series. The Group Excess Spread Percentage equals:

•	the Group Excess Spread, multiplied by twelve; divided by

•	the sum of the Series Investor Interests for all series, including any subseries, in Group One.
      For purposes of calculating the Group Excess Spread Percentage, the sum of the Series Investor Interests for all series shall include the Series Investor Interest for this series beginning with the distribution date in November 2006 and the investor interest of any additional certificates issued in this series beginning with the distribution date in the month following the issuance of such additional certificates.
      If this series had been issued and outstanding from June 1, 2006 through August 31, 2006, its three-month average Series Excess Spread for the distribution date in September 2006 as a percentage of the Series Investor Interest would have been higher than the three-month average Group Excess Spread Percentage, and if such Series Excess Spread were determined without including interchange, it also would have been higher than such Group Excess Spread Percentage because the weighted average interest rate for this series would have been lower than the weighted average interest rates for all series in Group One.
      If an Amortization Event occurs because of declines in Group Excess Spread, in Interchange Subgroup Excess Spread and in Series Excess Spread, or otherwise, the trust will begin to repay principal on the distribution date in the following calendar month. For a description of other Amortization Events, see “The Certificates — Amortization Events.” Discover Bank cannot predict how much principal the trust will pay to you on any distribution date after an Amortization Event, or when you will receive your final principal payment. If deficiencies in Series Excess Spread cause the Available Subordinated Amount or the Available Class B Credit Enhancement Amount to be reduced to zero, you may not receive all of your interest, or you may lose a portion of your principal.
      Minimum Principal Receivables Balance. After giving effect to the issuance of this series, the Minimum Principal Receivables Balance for the trust as of September 26, 2006, would be $27,108,648,387.10. The actual amount of Principal Receivables in the trust as of August 31, 2006, was $33,659,723,784.83, which exceeds the Minimum Principal Receivables Balance by $6,551,075,397.73. The excess of Principal Receivables over the Minimum Principal Receivables Balance as of such date reflects 19.46% of the total amount of Principal Receivables in the trust. The Minimum Principal Receivables Balance increases with the issuance of each new series and declines during the Accumulation Period and as each outstanding series is paid. If an Amortization Event occurs because of declines in the amount of Principal Receivables in the trust, the trust will begin to repay principal on the distribution date in the following calendar month. For a description of other Amortization Events, see “The Certificates — Amortization Events.” Discover Bank cannot predict how much principal the trust will pay to you on any distribution date after an Amortization Event, or when you will receive your final principal payment. Certain enhancement features in the trust, including the calculation of the Class Percentages for Principal Collections and Finance Charge Collections following an Amortization Event, require the trust to continue to maintain an aggregate amount of Principal Receivables with respect to each series that is equivalent to the amount required to be maintained on the date an Amortization Event occurs. A significant decline in the level of Principal Receivables supporting each series may reduce the benefit of these enhancements and you may not receive all of your interest, or you may lose a portion of your principal.

Composition and Historical Performance
of the Discover Card Portfolio
General
      Except to the extent we specifically identify information as relating to the Accounts in the trust, all of the information describing the composition and historical performance of Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio as a whole, and not only that of the Accounts in the trust. Discover Bank has no statistical or other basis for determining the effects, if any, of the selection process, although Discover Bank believes that the Accounts in the trust are representative of the Discover Card portfolio in all material respects. Discover Bank cannot assure you, however, that the Accounts will perform similarly to the Discover Card portfolio. Discover Bank also cannot assure you that the historical performance of the Discover Card portfolio will be representative of its performance in the future. See “The Accounts — Billing and Payments,” “Risk Factors — Interest on the Receivables and Interest on the Certificates Accrue at Different Rates” and “Risk Factors — Payments, Generation of Receivables and Maturity.”
Composition and Distribution of the Discover Card Portfolio
      Geographic Distribution. The Discover Card portfolio is not highly concentrated geographically. As of August 31, 2006, the following nine states comprised at least 50% of the receivables balances:

Percentage
of Total
State	Receivables

California	9.3%
Texas	8.7%
New York	6.8%
Florida	5.7%
Illinois	5.6%
Pennsylvania	4.9%
Ohio	4.6%
Michigan	3.7%
New Jersey	3.6%
Other States	47.1%

Total	100.0%

      Since the largest amounts of outstanding receivables were with cardholders whose billing addresses were in California, Texas, New York, Florida, Illinois, Pennsylvania, Ohio, Michigan and New Jersey, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables.
      Credit Limit Information. As of August 31, 2006, the accounts in the Discover Card portfolio had the following credit limits:

	Receivables	Percentage		Percentage
	Outstanding	of Total	Number of	of Total
Credit Limit	($000’s)	Receivables	Accounts	Accounts

Less than or equal to $5,000.00	$6,680,216	14.8%	11,886,950	27.9%
$5,000.01 to $10,000.00	$17,286,456	38.4%	16,431,485	38.5%
$10,000.01 to $15,000.00	$16,307,278	36.2%	12,780,905	30.0%
Over $15,000.00	$4,770,238	10.6%	1,525,712	3.6%

Total	$45,044,188	100.0%	42,625,052	100.0%

      Seasoning. As of August 31, 2006, 89.3% of the accounts in the Discover Card portfolio were at least 24 months old. The ages of accounts in the Discover Card portfolio as of August 31, 2006 were distributed as follows:

	Percentage	Percentage
	of Total	of Total
Age of Accounts	Accounts	Receivables

Less than 12 Months	5.6%	11.8%
12 to 23 Months	5.1%	6.5%
24 to 35 Months	4.6%	4.1%
36 to 47 Months	5.7%	5.6%
48 to 59 Months	6.0%	5.5%
60 Months and Greater	73.0%	66.5%

Total	100.0%	100.0%

      Summary Current Delinquency Information. As of August 31, 2006, the accounts in the Discover Card portfolio had the following delinquency statuses:

	Receivables	Percentage
	Outstanding	of Total
	($000’s)	Receivables

Total Receivables	$45,044,188	100.0%

Receivables Delinquent:
30 to 59 Days	$471,778	1.1%
60 to 89 Days	$327,138	0.7%
90 to 119 Days	$277,131	0.6%
120 to 149 Days	$223,541	0.5%
150 to 179 Days	$192,552	0.4%
Over 180 Days	$—	0.0%

Total Delinquent	$1,492,140	3.3%

      We discuss the economic factors that affect the performance of the Discover Card portfolio, including delinquencies, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
Summary Historical Performance of the Discover Card Portfolio
      Summary Historical Receivable Information. The accounts in the Discover Card portfolio generated the following receivables:

		As of November 30,
	As of August 31,
	2006	2005	2004	2003

Total Receivables Balance of the Discover Card Portfolio ($000)	$45,044,188	$44,241,675	$45,662,929	$46,124,512

      Summary Yield Information. Discover Bank calculates the monthly yield for the Discover Card portfolio by dividing the monthly finance charges billed by beginning monthly balance multiplied by twelve. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, overlimit fees and other miscellaneous fees, all net of write-offs. Discover Bank also allocates to investors recoveries and, to the extent applicable, interchange, which are treated similarly to finance charges. See “The Accounts — Composition and Historical Performance of the Accounts.” The aggregate yield is the average of monthly yields annualized for each period shown. The annualized aggregate yield for the Discover Card portfolio is summarized as follows:

		Twelve Months Ended
	Nine Months	November 30,
	Ended
Aggregate Yields	August 31, 2006	2005	2004	2003

Yield Excluding Recoveries and Interchange	14.63%	13.81%	14.16%	14.39%
Yield Including Recoveries and Excluding Interchange	15.63%	14.72%	14.98%	15.09%
Yield from Interchange	3.09%	2.77%	2.56%	2.22%
      Summary Charge-Off Information. The aggregate charge-off percentages expressed below are the average of the monthly annualized charge-off percentages for each period shown. The accounts in the Discover Card portfolio have had the following historical aggregate charge-off amounts and aggregate charge-off percentages:

	Nine Months	Twelve Months Ended November 30,
	Ended
	August 31, 2006	2005	2004	2003

Gross Principal Charge-offs ($000)	$1,635,721	$2,774,016	$3,122,182	$3,598,885
Net Principal Charge-offs ($000)	$1,304,915	$2,368,120	$2,752,198	$3,259,478
Gross Principal Charge-off Rates	4.95%	6.20%	6.94%	7.47%
Net Principal Charge-off Rates	3.95%	5.30%	6.12%	6.77%
      Prior to December 1, 2003 net charge-offs included recoveries related to finance charge and fee write-offs. After November 30, 2003, we excluded recoveries related to finance charge and fee write-offs from net charge-offs, which reflects only recoveries of principal. Net charge-offs reflect only recoveries of principal after November 30, 2003. See “Summary Yield Information.”
      We discuss the economic factors that affect the performance of the Discover Card portfolio, including charge-offs, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
      Summary Payment Rate Information. Discover Bank calculates the monthly payment rate by dividing monthly cardmember remittances by the cardmember receivable balance outstanding as of the beginning of the month. Discover Bank calculates the average monthly payment rate for a period by dividing the sum of individual monthly payment rates for the period by the number of months in the period. The accounts in the Discover Card portfolio have had the following historical payment rates:

		Twelve Months Ended
	Nine Months	November 30,
	Ended
	August 31, 2006	2005	2004	2003

Lowest Monthly Payment Rate	18.83%	17.82%	17.15%	15.84%
Highest Monthly Payment Rate	21.18%	19.89%	18.91%	18.04%
Average Monthly Payment Rate	20.09%	19.21%	18.20%	17.11%

The Certificates
      This summary is not a complete description of the terms of the certificates. You should refer to the Pooling and Servicing Agreement and the Series Supplement for a more complete description.
Invested Amounts
      Your certificate will initially have an invested amount equal to its face principal amount. Your invested amount will decrease by:

•	the amount of principal the trust pays you,

•	the amount of any investor loss you suffer if the trust cannot fully reimburse the charge-offs allocated to your certificate, including, if you own a Class B Certificate, increased charge-offs because of the way the trust applies the subordination provisions of this series,

•	the amount of any investor loss you suffer if the trust sells Receivables to make its final payment to you and the proceeds from that sale are not sufficient to pay your outstanding principal and interest in full, and

•	the amount of losses of principal on investments of funds on deposit in the Series Principal Funding Account for the benefit of your certificate.
      The Class A Invested Amount will initially be $500,000,000, and the Class B Invested Amount will initially be $26,316,000. These Class Invested Amounts will equal the face principal amounts of all certificates in the class. Like the invested amount of your certificate, the Class Invested Amounts will decrease by the amount of principal the trust pays to all investors in the class, by the class’s share of investor losses due to unreimbursed charge-offs  — including, for Class B, charge-offs arising by application of the subordination provisions for this series — or insufficient proceeds from a sale of Receivables, and by the class’s share of losses of principal on investments of funds on deposit in the Series Principal Funding Account. The Series Invested Amount equals the sum of the Class A Invested Amount and Class B Invested Amount.
Issuance of Additional Certificates
      Discover Bank may direct the trustee to increase the principal amount of certificates of this series from time to time subject to the satisfaction of the following conditions:

•	The Class Invested Amounts of the Class A Certificates and Class B Certificates will each be increased proportionately from their initial levels.

•	Discover Bank will notify the trustee, in writing, at least three days in advance of the proposed increase.

•	Discover Bank will obtain, and deliver to the trustee, written confirmation from the rating agencies that they will not, as a result of the increase, change the rating of any class of any series outstanding at the time of the increase and that they will rate the additional certificates the same as those then outstanding in this series.

•	Discover Bank will arrange for the payment of an additional amount to increase the credit enhancement for this series so that the amount on deposit in the Credit Enhancement Account, after giving effect to the increase, represents the same percentage of the Series Investor Interest that the original amount on deposit in the Credit Enhancement Account, plus any amounts deposited in the Credit Enhancement Account as a result of a Supplemental Credit Enhancement Event or an Effective Alternative Credit Support Election, represented of the original Series Investor Interest.

•	The Available Subordinated Amount will be increased proportionally from its initial level (or, if a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election has been made, from its initial level plus the Supplemental Subordinated Amount or Additional Subordinated Amount, as applicable).

•	Discover Bank will not be required to designate additional accounts as trust accounts as a result of the increase in the principal amount of certificates of this series.

•	No Amortization Event will have occurred for this series.

•	No additional certificates will be issued with more than de minimis original issue discount.
      If the trust issues additional certificates in this series, then after the date of such issuance, references to initial Series Investor Interest will include the face amount of such additional certificates.
Investor Interests
      Your investor interest is your interest in Principal Receivables in the trust. During the Revolving Period, your investor interest will equal your invested amount. During the Accumulation Period and any Amortization Period, your investor interest will equal your invested amount minus funds on deposit in the Series Principal Funding Account to pay your principal. Accordingly,

•	the Class A Investor Interest equals the Class A Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class A principal;

•	the Class B Investor Interest equals the Class B Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class B principal; and

•	the Series Investor Interest equals the sum of the Class A Investor Interest and the Class B Investor Interest.
Interest Payments
      The trust will pay you interest on the 15th day of each month, or the next business day, beginning in November 2006.
      The interest payment for the November 15, 2006 interest payment date will include accrued interest from and including October 3, 2006 to but excluding November 15, 2006. Interest for each other interest payment date will accrue from and including the previous interest payment date to but excluding the current interest payment date. The month-long period before each interest payment date is the interest accrual period for that interest payment date. If any interest payment date is not a business day, the trust will pay interest to you on the following business day. The trust will pay you interest on each interest payment date only to the extent that it has allocated funds for this payment in accordance with the cash flows for this series. See “The Certificates — Cash Flows.”
      The trust will generally pay you interest on your invested amount at the interest rate for your class for the related interest accrual period. The interest rate for your class will be based on one-month LIBOR. The trustee will determine the new interest rate for your certificates two business days before each interest accrual period begins. The new interest rate will apply as of the first day of each interest accrual period. The Glossary of Terms in this prospectus supplement sets out with greater specificity the procedure used by the trustee to determine LIBOR. In general, the trust calculates the monthly interest deposit for each class by multiplying:

•	the Class Invested Amount by;

•	the interest rate for the class — LIBOR plus 0.03% for Class A and LIBOR plus 0.14% for Class B — for the related interest accrual period and dividing this amount by;

•	360 divided by the actual number of days in the related interest accrual period.
      The trust will pay your interest on each interest payment date from the funds deposited into the Series Interest Funding Account since the previous interest payment date, or for the first interest payment date, since October 3, 2006.
      The trust will make its first interest payment with respect to any additional certificates issued in this series on the distribution date in the calendar month following the date on which such additional certificates were issued. These additional certificates will accrue interest from the distribution date in the calendar month in which the additional certificates were issued or, if the Series Closing Date occurs in the same calendar month in which the additional certificates were issued, from the Series Closing Date. Even if additional certificates are outstanding on the distribution date in the calendar month in which they are issued, they will not be included for purposes of determining the monthly interest payable by the trust for this series on that distribution date.
      In very limited circumstances, your interest payment may include amounts in addition to the amounts described above. You will only receive these additional amounts:

•	if the trust could not make your full interest payment on the prior interest payment date; or

•	if you suffered an investor loss that caused the trust to pay interest to you based on an invested amount that was reduced by the amount of that loss, and the trust subsequently reimbursed that loss.
      These additional amounts which the trust will pay, to the extent they are available, in the same priority and from the same funds that it pays interest generally, may include penalties and other payments intended to compensate you for the previous interest payment shortfalls.
Principal Payments
      The trust will pay you principal in one payment on the Class A expected maturity date or the Class B expected maturity date, as applicable, subject to the conditions and exceptions set forth below. The trust will not pay principal to Class B investors until it has made the final principal payment to Class A investors. The trust will not pay you principal that exceeds your invested amount.
      Revolving Period. The trust will not pay principal to you during the Revolving Period.
      Accumulation Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Accumulation Period as set forth in steps (39), (40), (42) and (43) of the cash flows for this series. These funds will generally include:

•	Series Principal Collections, minus

•	Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series; and

•	Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

•	all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22), (24), (32) and (34) of the cash flows for this series;

•	similar funds from other series; and

•	any similar funds retained in the Collections Account on the previous distribution date in step (47) of the cash flows for this series.
      The trust will pay Class A principal in a lump sum on the Class A expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class A Invested Amount in full on that date, an Amortization Event will occur. If the trust does pay all Class A principal on the Class A expected maturity date, it will pay Class B principal in a lump sum on the Class B expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class B Invested Amount in full on that date, an Amortization Event will occur.

      Amortization Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Amortization Period as set forth in steps (39) and (40) of the cash flows for this series. These funds will generally include:

•	Series Principal Collections, minus

•	Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series and

•	Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

•	all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22), (24), (32) and (34) of the cash flows for this series; and

•	any similar funds retained in the Collections Account on the previous distribution date in step (38) of the cash flows for this series.
      The trust will pay Class A principal on each distribution date of the Amortization Period using funds from the Series Principal Funding Account, until the Class A Invested Amount has been reduced to zero, and will then use funds from the Series Principal Funding Account to pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero.
      Variable Accumulation Period. Discover Bank, as master servicer, may elect to delay the start of the Accumulation Period, and extend the length of the Revolving Period, if:

•	the master servicer has delivered to the trustee a certificate to the effect that the master servicer reasonably believes that delaying the start of the Accumulation Period will not delay payments of Class A principal and Class B principal to investors;

•	Standard & Poor’s and Moody’s have advised the master servicer that they will not lower or withdraw their ratings on the trust’s outstanding certificates because of the delay;

•	the master servicer increases the amount of principal that the trustee will deposit into the Series Principal Funding Account each month, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Class A investors on the distribution date in September 2011;

•	the Accumulation Period will start no later than August 1, 2011; and

•	the master servicer makes this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.
      The master servicer may elect to delay the start of the Accumulation Period because it believes that the trust will be able to reallocate principal from other series to this series to make larger monthly principal deposits into the Series Principal Funding Account. However, if an Amortization Event occurs, this series will not be entitled to receive principal reallocated from other series. Accordingly, if the master servicer elects to delay the start of the Accumulation Period and an Amortization Event occurs, you may receive some of your principal later than you would have received it if the start of the Accumulation Period had not been delayed. For an example of other possible consequences of an Amortization Event, see “The Accounts — Timing of Principal Payments — Economic Early Amortization Events.”
Investor Accounts
      The trustee has established or will establish the following accounts in the name of the trust:

•	the Collections Account;

•	the Group One Collections Account;

•	the Group One Principal Collections Reallocation Account;

•	the Group One Finance Charge Collections Reallocation Account;

•	the Group One Interchange Reallocation Account;

•	the Series Collections Account;

•	the Series Principal Collections Account;

•	the Series Distribution Account;

•	the Series Interest Funding Account and;

•	the Series Principal Funding Account.
      Each of these accounts will be a segregated trust account established with the trustee or a Qualified Institution — i.e., a bank satisfying certain rating agency criteria, as described in the glossary of terms. The master servicer has the revocable power to instruct the trustee to make withdrawals from any investor account — with the exception of the Series Principal Funding Account, which will be under the sole dominion and control of the trustee for the benefit of the investors — to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The paying agent, which will initially be the trustee, will have the revocable power to withdraw funds from the Series Distribution Account, the Series Interest Funding Account and the Series Principal Funding Account to make distributions to the investors. A successor paying agent may be appointed in the future.
      The trustee may only invest funds on deposit in any investor account in Permitted Investments. We describe these Permitted Investments in the glossary of terms.
Class Finance Charge Collections
      The trust allocates Finance Charge Collections to each class of this series on each distribution date by multiplying the Finance Charge Collections received in the prior calendar month by the Class Percentage for that class:
Class Finance Charge Collections = Class Percentage × Finance Charge Collections
      The Class Percentage for any distribution date will be based on either:

•	in the Revolving Period, in the Accumulation Period and, if Discover Bank has made an Effective Alternative Credit Support Election, in the Amortization Period, the Class Investor Interest as of the first day of the prior calendar month; or

•	in the Amortization Period, if Discover Bank has not made an Effective Alternative Credit Support Election, the Class Investor Interest as of the end of the last business day in the calendar month preceding the month in which an Amortization Event occurred, and will also be affected by either (1) the total amount of Principal Receivables in the trust or (2) the aggregate size of the Class Investor Interests for all outstanding series — in each case, as of the first day of the prior calendar month — whichever amount is greater.
      As the trust deposits principal into the Series Principal Funding Account, we expect this series to receive fewer Finance Charge Collections in each month to reflect:

•	its declining interest in the Receivables in the trust;

•	its correspondingly smaller allocation of charge-offs; and

•	the availability of investment income from the Series Principal Funding Account, which the trust will use to pay interest on this series.
      However, if an Amortization Event occurs, unless Discover Bank has made an Effective Alternative Credit Support Election and has caused the credit enhancement for this series to be increased, the size of the

Class Investor Interest for each class in this series will be deemed to be fixed at the size each was at before the Amortization Event occurred, for purposes of calculating the amount of Finance Charge Collections the trust allocates to each class of this series each month. You should review clauses (iv) and (v) of the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates these pro rata shares.
Other Income — Interchange and Investment Income
      The Series Supplement permits the trust to use funds from other sources in the same way it uses Series Finance Charge Collections. These amounts are:
      Class Interchange. The trust allocates interchange to each class of this series on each distribution date by multiplying:

•	interchange for the distribution date; by

•	the Class Percentage with respect to interchange for that class.
      This interchange will equal a pro rata share of the interchange for the trust, based on the Class Investor Interest on the first day of the month preceding the distribution date. You should review the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.
      Investment Income. During the Accumulation Period, Discover Bank expects the trust to earn investment income on the funds in the Series Principal Funding Account. The trust will allocate these funds to this series, up to the amount of interest that the trust will pay to investors. The trust will pay any excess investment income to Discover Bank.
Class Principal Collections
      The trust allocates Principal Collections to each class of this series on each distribution date by multiplying the Principal Collections received in the prior calendar month by the Class Percentage for that class:
      Class Principal Collections = Principal Collections × Class Percentage
      The Class Percentage of Principal Collections will generally be based on:

•	the Class Investor Interest on the first day of the calendar month preceding the distribution date, during the Revolving Period and, before a Fixed Principal Allocation Event occurs, during the Accumulation Period; or

•	if a Fixed Principal Allocation Event has occurred, the Class Investor Interest as of the end of the last business day in the calendar month before the Fixed Principal Allocation Event occurred, during the Accumulation Period and the Amortization Period.
      In general, Discover Bank expects this series to receive a smaller allocation of Principal Collections in each month of the Accumulation Period to reflect its declining interest in Principal Receivables in the trust. However, if a Fixed Principal Allocation Event occurs, the size of the Class Investor Interest for each class in this series will be deemed to be fixed at the size each was at before this event occurred, for purposes of calculating the amount of Principal Collections the trust allocates to each class of this series each month. In general, a Fixed Principal Allocation Event may occur:

•	if this series would not be able to make its principal deposits on time even using the amounts from other series that would be available to it;

•	if the master servicer elects to cause a Fixed Principal Allocation Event to occur; or

•	if an Amortization Event occurs.

      You should review clauses (ii) and (iii) of the definition of “Class Percentage” and the definition of “Fixed Principal Allocation Event” in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates this series’ share of Principal Collections and when a Fixed Principal Allocation Event will occur.
Class Charge-Offs and Investor Losses
      The trust allocates charge-offs to each class of this series on each distribution date by multiplying

•	the amount of Receivables in the trust that the servicer charged off as uncollectible during the previous calendar month; minus

•	the cumulative, uncollected amount of these Receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees, late payment charges and other miscellaneous fees; and

•	the amount of these Receivables repurchased by Discover Bank during that month because they were in accounts that contained Receivables that were not Eligible Receivables; by

•	the Class Percentage with respect to the Charged-Off Amount for that class.
      These class charge-offs will equal a pro rata share of the Charged-Off Amount for the trust, based on the Class Investor Interest on the first day of the calendar month preceding the distribution date. You should review clause (i) of the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.
      The Class B charge-offs will also increase by

•	the amount of Class B Principal Collections that the trust uses to pay Class A interest and reimburse Class A charge-offs in steps (6) and (7) of the cash flows for this series; and

•	the amount of the Class B Investor Interest used to reimburse Class A charge-offs in step (13) of the cash flows for this series.
      If the trust cannot reimburse all of the class charge-offs for either class in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any distribution date are an investor loss, and the trust reduces the Class Investor Interest and the Class Invested Amount for each class by the amount of its investor loss. To the extent that the trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the Class Invested Amount. The trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus

•	the aggregate amount of principal paid to investors in that class before the distribution date;

•	in the case of the Class Investor Interest, the amount on deposit in the Series Principal Funding Account for that class; and

•	the aggregate amount of losses on investments of principal funds on deposit in the Series Principal Funding Account for that class.
      If the trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. This additional interest will be paid as part of Class A interest in steps (2), (3), (6), (11), (21) and (31) of the cash flows for this series, and as part of Class B interest in steps (8), (9), (14), (17), (23) and (33) of the cash flows for this series. If the Class Investor Interest is reduced to zero on any distribution date, it will not be reinstated.

Subordination of the Class B Certificates — Class A Credit Enhancement
      The Class B Certificates are subordinated to the Class A Certificates up to a specified dollar amount, known as the Available Subordinated Amount. The initial Available Subordinated Amount is $65,789,500, which is 12.5% of $526,316,000. The Available Subordinated Amount will decrease to the extent that:

•	the trust uses Class B Finance Charge Collections, interchange allocated to Class B and Class B Principal Collections to pay Class A interest and servicing fees in steps (6) and (11) and to reimburse Class A charge-offs in steps (7) and (12) of the cash flows for this series; and

•	the trust reallocates Class B Investor Interest to reimburse Class A charge-offs in step (13) of the cash flows for this series.
      The Available Subordinated Amount will increase by:

•	the amount by which

•	Class A Finance Charge Collections and other Class A income exceed Class A interest and servicing fees; and

•	Class B Finance Charge Collections and interchange allocated to Class B exceed Class B interest and servicing fees;

•	the amount of funds from the Group One Finance Charge Collections Reallocation Account that the trust uses

•	to pay Class B interest and servicing fees in step (23) of the cash flows for this series;

•	to reimburse Class B charge-offs in step (24) of the cash flows for this series; and

•	to increase the Available Class B Credit Enhancement Amount in step (27) of the cash flows for this series;

•	the amount of funds from the Group One Interchange Reallocation Account that the trust uses

•	to pay Class B interest and servicing fees in step (33) of the cash flows for this series;

•	to reimburse Class B charge-offs in step (34) of the cash flows for this series; and

•	to increase the Available Class B Credit Enhancement Amount in step (37) of the cash flows for this series;

•	if the trust issues additional certificates in this series, an amount equal to:

•	the face amount of such additional certificates multiplied by

•	the initial Available Subordinated Amount divided by

•	the initial Series Investor Interest determined without including the additional certificates.
      If a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election has been made before the additional issuance, the Supplemental Subordinated Amount or the Additional Subordinated Amount, as applicable, will be added to the initial Available Subordinated Amount for purposes of determining the amount of the increase related to the additional issuance.

•	0.5% of the initial Series Investor Interest after a Supplemental Credit Enhancement Event, if Discover Bank has not made an Effective Alternative Credit Support Election;

•	4.5% of the initial Series Investor Interest after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has occurred; and

•	5.0% of the initial Series Investor Interest after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has not occurred.

      However, the Available Subordinated Amount will never exceed:

•	12.5% of the initial Series Investor Interest before Discover Bank has made an Effective Alternative Credit Support Election and before a Supplemental Credit Enhancement Event occurs;

•	13.0% of the initial Series Investor Interest after a Supplemental Credit Enhancement Event occurs but before Discover Bank has made an Effective Alternative Credit Support Election; or

•	17.5% of the initial Series Investor Interest after Discover Bank has made an Effective Alternative Credit Support Election.
      A Supplemental Credit Enhancement Event will occur if Standard & Poor’s withdraws or reduces below BBB-the long-term debt or deposit rating of Discover Bank.
The Credit Enhancement Account
      Discover Bank, the trustee and Discover Receivables Financing Corporation, which we refer to as the Credit Enhancement Provider, will enter into a Credit Enhancement Agreement on the Series Closing Date. On the Series Closing Date, the Credit Enhancement Provider will deposit $39,473,700 into a cash collateral account, which we refer to as the Credit Enhancement Account. The Credit Enhancement Provider is not obligated to fund any additional amount into the Credit Enhancement Account after the closing. The trustee will hold this initial deposit in accordance with the Credit Enhancement Agreement. The Credit Enhancement Account may also be moved to a Qualified Institution. The funds on deposit in the Credit Enhancement Account will be held for the direct benefit of the Class B investors of this series and for the benefit of the Credit Enhancement Provider; their respective interests will be set out in the Series Supplement and the Credit Enhancement Agreement. The Credit Enhancement Provider will have only those liabilities and obligations expressly imposed on it by the Credit Enhancement Agreement. The trustee will act as administrator of the Credit Enhancement Account and will release funds for deposit into the investor accounts pursuant to instructions from the master servicer. There are no conditions on the use of the Credit Enhancement Account for the benefit of the Class B investors except situations in which the available amount in the credit enhancement account is less than the maximum credit enhancement amount (which would be a result of prior draws on the account).
      The trustee will invest the amounts on deposit in the Credit Enhancement Account in Permitted Investments selected by Discover Bank that mature on or before the immediately following distribution date. The trustee will pay all earnings on these investments, less investment losses and expenses, in accordance with the Credit Enhancement Agreement.
      On each distribution date, the trustee may withdraw funds from or deposit funds into the Credit Enhancement Account pursuant to the Series Supplement and the Credit Enhancement Agreement. The trustee will make credit enhancement drawings solely as set forth in steps (17) and (18) of the cash flows for this series. The trustee will make these drawings solely from amounts on deposit in the Credit Enhancement Account, and will not use any other assets of the Credit Enhancement Provider. The trustee will deposit funds into the Credit Enhancement Account as set forth in steps (16), (27) and (37) of the cash flows for this series, but only to the extent the Available Class B Credit Enhancement Amount — i.e., the amount available in the Credit Enhancement Account after giving effect to all deposits and withdrawals — is less than the Maximum Class B Credit Enhancement Amount.
      The Maximum Class B Credit Enhancement Amount — i.e., the maximum amount that the trustee may hold in the Credit Enhancement Account for the benefit of the Class B investors and the Credit Enhancement Provider — may increase if:

•	Discover Bank makes an Effective Alternative Credit Support Election;

•	a Supplemental Credit Enhancement Event occurs; or

•	the trust issues additional certificates of this series.

      The Maximum Class B Credit Enhancement Amount may also decrease during the Accumulation Period as the Series Investor Interest declines. The following table illustrates the maximum amount that will be available in the Credit Enhancement Account as of any distribution date:
Maximum Class B Credit Enhancement Amount

Series Closing Date	$39,473,700
Revolving Period —
Before an Effective Alternative Credit Support Election or a Supplemental Credit Enhancement Event	7.5% of the initial Series Investor Interest
After a Supplemental Credit Enhancement Event but before an Effective Alternative Credit Support Election	8.0% of the initial Series Investor Interest

After an Effective Alternative Credit Support Election	12.5% of the initial Series Investor Interest
Accumulation Period —
Before an Effective Alternative Credit Support Election or a Supplemental Credit Enhancement Event	7.5% of the Series Investor Interest as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest

After a Supplemental Credit Enhancement Event but before an Effective Alternative Credit Support Election	8.0% of the Series Investor Interest as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest

After an Effective Alternative Credit Support Election	12.5% of the Series Investor Interest as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest
Amortization Period —	The Maximum Class B Credit Enhancement Amount for the distribution date immediately preceding the Amortization Event
      An Alternative Credit Support Election is an election by Discover Bank to change the way the trust allocates Finance Charge Collections to the series during an Amortization Period. An Effective Alternative Credit Support Election is such an election that has become effective under the Series Supplement. If Discover Bank has not made an Effective Alternative Credit Support Election, the trust will allocate Finance Charge Collections to this series based on the Series Investor Interest at the end of the month before the Amortization Event. Following an Effective Alternative Credit Support Election, the trust will allocate Finance Charge Collections to this series on each distribution date during the Amortization Period based on the Series Investor Interest as of the first day of the month before each distribution date.
      To make an Effective Alternative Credit Support Election, Discover Bank must cause the Additional Credit Support Amount to be paid to the trustee for deposit in the Credit Enhancement Account. If the Alternative Credit Support Election does not become effective in accordance with the requirements of the Series Supplement, the trustee will return some or all of the Additional Credit Support Amount to the entity that funded the deposit.
      Discover Bank as servicer will, within 60 days of notice from Standard & Poor’s of a Supplemental Credit Enhancement Event, or a longer period that Standard & Poor’s agrees to, arrange to increase the amount on deposit in the Credit Enhancement Account by the Supplemental Credit Enhancement Amount to be paid by a person other than Discover Bank to the trustee as administrator of the Credit Enhancement Account. The trustee will apply the Supplemental Credit Enhancement Amount as provided in the Credit Enhancement

Agreement. Discover Bank may determine the form and the provider of the Supplemental Credit Enhancement Amount at the time it is to be paid, provided that Standard & Poor’s confirms that it will not withdraw or lower the rating of the certificates because of these arrangements.
      The trustee may terminate the Credit Enhancement Account and the Credit Enhancement Agreement without penalty if

•	the master servicer elects to replace this credit enhancement, and

•	the Rating Agencies agree that they will not lower or withdraw the ratings on the certificates if the master servicer replaces the credit enhancement.
      The replacement credit enhancement may consist of a letter of credit, a cash collateral account, a reserve account, a surety bond or an insurance policy or any combination thereof. Such replacement credit enhancement may not cause the ratings on the Certificates of this series to be lowered or withdrawn by the Rating Agencies.
      The Trust has the obligation to make payments to the Credit Enhancement Provider, as necessary, during the course of the loan and, upon the earlier to occur of the Series Termination Date or the day on which the Series Invested Amount is paid in full, to pay the unpaid principal balance of the credit enhancement from the amount on deposit in the Credit Enhancement Account. The amount on deposit in the Credit Enhancement Account may increase or decrease depending on (i) the Series Investor Interest, (ii) any deposit made by a credit enhancement provider as an additional credit enhancement loan, (iii) withdrawals from the Credit Enhancement Account in accordance with the cash flows for the benefit of the certificateholders, and (iv) deposits to the Credit Enhancement Account made from the cash flows to replenish any drawn amount related to withdrawals made as described in item (iii) above.
      If on the business day immediately preceding the distribution date, the Credit Enhancement Provider is unable to pay its debts as they become due, the trustee may not pay to or deposit for the Credit Enhancement Provider any amounts that are measured by reference to —

•	Class Finance Charge Collections and other income that exceed the required payments and reimbursements for that class,

•	Series Finance Charge Collections and other income that exceed the required payments and reimbursements for this series, or

•	the amount on deposit at any time in the Group One Finance Charge Collections Reallocation Account or the Group One Interchange Reallocation Account.
      However, if the replacement credit enhancement is funded credit enhancement — for example, a reserve account or cash collateral account — then the trustee may pay such amounts regardless of the financial condition of the Credit Enhancement Provider.
Derivative Instruments
      The trust has entered into, and in the future may enter into derivative agreements for certain series of certificates at the time of their issuance. The trust has not entered into a derivative agreement for this series of certificates.
Reallocations
      The series supplements relating to the other outstanding series in Group One provide that, under certain circumstances, collections originally allocated to one series in Group One may be reallocated to other series in Group One. For series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions. Discover Bank cannot assure you, however, that any funds will be available to be reallocated to this series. Discover Bank also cannot assure you that it will not move any series from its original group to another group. Interchange will only be reallocated to series that are eligible to receive allocations of interchange, which will generally be series issued on or after November 3, 2004.

      Although the series supplements do permit reallocations among series, the trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series or subseries to make all payments, deposits and reimbursements for that series or subseries, as applicable, before it reallocates them to other series or subseries. Accordingly, Series Finance Charge Collections and other income for this series will not be reallocated unless the trust has deposited all Class A and Class B interest and servicing fees, reimbursed all Class A and Class B charge-offs and increased the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. Similarly, the trust will not reallocate to other series any Series Principal Collections or amounts used to reimburse Class A and Class B charge-offs until the trust has made the scheduled principal deposit for this series, during the Accumulation Period, or until the trust has paid the Series Invested Amount in full, during the Amortization Period.
      We describe the reallocation priorities in “ — Cash Flows” below, and you should review those priorities.
Fees and Expenses Payable from Collections
      Certain fees and expenses of this series in connection with servicing and credit enhancement will be payable by the trust from the cash flows of this series, and in certain instances, from reallocations of collections from other series, in the manner and, generally, in the priority as set forth below:

Expense/Fee	Payee	Payment Source	Amount	Priority of Payment
Class A servicing fee	Master Servicer	Series Finance Charge Collections, Series Interchange, Class A Investment Income, Class B Principal Collections, funds reallocated from the Group One Finance Charge Collections Reallocation Account and funds reallocated from the Group One Interchange Reallocation Account (in all cases, if available and in accordance with applicable subordination provisions)	2% per annum of the Class A Investor Interest	See steps (2), (3), (6), (11), (21) and (31) under“The Certificates — Cash Flows‘
Class B servicing fee	Master Servicer	Series Finance Charge Collections, Series Interchange, Available Class B Credit Enhancement Amount, funds reallocated from the Group One Finance Charge Collections Reallocation Account and funds reallocated from the Group One Interchange Reallocation Account (in all cases, if available and in accordance with applicable subordination provisions)	2% per annum of the Class B Investor Interest	See steps (8), (9), (14), (17), (23) and (33) under “The Certificates — Cash Flows‘
Credit Enhancement Fee	Credit Enhancement Provider	Series Finance Charge Collections, Series Interchange, funds reallocated from the Group One Finance Charge Collections Reallocation Account and funds reallocated from the Group One Interchange Reallocation Account (in all cases, if available and in accordance with applicable subordination provisions)	The positive difference between (1) the interest payable to the Credit Enhancement Provider on such distribution date and (2) the interest and earnings (net of losses and investment expenses) accrued from investing the amount on deposit	See steps (19), (28) and (38) under“The Certificates — Cash Flows‘
      For specific priority within the cash flows, please see “— Cash Flows.” For a description of the servicing fee, see “Servicing — Servicing Compensation and Payment of Expenses” in the accompanying prospectus. For a description of the credit enhancement fee, see “Glossary of Terms — Credit Enhancement Fee” in this prospectus supplement.
Cash Flows
      In this section, we have summarized the cash flow provisions for this series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. You should review the complete cash flows in the form of Series Supplement that we filed with the registration statement for these securities. References to interest, servicing fees and charged-off amounts can include amounts that the trust did not fully pay, deposit or reimburse in prior months, and are therefore carried forward. Although the cash flows account for subordinate series, no subordinate series are currently outstanding.
      For series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions. Thus, each reference to other series in Group One or in the trust should be read to include each subseries as if such subseries were an independent series and each term used with respect to these series should be read to refer to that term as defined for each subseries. For example, when we refer to the “series investor interests for all series in Group One,” we would include, for Series 2006-2, the series investor interest for Subseries 1 of that series, the series investor interest for Subseries 2 of that series, and the series investor interest for Subseries 3 of that series.
      Funds Distributed to this Series. On or before each distribution date, Discover Bank as master servicer will direct the trustee to deposit into the Series Collections Account an amount equal to:

•	Series Finance Charge Collections for the preceding month;

•	Series Principal Collections for the preceding month; and

•	interchange allocated to this series on the distribution date.
The trustee will deposit funds into and distribute funds from the Series Collections Account as described below.
      Distribution and Application of Funds. On or before each distribution date, the master servicer will direct the trustee to allocate funds in the order set forth below, to the extent funds are available:

(1) Interest Deposit. If the trust has earned interest on the Series Principal Funding Account in the prior month, the trustee will deposit the investors’ share of this interest into the Series Collections Account.

(2) Class A Interest and Servicing Fees. The trust will use

•	Class A Finance Charge Collections and

•	other Class A income, if any, including interchange allocated to Class A and interest on the Series Principal Funding Account to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

(3) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in step (2), it will also use

•	funds available from a subordinate series, if any, to pay the shortfall to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

(4) Class A Charge-offs. The trust will use

•	Class A Finance Charge Collections remaining after step (2), and

•	other Class A income, if any, remaining after step (2)

to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

(5) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in step (4), it also will use

•	funds available to reimburse the shortfall from a subordinate series, if any,

to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

(6) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2) and (3), it will also use

•	Class B Finance Charge Collections,

•	other Class B income, including interchange allocated to Class B and

•	Class B Principal Collections

to deposit Class A interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees, and the trust will only use these Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

(7) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4) and (5), it will also use

•	Class B Finance Charge Collections remaining after step (6),

•	other Class B income remaining after step (6), and

•	Class B Principal Collections remaining after step (6)

to reimburse Class A charge-offs. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees minus the amount used in step (6), and the trust will only use Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

(8) Class B Interest and Servicing Fees. The trust will use

•	Class B Finance Charge Collections remaining after steps (6) and (7), and

•	other Class B income remaining after steps (6) and (7)

to deposit Class B interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount equal to:

•	the Class B interest and servicing fees, minus

•	the amount used in steps (6) and (7).
      (To the Series Distribution Account.)

(9) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in step (8), it will also use

•	funds remaining available after steps (3) and (5) to pay the shortfall from a subordinate series, if any to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(10) Class B Charge-offs. The trust will use

•	funds remaining available to reimburse charge-offs after steps (3), (5) and (9) from a subordinate series, if any,

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(11) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), and (6), it will also use

•	Class B Finance Charge Collections remaining after step (8), and

•	other Class B income remaining after step (8)

to deposit Class A interest and servicing fees. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

(12) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5) and (7), it will also use

•	Class B Finance Charge Collections remaining after step (11), and

•	other Class B income remaining after step (11)

to reimburse Class A charge-offs. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

(13) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7) and (12), it will reallocate

•	the Class B Investor Interest

to reimburse Class A charge-offs. The trust will only reallocate the Class B Investor Interest up to the Available Subordinated Amount; the Available Subordinated Amount and the Class B Investor Interest will decline and Class B charge-offs will increase by the amount used in this step. (To the Series Principal Collections Account.)

(14) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8) and (9), it will also use

•	Class A Finance Charge Collections remaining after step (4),

•	other Class A income remaining after step (4),

•	Class B Finance Charge collections remaining after step (12), and

•	other Class B income remaining after step (12)

to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(15) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in step (10), it will also use

•	Class A Finance Charge Collections remaining after step (14),

•	other Class A income remaining after step (14),

•	Class B Finance Charge Collections remaining after step (14), and

•	other Class B income remaining after step (14)

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(16) Credit Enhancement. The trust will use

•	Class A Finance Charge Collections remaining after step (15),

•	other Class A income remaining after step (15),

•	Class B Finance Charge Collections remaining after step (15), and

•	other Class B income remaining after step (15)

to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. The Available Subordinated Amount will increase by the amount deposited in this step. (To the Credit Enhancement Account.)

(17) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9) and (14), it will also use

•	the Available Class B Credit Enhancement Amount

to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(18) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in steps (10) and (15), it will also use

•	the Available Class B Credit Enhancement Amount remaining after step (17)

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(19) Credit Enhancement Fee. The trust will use

•	Class A Finance Charge Collections remaining after step (16),

•	other Class A income remaining after step (16),

•	Class B Finance Charge Collections remaining after step (16), and

•	other Class B income remaining after step (16)

to pay fees and interest to the Credit Enhancement Provider. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.)

(20) Reallocation to Other Series. The trust will reallocate

•	Class A Finance Charge Collections remaining after step (19),

•	other Class A income remaining after step (19),

•	Class B Finance Charge Collections remaining after step (19), and

•	other Class B income remaining after step (19)

minus, for so long as any series that is not eligible for allocations of interchange is outstanding, the amount of interchange allocated to this series (provided that the amount available in this step (20) shall not be reduced below zero), to pay or deposit interest and servicing fees and to reimburse charge-offs for other series in Group One. (To the Group One Finance Charge Collections Reallocation Account.)

(21) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6) and (11), it will also use

•	a pro rata share of funds from other series in the Group One Finance Charge Collections Reallocation Account

to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class A interest and servicing fees not deposited after step (11), divided by

•	the amount of Class A interest, servicing fees and similar amounts not deposited for all series in Group One after step (11) of the cash flows for each series, or an equivalent step.

(22) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) and (13), it will also use

•	a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (21) of the cash flows for each series, or an equivalent step,

to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class A charge-offs unreimbursed after step (13), divided by

•	the amount of Class A charge-offs unreimbursed for all series in Group One after step (13) of the cash flows for each series, or an equivalent step.

(23) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14) and (17), it will also use:

•	a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (22) of the cash flows for each series, or an equivalent step,

to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class B interest, servicing fees and similar amounts, if any, not deposited after step (17), divided by

•	the amount of Class B interest and servicing fees not deposited for all series in Group One after step (17) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(24) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in steps (10), (15), and (18), it will also use

•	a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (23) of the cash flows for each series, or an equivalent step,

to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class B charge-offs unreimbursed after step (18), divided by

•	the amount of Class B charge-offs unreimbursed for all series in Group One after step (18) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(25) Interest, Servicing Fees and Charge-offs for Other Series. If the trust cannot deposit the interest, servicing fees and similar amounts, or reimburse the charge-offs, for junior classes — such as Class C, if any — of all other series in Group One in accordance with earlier cash flows steps for those series, the trust will use

•	funds remaining in the Group One Finance Charge Collections Reallocation Account after step (24) of the cash flows for each series, or an equivalent step,

to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.

(26) Credit Enhancement for Other Series. If the available Class A credit enhancement amount is less than the maximum Class A credit enhancement amount, or the available shared credit enhancement amount is less than the maximum shared credit enhancement amount for any other series in Group One, the trust will use funds remaining in the Group One Finance Charge Collections Reallocation Account after step (25) of the cash flows for each series, or an equivalent step, to increase the available Class A credit enhancement amount or the available shared credit enhancement amount, as applicable, to the maximum Class A credit enhancement or the maximum shared credit enhancement amount, as applicable, for each such series in accordance with the cash flow provisions for those series.

(27) Credit Enhancement. If the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17) and (18), the trust will use

•	a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (26) of the cash flows for each series, or an equivalent step,

to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

•	the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (18), divided by

•	the sum of this difference for all series in Group One after step (18) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will increase by the amount deposited in this step.

(28) Payments to Discover Bank and the Credit Enhancement Provider. The trust will use

•	a pro rata share of funds from this series and other series remaining in the Group One Finance Charge Collections Reallocation Account after step (27) for each series, or an equivalent step,

to pay Discover Bank and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

•	the Series Investor Interest, divided by

•	the series investor interests for all series in Group One.

(29) Reallocation to other Interchange Series. The trust will reallocate

•	Class A Finance Charge Collections remaining after step (20),

•	other Class A income remaining after step (20),

•	Class B Finance Charge Collections remaining after step (20), and

•	other Class B income remaining after step (20),

but not more than the amount of interchange allocated to this series on this distribution date, to pay or deposit interest and servicing fees and to reimburse charge-offs for other series in Group One that are eligible for allocations of interchange. (To the Group One Interchange Reallocation Account.)

(30) Principal Collections. The trustee will deposit

•	funds remaining in the Series Collections Account after step (29)

into the Series Principal Collections Account. (To the Series Principal Collections Account.)

(31) Class A Interest and Servicing Fees. For so long as any series that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6), (11) and (21), it will also use

•	a pro rata share of funds from other series in the Group One Interchange Reallocation Account to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class A interest and servicing fees not deposited after step (21), divided by

•	the amount of Class A interest, servicing fees and similar amounts not deposited for all series that are eligible for allocations of interchange in Group One after step (21) of the cash flows for each series, or an equivalent step.

(32) Class A Charge-offs. For so long as any series that is not eligible for allocations of interchange is outstanding, if the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) (13) and (22), it will also use

•	a pro rata share of funds from other series in the Group One Interchange Reallocation Account after step (31) of the cash flows for each series, or an equivalent step,

to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class A charge-offs unreimbursed after step (22), divided by

•	the amount of Class A charge-offs unreimbursed for all series that are eligible for allocations of interchange in Group One after step (22) of the cash flows for each series, or an equivalent step.

(33) Class B Interest and Servicing Fees. For so long as any series that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14), (17) and (23), it will also use:

•	a pro rata share of funds from other series remaining in the Group One Interchange Reallocation Account after step (32) of the cash flows for each series, or an equivalent step,

to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class B interest, servicing fees and similar amounts, if any, not deposited after step (23), divided by

•	the amount of Class B interest and servicing fees not deposited for all series that are eligible for allocations of interchange in Group One after step (23) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(34) Class B Charge-offs. For so long as any series that is not eligible for allocations of interchange is outstanding, if the trust cannot reimburse Class B charge-offs in full in steps (10), (15), (18) and (24), it will also use

•	a pro rata share of funds from the other series remaining in the Group One Interchange Reallocation Account after step (33) of the cash flows for each series, or an equivalent step,

to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class B charge-offs unreimbursed after step (24), divided by

•	the amount of Class B charge-offs unreimbursed for all series that are eligible for allocations of interchange in Group One after step (24) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(35) Interest, Servicing Fees and Charge-offs for Other Series. For so long as any series that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit the interest, servicing fees and similar amounts, or reimburse the charge-offs, for junior classes — such as Class C, if any — of all other series that are eligible for allocations of interchange in Group One in accordance with earlier cash flows steps for those series, the trust will use

•	funds remaining in the Group One Interchange Reallocation Account after step (34) of the cash flows for each series, or an equivalent step,

to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.

(36) Credit Enhancement for Other Series. For so long as any series that is not eligible for allocations of interchange is outstanding, if the available Class A credit enhancement amount is less than the maximum Class A credit enhancement amount, or the available shared credit enhancement amount is less than the maximum shared credit enhancement amount for any series that is eligible for allocations of interchange in Group One, the trust will use funds remaining in the Group One Interchange Reallocation Account after step (35) of the cash flows for each series, or an equivalent step, to increase the available Class A credit enhancement amount or the available shared credit enhancement amount, as applicable, to the maximum Class A credit enhancement or the maximum shared credit enhancement amount, as applicable, for each such series in accordance with the cash flow provisions for those series.

(37) Credit Enhancement. For so long as any series that is not eligible for allocations of interchange is outstanding, if the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17), (18) and (27), the trust will use

•	a pro rata share of funds from other series remaining in the Group One Interchange Reallocation Account after step (36) of the cash flows for each series, or an equivalent step,

to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

•	the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (27), divided by

•	the sum of this difference for each series that is eligible for allocations of interchange in Group One after step (27) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will increase by the amount deposited in this step.

(38) Payments to Discover Bank and the Credit Enhancement Provider. For so long as any series that is not eligible for allocations of interchange is outstanding, the trust will use

•	a pro rata share of funds from this series and any other series that is eligible for allocations of interchange remaining in the Group One Interchange Reallocation Account after step (37) for each series, or an equivalent step, to pay Discover Bank and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

•	the Series Investor Interest, divided by

•	the series investor interests for this series and any series that is eligible for allocations of interchange in Group One.

(39) Principal. The trust will use

•	funds in the Series Principal Collections Account

to make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, to pay the Series Investor Interest. (To the Series Principal Funding Account.)

(40) Principal. If the trust cannot make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, pay the Series Investor Interest in full in step (39), it will also use

•	funds available to pay the shortfall from a subordinate series, if any to make the scheduled principal deposit or pay the Series Investor Interest. (To the Series Principal Funding Account.)

(41) Reallocation to Other Series. The trust will reallocate

•	funds remaining in the Series Principal Collections Account

to pay the scheduled principal payment or make the scheduled principal deposit for other series in Group One. (To the Group One Principal Collections Reallocation Account.)

(42) Class A Principal. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class A in full in steps (39) and (40), it will also use

•	a pro rata share of funds from other series in the Group One Principal Collections Reallocation Account

to make the scheduled principal deposit for Class A. (To the Series Principal Funding Account.) The pro rata share equals:

•	the amount of the scheduled principal deposit for Class A that the trust did not deposit in steps (39) and (40), divided by

•	the amount of the scheduled principal deposits or payments for Class A of all series in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (39) and (40) of the cash flows for each series in Group One, or equivalent steps.

(43) Class B Principal. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class B in full in steps (39) and (40), it will also use

•	a pro rata share of funds from other series remaining in the Group One Principal Collections Reallocation Account after step (42) for each series in Group One, or an equivalent step,

to make the scheduled principal deposit for Class B. (To the Series Principal Funding Account.) The pro rata share equals

•	the amount of the scheduled principal deposit for Class B that the trust did not deposit in steps (39) and (40), divided by

•	the amount of the scheduled principal deposits or payments for Class B of all series in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (39) and (40) of the cash flows for each series in Group One, or equivalent steps.

(44) Principal for Other Series. If the trust cannot pay or deposit the scheduled principal payment or deposit for junior classes — such as Class C, if any — of all other series in Group One in their accumulation periods or controlled liquidation periods in accordance with earlier cash flow steps for those series, the trust will use

•	funds remaining in the Group One Principal Collections Reallocation Account after step (43), or an equivalent step,

to pay or deposit the scheduled principal payment or deposit for those junior classes in accordance with the cash flow provisions for those series.

(45) Principal for Other Series. If the cash flow provisions for any other series in Group One permit those series to use funds in the Group One Principal Collections Reallocation Account to make unscheduled principal payments or deposits, the trust will use funds remaining in the Group One Principal Collections Reallocation Account after step (44), or an equivalent step, to pay or deposit the unscheduled principal payment or deposit for each of those series in accordance with the cash flow provisions of those series.

(46) Deposit to the Collections Account. The trustee will deposit

•	funds remaining in the Group One Principal Collections Reallocation Account after step (45) of the cash flows for each series in Group One, or the steps described in step (45), or an equivalent step, into the Collections Account. (To the Collections Account.)

(47) Payment to the Holder of the Seller Certificate. After the trust has made all allocations for all of its series, it will use

•	funds on deposit in the Collections Account to pay Discover Bank, as the holder of the Seller Certificate, the amount of the Seller Interest.

Any funds that remain in the Collections Account after this payment will remain there until the next Trust Distribution Date, when the trust will allocate them as Principal Collections.
      We have described below, in summary form, the cash flows for this series, including reallocations and the use of credit enhancement.
      Series Finance Charge Collections and other income. In general, the trust uses Series Finance Charge Collections and other income for this series — including interchange and interest on the Series Principal Funding Account — in the following order of priority on each distribution date, to the extent funds are available:

•	First, to pay Class A interest and servicing fees;

•	Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months;

•	Third, to pay Class B interest and servicing fees;

•	Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months;

•	Fifth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

•	Sixth, to pay fees and interest to the Credit Enhancement Provider;

•	Seventh, to pay interest, accreted discount and monthly servicing fees and to reimburse charge-offs for other series in Group One, provided that interchange will only be used to make such payments and reimbursements for series that are otherwise eligible for allocations of interchange; and

•	Eighth, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreement.
      Series Principal Collections and amounts used to reimburse charge-offs. In general, the trust uses Series Principal Collections and amounts used to reimburse charge-offs in the following order of priority on each Distribution Date:

•	First, to pay shortfalls in Class A interest and servicing fees after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

•	Second, to reimburse Class A charge-offs after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

•	Third, to make the scheduled principal deposit into the Series Principal Funding Account, during the Accumulation Period, or to pay the Series Investor Interest, during the Amortization Period;

•	Fourth, to pay the scheduled principal payments or make the scheduled principal deposits for other series in Group One;

•	Fifth, to pay unscheduled principal payments or make unscheduled principal deposits for other series in Group One, except for series or, if applicable, subseries in their amortization periods; and

•	Sixth, to pay Discover Bank, up to the amount of the Seller Interest, with remaining amounts to be allocated as Principal Collections in the following month.
      Reallocations of Finance Charge Collections and other income from other series. In general, if the trust cannot make all payments, deposits and reimbursements for this series — other than principal payments and deposits, which are reallocated as discussed below — using Series Finance Charge Collections, interchange, Investment Income and credit enhancement, it will use similar funds reallocated from other series, other than interchange except as provided below, to the extent funds are available, in the following order of priority:

•	First, to pay Class A interest, accreted discount and servicing fees for this series and other series in Group One;

•	Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months, for this series and other series in Group One;

•	Third, to pay Class B interest and servicing fees for this series and other series in Group One;

•	Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months, for this series and other series in Group One;

•	Fifth, to increase the available credit enhancement for other series in Group One that have Class A cash collateral credit enhancement or shared credit enhancement;

•	Sixth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount for this series and to increase each available Class B credit enhancement amount to the applicable maximum Class B credit enhancement amount for other series in Group One that have Class B credit enhancement; and

•	Seventh, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreement.
      The amount allocated to this series will generally be determined by dividing the shortfall in the amount the trust is trying to fund for this series by the sum of the shortfalls in the amounts the trust is trying to fund for this series and each other series in Group One. If at any time all outstanding series are eligible for allocations of interchange, the funds used in these reallocations will include interchange.
      Reallocations of interchange from other series. In general, if the trust cannot make all payments, deposits and reimbursements for this series — other than principal payments and deposits, which are reallocated as discussed below  — using Series Finance Charge Collections, other income and credit enhancement, including similar funds (other than interchange) reallocated from other series, it will also use interchange reallocated from other series, to the extent funds are available, in the same order described above under “— Reallocation of Finance Charge Collections and other income from other series,” provided that such interchange will only be reallocated among series in Group One that are eligible for allocations of interchange. The amount allocated to this series will generally be determined by dividing the shortfall in the amount the trust is trying to fund for this series by the sum of the shortfalls in the amounts the trust is trying to fund for this series and each other series that is eligible for allocations of interchange in Group One. If at any time all outstanding series are eligible for allocations of interchange, interchange will not be reallocated separately as described in this paragraph but will be included in the reallocations described above under “ — Reallocations of Finance Charge Collections and other income from other series.”
      Reallocations of Principal Collections and amounts used to reimburse charge-offs from other series. In general, if the trust cannot make the scheduled principal deposit using Series Principal Collections and amounts used to reimburse charge-offs for this series, it will use similar funds reallocated from other series. The amount allocated to this series will generally be determined by dividing the shortfall in the amount the trust is trying to fund for this series by the sum of the shortfalls in the amounts the trust is trying to fund for this series and each other series in Group One. However, if the trust is trying to make a scheduled principal deposit for the Class B Certificates, it will only use those funds remaining after principal has been paid or deposited for the Class A certificates of all series in Group One. During the Amortization Period, if any, the trust will not use any funds reallocated from other series to pay principal for this series.
      Credit Enhancement for each Class. In addition to the payment priorities described above, the trust may use the credit enhancement for this series to make payments, deposits or reimbursements for this series. The trust may:

•	reallocate the Class B Investor Interest to reimburse Class A charge-offs;

•	use the Available Class B Credit Enhancement Amount to pay Class B interest and servicing fees; or

•	use the Available Class B Credit Enhancement Amount to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months and any increases in Class B charge-offs from allocations of Class B Principal Collections and the Class B Investor Interest to benefit the Class A Certificates.
Payments
      Interest and Servicing Fees. On or before each distribution date, after the trustee applies the funds as described in “—Cash Flows,” the trustee, acting on the master servicer’s directions, will make the following deposits and payments in the order set forth below, to the extent funds are available:

(1) Class A Interest. The trust will use:

•	funds deposited into the Series Distribution Account for Class A to deposit Class A interest. (To the Series Interest Funding Account.)

(2) Class A Servicing Fees. The trust will use:

•	funds remaining in the Series Distribution Account for Class A after step (1)

to pay Class A servicing fees. (To the master servicer.)

(3) Class B Interest. The trust will use:

•	funds deposited into the Series Distribution Account for Class B to deposit Class B interest. (To the Series Interest Funding Account.)

(4) Class B Servicing Fees. The trust will use:

•	funds remaining in the Series Distribution Account for Class B after step (3)

to pay Class B servicing fees. (To the master servicer.)
On each interest payment date, the trustee will pay to Class A investors the Class A interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates. On each interest payment date, the trustee will also pay to Class B investors the Class B interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates.
      Principal. Unless an Amortization Event has occurred:

•	on September 15, 2011, or, if not a business day, the next business day, the trustee will withdraw all amounts on deposit in the Series Principal Funding Account, up to the Class A Invested Amount, and pay them to the Class A investors; and

•	on October 15, 2011, or, if not a business day, the next business day, the trustee will withdraw all funds remaining on deposit in the Series Principal Funding Account, up to the Class B Invested Amount, and pay them to the Class B investors.

If an Amortization Event has occurred, on each distribution date the trustee will withdraw all funds from the Series Principal Funding Account and pay them:

•	first, to the Class A investors until the Class A Invested Amount is reduced to zero; and then

•	to the Class B investors until the Class B Invested Amount is reduced to zero.
      The trustee will not pay more than the Class A Invested Amount to the Class A investors or more than the Class B Invested Amount to the Class B investors from the funds in the account. The trustee will not pay any principal to the Class B investors until it has paid the Class A investors the full amount of their principal investment.
Amortization Events
      An Amortization Period commences only if an Amortization Event occurs. Subject to the notice provisions described in the following paragraphs, an Amortization Event is any of the following:

(a)	any seller fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement, or within five business days after that date;

(b)	any seller fails to perform in any material respect any other material covenant of that seller under the Pooling and Servicing Agreement or the Series Supplement, and does not remedy that failure for 60 days after:

• written notice to that seller by the trustee; or

• written notice to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by that seller’s failure;

(c)	any representation or warranty made by any seller under the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given to the trustee for identifying the Accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to that seller by the trustee or to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by the inaccuracy;

(d)	certain events of bankruptcy, insolvency or receivership relating to any seller;

(e)	Discover Bank as seller becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(f)	any seller other than Discover Bank becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(g)	the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(h)	any Master Servicer Termination Event or any Servicer Termination Event occurs;

(i)	the amount of Principal Receivables in the trust at the end of any month or on any distribution date is less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign Receivables in additional Accounts or interests in other credit card receivables pools to the trust in at least the amount of the deficiency within ten days;

(j)	on any distribution date, the three-month rolling average Series Excess Spread is less than zero, the three-month rolling average Group Excess Spread is less than zero and, for so long as any series that is not entitled to allocations of interchange is outstanding, the three-month rolling average Interchange Subgroup Excess Spread is less than zero;

(k)	the trust does not pay all Class A principal on the Class A expected maturity date or all Class B principal on the Class B expected maturity date; or

(l)	if a Supplemental Credit Enhancement Event occurs, Discover Bank as servicer fails to arrange for the Supplemental Credit Enhancement Amount as required by the Series Supplement.
      If any event described in clauses (a), (b), (c), (f) or (h) occurs, it will only be an Amortization Event if:

•	the event has a material adverse effect on the certificateholders; and

•	after the applicable grace period described in those clauses, either

•	the trustee declares by written notice to Discover Bank and the master servicer that an Amortization Event has occurred; or

•	certificateholders holding certificates that represent at least 51% of the Class Invested Amount for either class, declare by written notice to Discover Bank, the master servicer and the trustee that an Amortization Event has occurred as of the date of the notice.
      Any event described in clauses (d), (e), (g), (i), (j), (k) or (l) will immediately be an Amortization Event without any notice or other action from the trustee or the certificateholders. The Amortization Period will commence on the date on which an Amortization Event is deemed to have occurred. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an Amortization Event of the type described in clause (d) is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.
      In the event of an Amortization Event, the trustee will deposit funds into the Series Principal Funding Account on each distribution date during the Amortization Period. During the Amortization Period, the Series Principal Collections will be used to make the scheduled deposits in the Series Principal Funding Account before (1) payment of scheduled principal payments or principal deposits for other series in Group One; (2) unscheduled principal payments or deposits for other series in Group One and (3) payment to Discover Bank. Beginning on the distribution date in the month after an Amortization Event has occurred, the trust will pay Class A principal on each distribution date until the Class A Invested Amount has been reduced to zero and will then pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero.
Clean-up Call; Termination of Series
      Discover Bank may purchase the remaining Series Investor Interest from the trust on any distribution date during the Accumulation Period or the Amortization Period if the Series Investor Interest is less than or equal to 5.0% of the initial Series Investor Interest after giving effect to required payments, deposits and reimbursements on that distribution date.
      If Discover Bank elects to purchase the Series Investor Interest, on the next distribution date it will deposit an amount equal to the Series Investor Interest as of the last day of the month before the deposit into the Series Principal Funding Account, during the Accumulation Period, or into the Series Distribution Account, during the Amortization Period.
      Written notice of termination of the Series will be given by the trustee to you not later than the 10th day of the final distribution month. Such notice will specify the distribution date, the amount of final payment, and such payments will be made only upon presentation and surrender of the certificates at the offices specified in the notice. In any event, the trust will not pay you principal after the first business day following the distribution date in March 2014. If the trust owes you principal after the distribution date in February 2014, the trustee will sell Receivables proportionate to the remaining Series Investor Interest in the trust to repay the principal. If proceeds of that sale are not sufficient to pay the outstanding principal and interest in full, Class B investors will suffer an investor loss and Class A investors may also suffer an investor loss. After the Series Termination Date, the trust will not allocate collections to this series.

Affiliations and Certain Relationships and Related Transactions
      Discover Bank, which acts as the seller/depositor for the trust and as sponsor for issuances by the trust, is a wholly owned subsidiary of NOVUS Credit Services Inc. (“NOVUS”) and an indirect subsidiary of Morgan Stanley, formerly Morgan Stanley Dean Witter & Co. NOVUS acquired Discover Bank in January 1985. Discover Bank and the trustee formed the trust in October 1993. Discover Bank originates and has transferred to the trust, since its formation, the credit card receivables generated under certain designated Discover Card accounts.
      Discover Bank acts as master servicer for the trust and is currently the only servicer under the Pooling and Servicing Agreement with respect to the Accounts. Discover Bank has outsourced certain servicing functions to its affiliate, DFS, but Discover Bank is ultimately responsible for the overall servicing function. See “Servicing — Master Servicer and Servicer” in the prospectus.
      DFS is also currently the counterparty to an interest rate swap agreement with the trust related to Series 2002-3. Under the interest rate swap agreement, the trust pays a fixed rate based on the principal amount of the certificates of Series 2002-3 and receives a floating interest rate.
      Discover Receivables Financing Corporation (“DRFC”) is an affiliate of Discover Bank. DRFC is a special purpose entity whose purpose is to provide credit enhancement for the benefit of certificateholders of series of certificates issued by the trust. DRFC will make a loan into the Credit Enhancement Account for the direct benefit of the Class B investors of this series. See “The Certificates — The Credit Enhancement Account.”
      Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited and Morgan Stanley DW Inc. are affiliates of Discover Bank. Morgan Stanley is the direct parent of Morgan Stanley & Co. Incorporated and the indirect parent of Discover Bank. DFS is also a wholly owned indirect subsidiary of Morgan Stanley. Following the initial distribution of a series of certificates, the Morgan Stanley entities and other affiliates of Discover Bank may offer and sell previously issued certificates in the course of their businesses as broker-dealers. Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited, Morgan Stanley DW Inc. and certain other affiliates may act as a principal or agent in those transactions.

Representations and Warranties of Discover Bank Regarding the Accounts
      Pursuant to the Pooling and Servicing Agreement and the Series Supplement for this series, Discover Bank, in its capacity as sponsor, has represented or, as of the closing date, will represent and warrant, among other things, that:

•	All information furnished in writing to the trustee in connection with issuance of this series is true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

•	The Pooling and Servicing Agreement creates a valid and enforceable security interest which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•	The Receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

•	Discover Bank will have caused, within ten days of the date of the Series Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the Receivables conveyed to the trustee under the Pooling and Servicing Agreement.

•	Other than the sale, transfer, assignment and conveyance of the receivables to the trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, Discover Bank has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the receivables.

•	Discover Bank has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the receivables, other than any financing statement (i) relating to the interest of the trust in the receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.

•	Discover Bank has not had any judgment or tax liens filed against it.

Reports to Investors
      For each distribution date, the master servicer will prepare a statement for you, which will be filed with the SEC as an exhibit to Form 10-D. The statement will set forth the following information:

•	the amount of interest and principal paid to holders of each class of this series on that date per $1,000 of initial Class Investor Interest, the interest accrual period and the LIBOR determination date, if applicable;

•	the Series Investor Interest and the Class Investor Interest for each class of this series, as of the beginning and end of the prior calendar month;

•	the Aggregate Investor Interest, the Seller Interest, the Principal Receivables, the sum of the Series Investor Interests for each series in the same group as this series, and, if different, the sum of the Series Investor Interests for each such series that is eligible for allocations of interchange as of the beginning and end of the prior calendar month;

•	the total number of Accounts in the trust as of the beginning and end of the prior calendar month;

•	the Minimum Principal Receivables Balance at the end of the prior calendar month and the amount by which the Principal Receivables in the Trust exceeds the Minimum Principal Receivables Balance;

•	the amount of Finance Charge Collections, Principal Collections, and interchange from the prior calendar month allocated to this series, to each class of this series, to the group of which this series is a member, and to the seller;

•	the annualized portfolio yield from finance charge collections (excluding principal recoveries) and from interchange;

•	the amount of Principal Collections, Finance Charge Collections, total collections, interchange, and total collections plus interchange from the prior calendar month, each as a monthly percentage of Receivables in the trust at the beginning of that month;

•	the amount deposited into the Series Principal Funding Account on that date, the amount of any shortfall in the scheduled principal deposit, and the total amount on deposit in the Series Principal Funding Account as of the beginning and end of the prior calendar month, and the amount of any Series Investment Income, if any;

•	the amount of controlled liquidation payments, shortfall in the liquidation payments, and total payments through the related distribution date, if any;

•	the amount deposited into the Series Interest Funding Account through the related distribution date, the amount of any interest shortfall, and the total amount on deposit in the Series Interest Funding Account as of the beginning and end of the prior calendar month;

•	the amount of charge-offs allocated to each class of this series, to the series, and to the group of which this series is a member for the prior calendar month, the total amount of unreimbursed charge-offs for each class of this series, for this series, and for the group of which this series is a member, including unreimbursed increases in Class B charge-offs relating to the Class B subordination, and the total investor charged-off amount as an annualized percentage of principal receivables as of the beginning of the prior calendar month;

•	the total amount of investor losses for the prior calendar month and the amount of these losses per $1,000 of initial investor interest, the amount of reimbursements of investor losses for the prior calendar month and the amount of these reimbursements per $1,000 of initial investor interest and the aggregate amount of unreimbursed investor losses as of the end of the prior calendar month and the amount of such unreimbursed investor losses per $1,000 of initial investor interest, in each case for each class of this series, and the sum of those amounts for this series and for the group of which this series is a member;

•	the monthly servicing fee for each class of this series and the sum of those fees for this series and for the group of which this series is a member for the prior calendar month;

•	the Available Subordinated Amount as of the end of the current and prior distribution date, and the Available Subordinated Amount as a percentage of the Class A Invested Amount;

•	the amounts of any unreimbursed credit enhancement drawings, the amount of the Credit Enhancement Fee payable on the distribution date, the amount of the Credit Enhancement Fee paid as of the related distribution date, and the Maximum Class B Credit Enhancement Amount and Available Class B Credit Enhancement Amount, in each case as of the end of the current and prior distribution date;

•	total delinquency information with respect to the Receivables, and delinquency information as a percentage of outstanding Receivables;

•	the Series Excess Spread Percentage and amount for this series (including three-month rolling average), the Group Excess Spread Percentage and amount for the group of which this series is a member (including three-month rolling average) and, for so long as any series not entitled to allocations of interchange is outstanding, the Interchange Subgroup Excess Spread Percentage and amount for the group of which this series is a member (including three-month rolling average); and

•	the total amount of principal charge-offs, principal recoveries, and the amount of charge-offs net of principal recoveries in the prior calendar month, each as an annualized percentage of Principal Receivables at the beginning of that month.
      You may obtain a copy of the statement free of charge by calling 302-323-7434. These statements will be available free of charge at the office of Dexia Banque Internationale à Luxembourg, S.A., the listing agent of the issuer in Luxembourg, whose address is 69 route d’Esch, L-2953 Luxembourg.
      On or about January 31 of each calendar year, you may also obtain from the trustee a statement prepared by the master servicer aggregating the amount of interest and principal for each class of this series for the preceding calendar year or the applicable portion of that year, together with such other customary information as the trustee or the master servicer deems necessary or desirable to enable you to prepare your tax returns.

Underwriting
      The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated July 21, 2006, and the terms agreement, dated September 26, 2006, to purchase from Discover Bank the respective principal amounts of certificates set forth opposite their names below:

	Principal Amount	Principal Amount
	of Class A	of Class B
Underwriters	Certificates	Certificates

Morgan Stanley & Co. Incorporated	$400,000,000	$21,052,800
Deutsche Bank Securities Inc.	$45,000,000	$2,368,440
RBC Capital Markets Corporation	$25,000,000	$1,315,800
Calyon Securities (USA) Inc.	$15,000,000	$789,480
Wells Fargo Securities, LLC	$15,000,000	$789,480

Total	$500,000,000	$26,316,000

      The underwriting agreement provides that the underwriters will only be obligated to purchase the certificates if their legal counsel approves of certain legal matters and if various other conditions are met. The underwriters must purchase all of the certificates if they purchase any.
      Each underwriter of the Class A Certificates has advised Discover Bank that it proposes to offer the Class A Certificates:

•	to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

•	to certain dealers, at the initial public offering price less a concession of up to 0.1350% of the aggregate principal amount of the Class A Certificates.
      The underwriters of the Class A Certificates may allow, and these dealers may reallow, a concession of up to 0.0675% of the aggregate principal amount of the Class A Certificates to certain other dealers.
      The underwriters of the Class B Certificates have advised Discover Bank that they propose to offer the Class B Certificates:

•	to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

•	to certain dealers, at the initial public offering price less a concession of up to 0.1500% of the aggregate principal amount of the Class B Certificates.
      The underwriters of the Class B Certificates may allow, and these dealers may reallow, a concession of up to 0.0750% of the aggregate principal amount of the Class B Certificates to certain other dealers.
      After the initial offering of the certificates to the public, the underwriters may vary the offering price and other selling terms of the certificates.
      There currently is no secondary market for the certificates. Although Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., RBC Capital Markets Corporation, Calyon Securities (USA) Inc., and Wells Fargo Securities, LLC intend to make a market in the certificates, Discover Bank cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will continue until the termination of this series.
      For purposes of certificates which will be offered or sold in the United Kingdom, each underwriter has represented and agreed that:

•	(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their business where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuer;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of the FSMA does not apply; and

•	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

      Morgan Stanley & Co. Incorporated is an affiliate of Discover Bank. Morgan Stanley, formerly Morgan Stanley, Dean Witter & Co. is the parent of both Morgan Stanley & Co. Incorporated and Discover Bank.
      Discover Bank’s proceeds, as set out on the cover of this prospectus supplement, will be reduced by the amount of its expenses to issue the certificates, which it estimates at $800,000.
      Discover Bank has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
      To facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including the following:

•	the underwriters may overallot in connection with any offering of certificates, creating a short position in the certificates for their own accounts;

•	the underwriters may bid for, and purchase, the certificates in the open market to cover overallotments or to stabilize the price of the certificates; and

•	in any offering of the certificates through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the certificates in the offering if the syndicate repurchases previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise.
      Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Legal Matters
      Latham & Watkins LLP will give opinions on the legality of the certificates, the tax consequences of issuance of the certificates and certain creditors’ rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank.
      Cadwalader, Wickersham & Taft LLP will also give opinions on the legality of the certificates for the underwriters.

Glossary of Terms
      The certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus, the Pooling and Servicing Agreement and the Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the Series Supplement, without exhibits.
      Unless the context requires otherwise, the definitions contained in this glossary of terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue. For terms that apply to both Class A and Class B, we have only included a single definition; for example, we define “Class Finance Charge Collections” instead of both “Class A Finance Charge Collections” and “Class B Finance Charge Collections.”
      “Account” will mean:

•	a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

•	a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

•	a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.
No Account will be a Charged-Off Account as of the date the Account is added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

•	an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

•	the surviving credit account was an Account before the accounts were combined.
The term “Account” will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.
      “Accumulation Period” will mean the period beginning on September 1, 2010 and ending on the earlier to occur of:

•	October 15, 2011 or the next business day, and

•	the date on which an Amortization Period begins,
unless Discover Bank elects to delay the start of the Accumulation Period. The first distribution date of the Accumulation Period is scheduled to be October 15, 2010, or the next business day.
      “Additional Credit Support Amount” will mean the amount by which the Available Class B Credit Enhancement Amount will be increased as the result of an Effective Alternative Credit Support Election, which amount will equal the lesser of:

•	5.0% of the initial Series Investor Interest, before a Supplemental Credit Enhancement Event occurs;

•	4.5% of the initial Series Investor Interest, after a Supplemental Credit Enhancement Event occurs; and

•	the difference between the Maximum Class B Credit Enhancement Amount, after giving effect to the Alternative Credit Support Election, and the Available Class B Credit Enhancement Amount, immediately before giving effect to the Alternative Credit Support Election.
      “Additional Seller” will mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.
      “Additional Subordinated Amount” will mean the amount by which the Available Subordinated Amount will increase following an Effective Alternative Credit Support Election. This amount will be:

•	5.0% of the initial Series Investor Interest, before a Supplemental Credit Enhancement Event occurs; or

•	4.5% of the initial Series Investor Interest, after a Supplemental Credit Enhancement Event occurs.
      “Aggregate Invested Amount” will mean at any time the sum of the series invested amounts of all series, including subseries, of certificates then issued and outstanding.
      “Aggregate Investor Interest” will mean at any time the sum of the series investor interests of all series, including subseries, of certificates then issued and outstanding.
      “Aggregate Investor Percentage” will mean at any time the sum of the allocation percentages for all series, including subseries, of certificates then issued and outstanding.
      “Alternative Credit Support Election” will mean an election made by Discover Bank to change the way Finance Charge Collections are allocated to this series during the Amortization Period. The election will become effective after

•	Discover Bank has notified the Rating Agencies, the trustee and the Credit Enhancement Provider of its election,

•	Discover Bank has arranged for payment of the Additional Credit Support Amount to the trustee as administrator of the credit enhancement, and

•	upon satisfaction of certain other requirements.
      “Amortization Event” will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates. We describe these events in more detail in “The Certificates — Amortization Events.”
      “Amortization Period” will mean the period beginning when an Amortization Event occurs and continuing until the trust has fully paid the principal of this series or until the Series Termination Date. The first distribution date of the Amortization Period will be the distribution date in the calendar month following the date on which the Amortization Event occurred.
      “Assignment of Additional Accounts” will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.
      “Available Class B Credit Enhancement Amount” will mean, with respect to the first distribution date, 7.5% of the initial Series Investor Interest, and, after the first distribution date, the amount available to be drawn under the credit enhancement for the benefit of the Class B investors from time to time, which on any date of determination will be equal to

•	the Available Class B Credit Enhancement Amount for the immediately preceding distribution date, minus

•	the amount of all credit enhancement drawings with respect to the Available Class B Credit Enhancement Amount on or since that immediately preceding distribution date, plus

•	the amount of all payments made to the trustee as administrator of the credit enhancement with respect to the Available Class B Credit Enhancement Amount pursuant to the Series Supplement, plus

•	following an Effective Alternative Credit Support Election, the Additional Credit Support Amount, plus

•	following a Supplemental Credit Enhancement Event, the Supplemental Credit Enhancement Amount, plus

•	following an increase in the Series Investor Interest due to the issuance of additional certificates in this series, the additional amount required to increase the credit enhancement for this series as described under “The Certificates — Issuance of Additional Certificates.”
      Notwithstanding the foregoing, the Available Class B Credit Enhancement Amount for any Distribution Date shall not exceed the Maximum Class B Credit Enhancement Amount for such Distribution Date.
      “Available Subordinated Amount” will mean, on a distribution date, the sum of:

•	with respect to the first distribution date, $65,789,500, or with respect to any other distribution date, the Available Subordinated Amount after giving effect to all adjustments on the prior distribution date; and

•	the amount of Series Finance Charge Collections, series interchange and Series Investment Income, as this amount may be:

•	reduced pursuant to the provisions of the Series Supplement to take into account:

•	the amount of these funds used to deposit interest and servicing fees and to reimburse the Class A charge-offs;

•	the amount of the Class B Principal Collections used to deposit Class A interest and servicing fees and to reimburse Class A charge-offs; and

•	the amount of any reduction in the Class B Investor Interest resulting from reimbursement of the Class A charge-offs,

in each case on that distribution date; and

•	increased pursuant to the provisions of the Series Supplement to take into account the application of amounts on deposit in the Group One Finance Charge Collections Reallocation Account and the Group One Interchange Reallocation Account:

•	to deposit Class B interest and servicing fees;

•	to reimburse Class B charge-offs; and

•	to increase the Available Class B Credit Enhancement Amount,

in each case for that distribution date.
If a Supplemental Credit Enhancement Event occurs before Discover Bank has made an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by 0.5% of the initial Series Investor Interest. If a Supplemental Credit Enhancement Event occurs after Discover Bank has made an Effective Alternative Credit Support Election, the event will have no impact on the Available Subordinated Amount. In addition, on the first distribution date after an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by (a) 5.0% of the initial Series Investor Interest if a Supplemental Credit Enhancement Event has not occurred, or (b) 4.5% of the initial Series Investor Interest if a Supplemental Credit Enhancement Event has occurred.

      On the date of an increase in the Series Investor Interest due to the issuance of additional certificates in this series, the Available Subordinated Amount will be increased by an amount equal to:

•	the face amount of such additional certificates multiplied by

•	the initial Available Subordinated Amount divided by

•	the initial Series Investor Interest determined without including the additional certificates.
If a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election has been made before the additional issuance, the Supplemental Subordinated Amount or Additional Subordinated Amount, as applicable, will be added to the initial Available Subordinated Amount for purposes of determining the amount of the increase related to the additional issuance.
      In no event, however, will the Available Subordinated Amount exceed:

•	through the last distribution date before an Effective Alternative Credit Support Election, 12.5% of the initial Series Investor Interest if a Supplemental Credit Enhancement Event has not occurred;

•	through the last distribution date before an Effective Alternative Credit Support Election, 13.0% of the initial Series Investor Interest if a Supplemental Credit Enhancement Event has occurred; and

•	after the distribution date immediately after an Effective Alternative Credit Support Election, 17.5% of the initial Series Investor Interest.
      “CEBA” will mean the Competitive Equality Banking Act of 1987.
      “Charged-Off Account” will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.
      “Charged-Off Amount” will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

•	the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as “Finance Charge Receivables” for Accounts that are not Charged-Off Accounts, and

•	the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.
      “Class Finance Charge Collections” will mean for any class, with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

•	the Class Percentage with respect to Finance Charge Collections for the related distribution date; and

•	the amount of Finance Charge Collections for such day or for the prior calendar month, as applicable;
provided, however, that Class Finance Charge Collections for each class will be increased by the lesser of:

•	the amount of Class Investment Shortfall for that class; and

•	an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Bank for the prior calendar month and a fraction the numerator of which is the Class Invested Amount for that class and the denominator of which is the Aggregate Invested Amount;
and provided, further, that notwithstanding the foregoing, Class Finance Charge Collections for each class will not, with respect to any such day, distribution date or Trust Distribution Date during the Accumulation Period, as applicable, exceed the amount that would be available if the Class Percentage with respect to Finance Charge Collections for that class were the percentage equivalent of a fraction the numerator of which is the amount of the Class Investor Interest as of the end of the last business day in the calendar month before the start of the Accumulation Period, and the denominator of which is the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding, including this series, as of that day, distribution date or Trust Distribution Date, as applicable.
      “Class Invested Amount” will mean, for any class for any distribution date, an amount equal to the initial principal amount of the certificates of a class, including the initial principal amount of any additional certificates issued in that class, minus the sum of:

•	the aggregate amount of principal paid to investors in that class before that distribution date;

•	the aggregate amount of investor losses of that class not reimbursed before that distribution date; and

•	the aggregate amount of losses of principal on investments of funds on deposit for the benefit of that class in the Series Principal Funding Account, if applicable.
      “Class Investment Income” will mean, with respect to any class, income from the investment of funds on deposit in the Series Principal Funding Account for the benefit of that class, up to the amount of interest on those funds the trust is required to pay for that class.
      “Class Investment Shortfall” will mean, with respect to each class with respect to any distribution date during the Accumulation Period, an amount equal to the positive difference, if any, between:

•	one-twelfth of the product of:

•	the interest rate for the class; and

•	the amount on deposit in the Series Principal Funding Account for the benefit of that class as of the end of the previous distribution date; and

•	Class Investment Income for the prior calendar month.
      “Class Investor Interest” will mean, for any class on any distribution date, an amount equal to the Class Invested Amount for the class, minus the aggregate amount on deposit in the Series Principal Funding Account for the benefit of the class, other than investment income.
      “Class Percentage” will mean, for any class with respect to any distribution date or any Trust Distribution Date, as applicable:
      (i) when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust; and

•	the Aggregate Investor Interest,
           in each case on the first day of the prior calendar month; or

(ii)	when used with respect to Principal Collections before a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(iii)	when used with respect to Principal Collections on and after the date a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction, the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Fixed Principal Allocation Event occurred, and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date, and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(iv)	when used with respect to Finance Charge Collections during the Revolving Period, the Accumulation Period and, provided that an Effective Alternative Credit Support Election has been made, the Amortization Period, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable;

(v)	when used with respect to Finance Charge Collections during the Amortization Period, provided that an Effective Alternative Credit Support Election has not been made, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event occurred, and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(vi)	when used with respect to interchange, the percentage equivalent of a fraction, the numerator of which will be the amount of Class Investor Interest on the first day of the prior calendar month, and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust; and

•	the Aggregate Investor Interest,
in each case on the first day of the prior calendar month.
      For purposes of determining these Class Percentages for the distribution date or Trust Distribution Date in November 2006, the Class A Investor Interest will be deemed to be $500,000,000 and the Class B Investor Interest will be deemed to be $26,316,000 on the first day of October 2006.
      For purposes of determining these Class Percentages for the first distribution date or Trust Distribution Date following an issuance of additional certificates of this series, the Class A Investor Interest and Class B Investor Interest on the first day of the calendar month in which such additional certificates are issued will be deemed to include such additional certificates.

      “Class Principal Collections” will mean, for any class with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

•	the Class Percentage with respect to Principal Collections for the related distribution date; and

•	the amount of Principal Collections for that day or for the prior calendar month, as applicable.
      “Collections Account” will mean the non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.
      “Credit Enhancement Account” will mean the non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution with respect to the credit enhancement.
      “Credit Enhancement Agreement” will mean the agreement among the sellers, the master servicer, the trustee and a Credit Enhancement Provider with respect to the credit enhancement.
      “Credit Enhancement Fee” will mean on any distribution date, the sum of all fees and interest payable to the Credit Enhancement Provider or the trustee as administrator of the Credit Enhancement Account for the interest accrual period less, as applicable, any interest and earnings amounts paid to the Credit Enhancement Provider with respect to Permitted Investments of the amount on deposit in the Credit Enhancement Account pursuant to the Credit Enhancement Agreement.
      “Credit Enhancement Provider” will mean, collectively, the one or more lenders that will make a loan to provide the initial funds on deposit in the Credit Enhancement Account.
      “DFS” will mean Discover Financial Services LLC.
      “Effective Alternative Credit Support Election” will mean an Alternative Credit Support Election that has become effective in accordance with the Series Supplement.
      “Eligible Receivable” will mean each Receivable:

•	which is payable in United States dollars;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

•	as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993,

•	at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller, and

•	at the time the Seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

•	as to which, if the Receivable was created on or after October 27, 1993 or after the relevant addition date, if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.

      “Estimated Investment Shortfall” will mean, on any date of determination, the positive difference between:

•	the interest rate for the class for whose benefit the amounts on deposit in the Series Principal Funding Account are held as of the date of determination; and

•	the weighted average yield, expressed as a Money Market Yield, on the investments in the Series Principal Funding Account as of the date of determination.
      “Estimated Yield” will mean, on any date of determination, the Portfolio Yield for the immediately preceding calendar month, less 2.00%.
      “Finance Charge Collections” for any calendar month will mean the sum of:
      (a) the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month and

•	collections actually received in the applicable calendar month; and
      (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible; and
      (c) any proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust.
      “Finance Charge Receivables” will mean, for any Account for any calendar month,

•	the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables,” minus

•	if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts.
      “Fixed Principal Allocation Event” will mean the earliest of:

•	if the Series Available Principal Amount is less than zero on any distribution date during the Accumulation Period, the first day of the month in which that distribution date occurred;

•	the date on which an Amortization Event occurs; and

•	a date selected by the master servicer, if any.
      If the master servicer establishes a date for a Fixed Principal Allocation Event, the master servicer will provide notification of that date to Discover Bank, the trustee, the Credit Enhancement Provider and the Rating Agencies no later than two business days before that date.
      “Group Available Principal Amount” will mean, with respect to each distribution date, the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that distribution date after all withdrawals have been made from that account for the benefit of any series in Group One, but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and deposited into the Collections Account pursuant to the Series Supplement.

      “Group Excess Spread” will mean, for any distribution date, the sum of the Series Excess Spreads for each series, including each subseries, that is a member of the same group as this series, in each case for that distribution date.
      “Group Excess Spread Percentage” will mean, for any distribution date:

•	the Group Excess Spread, multiplied by twelve, divided by

•	the sum of the series investor interests for all series, including each subseries, in Group One as of the first day of the prior calendar month.
      For purposes of calculating the Group Excess Spread Percentage for any distribution date, the sum of the series investor interests for all series shall include the Series Investor Interest for this series beginning with the distribution date in November, 2006 and the investor interest of any additional certificates issued in this series beginning with the distribution date in the month following the issuance of such additional certificates.
      “Group One” will mean the group of series, including this series, that has been grouped together for the purpose of reallocating collections among such series.
      “Group One Collections Account” will mean the non-interest bearing segregated trust account for collections allocated to Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders in each series that is a member of Group One.
      “Group One Finance Charge Collections Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated Finance Charge Collections and other income, other than interchange for so long as any series that is not eligible for allocations of interchange is outstanding, for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of Group One.
      “Group One Interchange Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated interchange for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of Group One and eligible for allocations of interchange.
      “Group One Principal Collections Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated Principal Collections for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of Group One.
      “Group Principal Allocation Event” will mean the first distribution date, if any, on which:

•	the amount of Series Principal Collections for each series, including each subseries, that is a member of Group One that is not in its amortization period or its early accumulation period, if applicable, is less than

•	the Group Required Principal Amount for that distribution date.
      “Group Required Principal Amount” will mean, with respect to Group One, for any distribution date, the sum of the Series Required Principal Amounts for that distribution date for each series, including each subseries, that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable.
      “Highest Rating” will mean, for purposes of the definition of Permitted Investments, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1+ or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.

      “Interchange Subgroup Allocable Group Excess Spread” will mean, if the Group Excess Spread is greater than or equal to zero, the Group Excess Spread multiplied by the Interchange Subgroup Excess Allocation Percentage; and if the Group Excess Spread is less than zero, the Group Excess Spread multiplied by the Interchange Subgroup Shortfall Allocation Percentage.
      “Interchange Subgroup Excess Allocation Percentage” will mean:

•	the sum of the Series Investor Interests for each series in the group that is allocated interchange; divided by

•	the sum of the Series Investor Interests for each series in the group.
      “Interchange Subgroup Excess Spread” will mean for any distribution date, the sum of (x) all amounts deposited into the Group One Interchange Reallocation Account for all series to which interchange is allocated and (y) the Interchange Subgroup Allocable Group Excess Spread.
      “Interchange Subgroup Excess Spread Percentage” will mean for any distribution date the Interchange Subgroup Excess Spread divided by the Series Investor Interests for each series in the group that is allocated interchange at the beginning of the prior calendar month.
      “Interchange Subgroup Shortfall Allocation Percentage” will mean:

•	the sum of the Series Excess Spreads for each series allocated interchange in Group One for which the Series Excess Spread was negative, divided by

•	the sum of the Series Excess Spreads for each series in Group One for which the Series Excess Spread was negative
      “LIBOR” will mean, for any interest accrual period, the rate determined by the trustee two business days before the beginning of the interest accrual period as follows:

•	If a rate for one-month deposits in United States dollars appears on Telerate Page 3750 as of 11:00 a.m., London time, on that day, then LIBOR will be the applicable rate that appears on that page.

•	If no rate appears on Telerate Page 3750 as described above on that day, the trustee will request the principal London office of four major banks in the London interbank market to provide a quotation of the rate, at approximately 11:00 a.m., London time, on that day, at which it would offer one-month dollar deposits in U.S. dollars to prime banks in the London interbank market.

•	If at least two banks provide the requested quotations, then LIBOR will be the arithmetic mean of the quotations.

•	If fewer than two banks provide the requested quotations as described above, the trustee will request four major banks in New York City to provide a quotation of the rate, at approximately 11:00 a.m., New York City time, on that day, at which it would offer one-month loans in U.S. dollars to leading European banks, and LIBOR will be the arithmetic mean of those quotations.
      “Master Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

•	cause the trustee to appoint a successor master servicer.
      These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail in the prospectus under “Servicing — Master Servicer Termination Events.”

      “Maximum Class B Credit Enhancement Amount” will mean:

•	on any distribution date before the master servicer makes an Effective Alternative Credit Support Election, the greater of:

•	1.0% of the initial Series Investor Interest;

•	if a Supplemental Credit Enhancement Event has not occurred, an amount equal to 7.5% of the Series Investor Interest as of the last day of the prior calendar month; and

•	if a Supplemental Credit Enhancement Event has occurred, an amount equal to 8.0% of the Series Investor Interest as of the last day of the prior calendar month; or

•	on any distribution date after the master servicer has made an Effective Alternative Credit Support Election, the greater of:

•	1.0% of the initial Series Investor Interest; and

•	an amount equal to 12.5% of the Series Investor Interest as of the last day of the prior calendar month;
provided, however, that if an Amortization Event occurs with respect to this series, the Maximum Class B Credit Enhancement Amount for each distribution date after the Amortization Event will equal the Maximum Class B Credit Enhancement Amount for the distribution date immediately before the Amortization Event; and provided, further, that if a credit enhancement drawing has been made, until such time as the Available Class B Credit Enhancement Amount has been reinstated in an amount at least equal to the amount of that credit enhancement drawing, the Maximum Class B Credit Enhancement Amount will be the Maximum Class B Credit Enhancement Amount as of the date of that credit enhancement drawing.
      “Minimum Principal Receivables Balance” will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series, including each subseries, then outstanding.
      “Money Market Yield” will mean a yield — expressed as a percentage rounded to the nearest one-hundredth of a percent, with five hundred one-thousandths of a percent rounded upwards — calculated in accordance with the following formula:

Money Market Yield	=	D x 360 x 100 360 - (D x M)
where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the related interest accrual period.
      “Permitted Investments” will mean:

(i)	negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)	obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)	time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

•	incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank,

•	subject to supervision and examination by federal or state banking or depository institution authorities; and

•	that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)	commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)	investments in money market funds having the Highest Rating;

(ii)	demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

(iii)	shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

(a)	invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)	seeks to maintain a constant net asset value per share; and

(c)	has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.
These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

(iv)	a guaranteed investment contract — guaranteed as to timely payment — the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

(v)	repurchase agreements transacted with either

(a)	an entity subject to the United States federal bankruptcy code, provided that:

(1)	the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(5)	the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

(6)	the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

(7)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

(b)	a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

(1)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

(5)	failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.
At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations.
      Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.
      “Pooling and Servicing Agreement” will mean the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.
      “Portfolio Yield” will mean, with respect to any calendar month, the annualized percentage equivalent of a fraction, the numerator of which will be the sum of:

•	the amount of Finance Charge Collections received during that month; and

•	the amount of interchange allocated to each series then outstanding, including each subseries and including this series, for that month;
and the denominator of which will be the total amount of Principal Receivables in the trust as of the first day of that month.
      “Principal Collections” will mean, for any calendar month, all collections other than Finance Charge Collections.
      “Principal Receivable” will mean each Receivable other than Finance Charge Receivables.
      “Qualified Institution” will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 or better by Moody’s, and whose deposits are insured by the FDIC. A Qualified Institution may also be required to have a long-term debt rating of AA- or better by Standard & Poor’s if it will hold deposits for more than thirty days.
      “Rating Agency” will mean Moody’s or Standard & Poor’s, and “Rating Agencies” will mean Moody’s and Standard & Poor’s.

      “Receivable” will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer’s behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a “receivable” will include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.
      “Required Daily Deposit” will mean, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for this series, as more fully specified in the Series Supplement.
      “Revolving Period” will mean the period from October 1, 2006 to, but not including, the earliest to occur of:

•	the beginning of the Accumulation Period; or

•	the date an Amortization Event occurs.
      “Seller Certificate” will mean:

•	if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

•	an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee, in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.
      “Seller Certificate Ownership Agreement” will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.
      “Seller Interest” will mean, for any Trust Distribution Date or distribution date, the aggregate amount of Principal Receivables in the Trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.
      “Seller Percentage” will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.
      “Series Available Principal Amount” will mean, for any distribution date, if a Group Principal Allocation Event has occurred, for each series or subseries that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable, an amount calculated as follows: for each such series or subseries, seriatim, beginning with the series or subseries with the largest Series Investor Interest for that distribution date  — and if more than one series or subseries has the same Series Investor Interest on that distribution date, beginning with whichever of those series has the longest time remaining in its controlled liquidation period or accumulation period, as applicable, assuming that no amortization event or early accumulation event occurs with respect to that series or subseries — an amount equal to:

•	the Group Available Principal Amount; less

•	the Series Required Principal Amount for such series or subseries less the amount of such series’ or subseries’ scheduled principal payment or deposit, plus prior shortfalls, as applicable, that was funded on that distribution date, including any portion of that amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account pursuant to the Series Supplement for that series or subseries.

      For purposes of calculating the Series Available Principal Amount for each other such series or subseries, the Group Available Principal Amount will be reduced by the Series Available Principal Amount for the prior series or subseries for which the Series Available Principal Amount was calculated.
      “Series Closing Date” will mean October 3, 2006.
      “Series Collections Account” will mean the non-interest bearing segregated trust account for collections and other income allocated to this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.
      “Series Cut-off Date” will mean October 1, 2006.
      “Series Distribution Account” will mean a non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors of this series.
      “Series Excess Spread” will mean, for any distribution date, an amount equal to:

•	the sum of Series Finance Charge Collections, interchange allocated to the series, and any Class Investment Income for any class of this series; minus

•	the sum of:

•	the monthly interest for each class of this series;

•	the monthly servicing fee for each class of this series;

•	the product of the Series Percentage with respect to the Charged-Off Amount and the Charged-Off Amount; and

•	the Credit Enhancement Fee;
in each case for the distribution date; provided, however, that solely for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage for this series or any other series, Series Excess Spread will be the amount determined as set forth above minus, for so long as any series that is not eligible for allocations of interchange is outstanding and the Series Excess Spread for this series is positive without giving effect to this proviso, the lesser of the interchange allocated to this series or the amount determined as the Series Excess Spread without giving effect to this proviso; provided, that Series Excess Spread, for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage, will not be reduced below zero as a result of this proviso, if applicable, for such distribution date.
      “Series Excess Spread Percentage” will mean, for any distribution date:

•	the Series Excess Spread, multiplied by twelve; divided by

•	the Series Investor Interest as of the first day of the prior calendar month.
      For purposes of calculating the Series Excess Spread Percentage for any distribution date, the Series Investor Interest for this series will include the investor interest of any additional certificates issued in this series beginning with the distribution date in the month following the issuance of such additional certificates.
      “Series Finance Charge Collections” will mean the sum of the amount of Class Finance Charge Collections for each class for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.
      “Series Interest Funding Account” will mean the non-interest bearing segregated trust account for interest to be paid to the investors in this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.

      “Series Invested Amount” will mean, with respect to any distribution date, the sum of the Class A Invested Amount and the Class B Invested Amount on that distribution date.
      “Series Investment Income” will mean the Class A Investment Income plus the Class B Investment Income.
      “Series Investor Interest” will mean, with respect to any distribution date, the sum of the Class A Investor Interest and the Class B Investor Interest on that distribution date. On the Series Closing Date, the Series Investor Interest will be $526,316,000. Throughout this prospectus supplement, when we refer to the initial Series Investor Interest, we refer to the $526,316,000 of certificates to be issued on the Series Closing Date plus the face amount of any additional certificates of this series issued after the Series Closing Date.
      “Series Minimum Principal Receivables Balance” will mean, on any date of determination, the sum of:

•	if a Fixed Principal Allocation Event has not occurred, the Series Investor Interest on such date of determination, divided by 0.93; or

•	if a Fixed Principal Allocation Event has occurred, the Series Investor Interest as of the date of the Fixed Principal Allocation Event, divided by 0.93; and

•	the product of:

•	the sum of (1) the amount on deposit in the Series Principal Funding Account on the date of determination and (2) for any date of determination during the Accumulation Period, the scheduled principal deposit, and any shortfalls from prior months, for the next distribution date; and

•	a fraction the numerator of which is the Estimated Investment Shortfall and the denominator of which is the Estimated Yield, in each case on such date of determination, divided by 0.93;
provided, however, that Discover Bank may, upon 30 days’ prior notice to the trustee, the Rating Agencies and the Credit Enhancement Provider, reduce the Series Minimum Principal Receivables Balance by increasing the divisor set forth above — 0.93 — subject to the condition that Discover Bank shall have been notified by the Rating Agencies that the Rating Agencies would not lower or withdraw their ratings on any class of any series then outstanding because of the reduction, and provided, further, that Discover Bank may not increase the divisor set forth above to more than 0.98.
      “Series Percentage” will mean, with respect to any specified category described in clauses (i)-(vi) of the definition of “Class Percentage,” with respect to any distribution date or Trust Distribution Date, as applicable, the sum of the Class A Percentage and the Class B Percentage with respect to that category on that distribution date or Trust Distribution Date, as applicable.
      “Series Principal Collections” will mean the sum of the amount of Class Principal Collections for each class for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.
      “Series Principal Collections Account” will mean a non-interest bearing segregated trust account for this series established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.
      “Series Principal Funding Account” will mean the non-interest bearing segregated trust account for principal to be paid to the investors in this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.
      “Series Required Principal Amount” will mean, with respect to each distribution date, with respect to each series or subseries that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable:

•	if the distribution date is not in March, 125%; or

•	if the distribution date is in March, 105%,

of the scheduled principal payment or deposit, plus prior shortfalls, as applicable, for the series or subseries for that distribution date.
      “Series Supplement” will mean the Series 2006-3 Supplement to the Pooling and Servicing Agreement, to be dated as of October 3, 2006 between Discover Bank and the trustee, that will establish this series of certificates.
      “Series Termination Date” will mean the first business day following March 15, 2014 or, if March 15, 2014 is not a business day, the second business day following March 15, 2014.
      “Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

•	cause the trustee to appoint a successor servicer.
      These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail in the prospectus under “Servicing — Servicer Termination Events.”
      “Supplemental Credit Enhancement Amount” will mean the lesser of:

•	0.5% of the initial Series Investor Interest before an Effective Alternative Credit Support Election; or

•	zero after an Effective Alternative Credit Support Election; and

•	the difference between the Maximum Class B Credit Enhancement Amount, after giving effect to the occurrence of a Supplemental Credit Enhancement Event, and the Available Class B Credit Enhancement Amount, immediately before giving effect to the occurrence of a Supplemental Credit Enhancement Event.
      “Supplemental Credit Enhancement Event” will occur the first time the long-term debt or deposit rating of Discover Bank or any Additional Seller is withdrawn or reduced below BBB- by Standard & Poor’s.
      “Supplemental Subordinated Amount” will mean:

•	0.5% of the initial Series Investor Interest before an Effective Alternative Credit Support Election; or

•	zero after an Effective Alternative Credit Support Election.
      “Telerate Page 3750” will mean the display page so designated on Bridge Telerate Inc., or any other page that may replace that page on that service or a successor service for the purpose of displaying comparable rates or prices.
      “Trust Distribution Date” will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.

Outstanding Series of Certificates
      The table below sets forth the principal characteristics of the Class A and Class B certificates of all of the series the trust has issued that are currently outstanding. All series are in Group One. For more specific information with respect to any series, you should contact the master servicer at (302) 323-7434. The master servicer will provide you, without charge, a copy of the prospectus, prospectus supplement, if applicable, and series supplement, without exhibits, for any publicly issued series.

Series	1996-4	1998-5	2000-4	2000-7(3)

Initial Investor Interest
Class A	$1,000,000,000	$671,980,000	$650,000,000	$850,000,000
Class B	$52,632,000	$35,368,000	$34,211,000	$44,737,000
Interest Rate
Class A	LIBOR + 0.375%	LIBOR — 0.125%	LIBOR + 0.21%	LIBOR + 0.1725%
Class B	LIBOR + 0.55%	LIBOR + 0.33%	LIBOR + 0.45%	LIBOR + 0.4125%
Initial Credit Enhancement(1)
Class A	11.00%	12.50%	12.50%	12.50%
Class B	6.00%	7.50%	7.50%	7.50%
Interchange Allocations	No	No	No	No
Closing Date	April 30, 1996	June 12, 1998	May 10, 2000	June 20, 2000
Expected Maturity Date
Class A	April 15, 2011	June 16, 2008	May 15, 2007	June 15, 2007
Class B	May 16, 2011	July 15, 2008	June 15, 2007	June 15, 2007
Type of Principal Payment(2)
Class A	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet
Series Termination Date	October 16, 2013	December 16, 2010	November 17, 2009	December 16, 2009

				2003-1, Subseries
Series	2001-1	2002-2	2002-3	2

Initial Investor Interest
Class A	$1,200,000,000	$750,000,000	$900,000,000	$500,000,000
Class B	$63,158,000	$39,474,000	$47,369,000	$26,316,000
Interest Rate
Class A	LIBOR + 0.22%	5.15%	LIBOR +0.11%	LIBOR + 0.10%
Class B	LIBOR + 0.55%	5.45%	LIBOR +0.41%	3.45%
Initial Credit Enhancement(1)
Class A	12.50%	8.50%	12.50%	12.50%
Class B	7.50%	4.00%	7.50%	7.50%
Interchange Allocations	No	No	No	No
Closing Date	January 4, 2001	April 25, 2002	May 29, 2002	January 22, 2003
Expected Maturity Date
Class A	January 15, 2008	April 16, 2007	May 15, 2007	October 16, 2006
Class B	February 15, 2008	May 15, 2007	June 15, 2007	November 15, 2006
Type of Principal Payment(2)
Class A	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet
Series Termination Date	July 16, 2010	October 16, 2009	November 17, 2009	April 16, 2009

(1)	Expressed as a percentage of the initial series investor interest.

(2)	“Bullet” means that the trust is scheduled to repay principal in one payment. “Liquidating” means that the trust will repay principal over a period of time in a number of payment installments.

(3)	For Series 2000-7, “LIBOR” means the London interbank offered rate for three-month dollar deposits, determined two business days before the start of each interest accrual period.

	2003-1,			2003-4, Subseries
Series	Subseries 3	2003-2	2003-3	1

Initial Investor Interest
Class A	$500,000,000	$1,000,000,000	$900,000,000	$1,100,000,000
Class B	$26,316,000	$52,632,000	$47,369,000	$57,895,000
Interest Rate
Class A	LIBOR + 0.14%	LIBOR + 0.13%	LIBOR + 0.20%	LIBOR + 0.11%
Class B	LIBOR + 0.48%	3.85%	LIBOR + 0.65%	LIBOR + 0.33%
Initial Credit Enhancement(1)
Class A	12.50%	12.50%	12.50%	12.50%
Class B	7.50%	7.50%	7.50%	7.50%
Interchange Allocations	No	No	No	No
Closing Date	January 22, 2003	February 18, 2003	March 25, 2003	December 30, 2003
Expected Maturity Date
Class A	October 15, 2007	February 15, 2008	March 15, 2010	November 17, 2008
Class B	November 15, 2007	March 17, 2008	April 15, 2010	December 15, 2008
Type of Principal Payment(2)
Class A	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet
Series Termination Date	April 16, 2010	August 17, 2010	September 18, 2012	May 17, 2011

	2003-4,		2004-2, Subseries	2004-2,
Series	Subseries 2	2004-1	1	Subseries 2

Initial Investor Interest
Class A	$750,000,000	$1,250,000,000	$1,250,000,000	$500,000,000
Class B	$39,474,000	$65,790,000	$65,790,000	$26,316,000
Interest Rate
Class A	LIBOR + 0.18%	LIBOR + 0.03%	LIBOR + 0.02%	LIBOR + 0.07%
Class B	LIBOR + 0.43%	LIBOR + 0.18%	LIBOR + 0.16%	LIBOR + 0.24%
Initial Credit Enhancement(1)
Class A	12.50%	12.50%	12.50%	12.50%
Class B	7.50%	7.50%	7.50%	7.50%
Interchange Allocations	No	Yes	Yes	Yes
Closing Date	December 30, 2003	November 3, 2004	December 2, 2004	December 2, 2004
Expected Maturity Date
Class A	November 15, 2010	October 15, 2007	November 15, 2007	November 16, 2009
Class B	December 15, 2010	November 15, 2007	December 17, 2007	December 15, 2009
Type of Principal Payment(2)
Class A	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet
Series Termination Date	May 16, 2013	April 16, 2010	May 18, 2010	May 16, 2012

Series	2005-1	2005-2	2005-A(4)	2005-3

Initial Investor Interest
Class A	$1,500,000,000	$800,000,000	$750,000,000	$1,500,000,000
Class B	$78,948,000	$42,106,000	N/A	$78,948,000
Interest Rate
Class A	LIBOR + 0.01%	LIBOR + 0.03%	Variable	LIBOR + 0.02%
Class B	LIBOR + 0.15%	LIBOR + 0.16%	N/A	LIBOR + 0.19%
Initial Credit Enhancement(1)
Class A	12.50%	12.50%	7.50%	12.50%
Class B	7.50%	7.50%	N/A	7.50%
Interchange Allocations	Yes	Yes	Yes	Yes
Closing Date	January 18, 2005	October 13, 2005	November 29, 2005	November 30, 2005
Expected Maturity Date
Class A	March 17, 2008	October 15, 2009	November 17, 2008	November 17, 2008
Class B	April 15, 2008	November 16, 2009	N/A	December 15, 2008
Type of Principal Payment(2)
Class A	Bullet	Bullet	Liquidating	Bullet
Class B	Bullet	Bullet	N/A	Bullet
Series Termination Date	September 16, 2010	April 17, 2012	May 17, 2011	May 17, 2011

	2005-4, Subseries	2005-4, Subseries
Series	1	2	2006-A(4)	2006-B(4)

Initial Investor Interest
Class A	$700,000,000	$800,000,000	$400,000,000	$280,000,000
Class B	$36,843,000	$42,106,000	N/A	N/A
Interest Rate
Class A	LIBOR + 0.06%	LIBOR + 0.09%	Variable	Variable
Class B	LIBOR + 0.25%	LIBOR + 0.33%	N/A	N/A
Initial Credit Enhancement(1)
Class A	12.50%	12.50%	7.50%	7.50%
Class B	7.50%	7.50%	N/A	N/A
Interchange Allocations	Yes	Yes	Yes	Yes
Closing Date	December 16, 2005	December 16, 2005	January 27, 2006	January 27, 2006
Expected Maturity Date
Class A	December 15, 2010	December 17, 2012	January 15, 2009	January 15, 2009
Class B	January 18, 2011	January 15, 2013	N/A	N/A
Type of Principal Payment(2)
Class A	Bullet	Bullet	Liquidating	Liquidating
Class B	Bullet	Bullet	N/A	N/A
Series Termination Date	June 18, 2013	June 16, 2015	July 18, 2011	July 18, 2011

(4)	Series 2005-A, Series 2006-A, and Series 2006-B consist of certificates which were issued only to accredited investors, and are not publicly available. Amounts shown next to the heading “Initial Investor Interest” reflect the series initial investor interest less payments for certain matured portions thereof. Applicable interest rates are variable interest rates which are tied to commercial paper rates.

	2006-1, Subseries	2006-1, Subseries	2006-2, Subseries	2006-2, Subseries
Series	1	2	1	2

Initial Investor Interest
Class A	$750,000,000	$750,000,000	$600,000,000	$600,000,000
Class B	$39,474,000	$39,474,000	$31,579,000	$31,579,000
Interest Rate
Class A	LIBOR + 0.01%	LIBOR + 0.05%	LIBOR + 0.00%	LIBOR + 0.03%
Class B	LIBOR + 0.15%	LIBOR + 0.21%	LIBOR + 0.12%	LIBOR + 0.16%
Initial Credit Enhancement(1)
Class A	12.50%	12.50%	12.50%	12.50%
Class B	7.50%	7.50%	7.50%	7.50%
Interchange Allocations	Yes	Yes	Yes	Yes
Closing Date	February 28, 2006	February 28, 2006	July 27, 2006	July 27, 2006
Expected Maturity Date
Class A	February 17, 2009	February 15, 2011	July 15, 2009	July 15, 2011
Class B	March 16, 2009	March 15, 2011	August 17, 2009	August 15, 2011
Type of Principal Payment(2)
Class A	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet
Series Termination Date	August 16, 2011	August 16, 2013	January 18, 2012	January 16, 2014

2006-2, Subseries
Series	3

Initial Investor Interest
Class A	$320,000,000
Class B	$16,843,000
Interest Rate
Class A	LIBOR + 0.08%
Class B	LIBOR + 0.26%
Initial Credit Enhancement(1)
Class A	12.50%
Class B	7.50%
Interchange Allocations	Yes
Closing Date	July 27, 2006
Expected Maturity Date
Class A	July 15, 2013
Class B	August 15, 2013
Type of Principal Payment(2)
Class A	Bullet
Class B	Bullet
Series Termination Date	January 19, 2016

Prospectus
Discover® Card Master Trust I
Issuing Entity
Credit Card Pass-Through Certificates
Discover Bank
Master Servicer, Servicer, Seller and
Sponsor/ Depositor

Discover Bank intends to sell up to $19,000,000,000 aggregate principal amount of certificates in one or more series from time to time, representing interests in the Discover Card Master Trust I. The trust’s assets consist primarily of credit card receivables arising under selected Discover Card accounts and the cash payments of those receivables. The certificates are not interests in or obligations of Discover Bank, as sponsor and depositor, or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.
The trust will pay interest and principal on each series of certificates as specified in the prospectus supplement for the series.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-16 in the prospectus supplement and on page 15 of this prospectus.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus and a prospectus supplement for a particular series must be used to confirm sales of certificates of that series.
The prospectus supplement for any series using underwriters or agents will disclose the name of the managing underwriter or underwriters or the agents and any discounts or commissions.
MORGAN STANLEY
September 26, 2006

Prospectus

Important Notice about Information
Presented in this Prospectus
and the Accompanying Prospectus Supplement
      We provide information to you about the certificates in two separate documents:

•	this prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust, and

•	the prospectus supplement, which describes the specific terms of your certificates.
      We include cross-references in this prospectus and the accompanying prospectus supplement to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents on page 2.
      We have included glossaries of the capitalized terms used in this prospectus or the prospectus supplement.
      It is important for you to read and consider all information contained in both this prospectus and the accompanying prospectus supplement in making your investment decision.
      The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement for any series. We incorporate by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the trust with the SEC until we terminate our offering of the certificates.
      You should rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.
      We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus and the accompanying prospectus supplement relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.
Reports to Investors
      Discover Bank, as master servicer, will prepare monthly and annual reports for each outstanding series of certificates containing information about the trust and that series. You may obtain a copy of each report free of charge by calling 302-323-7434. See “Reports to Investors” in the related prospectus supplement. The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Discover Bank does not intend to send you any of its financial reports.
Where You Can Find More Information
      Discover Bank, as originator of the trust, and the trust have filed a registration statement with the SEC on behalf of the trust relating to the certificates offered by this prospectus and any prospectus supplement accompanying this prospectus. The trust’s SEC file number is 000-23108. Discover Bank was formerly known as Greenwood Trust Company.
      You may read and copy any reports, statements or other information that Discover Bank or the trust files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.
      You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings relating to the trust are also available to the public on the SEC Internet site

(http://www.sec.gov). The trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, Discover Bank, on behalf of the trust, files reports and other information with the SEC.
      We incorporated by reference the following reports and documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(1)	the trust’s Annual Report filed on Form 10-K for the year ended November 30, 2005;

(2)	the trust’s distribution reports filed on Form 10-D; and

(3)	Current Reports filed on Form 8-K filed since November 30, 2005.
      All reports and other documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the certificates will be deemed to be incorporated by reference into this prospectus and to be a part of it.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by calling Discover Bank, as master servicer, at (302) 323-7434.

Prospectus Summary
      The following summary describes certain aspects of the trust generally, including the typical provisions of each series of certificates. The remainder of this prospectus and the accompanying prospectus supplement provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.
Participants

Sponsor/ Depositor	Discover Bank. Discover Bank’s executive office is located at 12 Read’s Way, New Castle, Delaware 19720. Discover Bank was formerly known as Greenwood Trust Company. In its role as sponsor, Discover Bank has arranged for the trust to issue this series of certificates.

In its role as the depositor, Discover Bank transfers credit card receivables generated under specified Discover® Card accounts to the trust and retains: (i) the residual interest in the trust, which we refer to as the “seller interest,” (ii) the right to direct the issuance of new series from the trust and (iii) the proceeds from those issuances. Although we refer to Discover Bank in this role as the “seller” for purposes of the trust’s documentation, this role is equivalent to the role of the “depositor” as used in SEC regulations relating to asset-backed securities. References in this prospectus to Discover Bank as the “seller” shall also refer to the “depositor.”

Master Servicer and Servicer	Discover Bank. As master servicer for the trust, Discover Bank is responsible for various administrative actions for the trust, including causing collections to be deposited in trust accounts and trust reporting. As servicer for the trust, Discover Bank is also responsible for invoicing cardholders, processing payments, maintaining records relating to the receivables and otherwise handling collections and other functions with respect to the receivables. Discover Bank has outsourced certain servicing functions to its affiliate Discover Financial Services LLC (“DFS”), but Discover Bank is ultimately responsible for the overall servicing function.

Issuing Entity	Discover Card Master Trust I.

Trustee	U.S. Bank National Association.
Pool Assets

Formation of the Trust; Trust Assets	Discover Bank and the trustee formed the trust in October 1993. Discover Bank originates and has transferred to the trust the credit card receivables generated under certain designated Discover Card accounts. Those credit card receivables, which are generally unsecured, included principal receivables (that is, amounts owed by cardmembers representing the principal balances of cash advances, purchases that cardmembers have made with their Discover Cards and balances transferred by cardmembers to their Discover Card accounts from other credit card accounts). They also included finance charge receivables (that is, amounts owed by cardmembers representing finance charges accrued on unpaid principal balances, late fees and other service charges). As cardmembers make additional principal charges and incur additional finance charges and other fees in accounts designated for the trust, Discover Bank also transfers these additional receivables to the trust on an ongoing basis. During the revolving period and all other times while the certificates are outstanding, all new receivables generated on the designated accounts become assets of the trust.

The trust’s assets include, or may include, the following:

• credit card receivables;

• cash payments by cardmembers;

• cash recoveries on receivables in the trust that have been charged off as uncollectible;

• the proceeds that Discover Bank has transferred to the trust relating to any charged-off receivables that Discover Bank has removed from the trust;

• investment income on funds on deposit in certain investor accounts, if any;

• a portion of the interchange fees paid by or through merchant acceptance networks, including the network maintained by Discover Financial Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the trust;

• participation interests in other credit card receivables pools conveyed to the trust in accordance with the pooling and servicing agreement, if applicable;

• credit support or enhancement for each series;

• currency swaps for series denominated in foreign currencies; and

• interest rate protection agreements.
Information Regarding the Certificates

Classes, Allocations and Reallocations	Each series will have one or more classes; typically Class B certificates rank junior to Class A certificates.

The trust allocates collections and interchange, if applicable, among the series based on each series’ investor interest in receivables. The trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. Each series supplement to the pooling and servicing agreement specifies the percentages of these collections, interchange, if applicable, and charged-off receivables that are allocated to each class of the series at each point in time. These percentages vary based on a number of factors, including whether the trust has started to pay principal to investors in the series and whether Discover Bank has made certain choices regarding credit enhancement. The class percentages may differ for finance charge collections, principal collections, interchange, if applicable, and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collections. Once this determination is made, finance charge and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the trust typically uses finance charge collections and other income, including interchange and investment income from certain trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The trust typically uses principal collections to repay your principal.

In general, the trust will use each series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. In some circumstances, a prospectus supplement may provide that all or a portion of a series’ share of collections and other income will be reallocated to another series to make that series’ payments and reimbursements for a period of time. If a series has more collections and other income than it needs in any month, the trust may make the excess collections and other income available to other series so those series may make their payments and reimbursements, except that series issued prior to November 3, 2004 will not be eligible to receive reallocated interchange. You will not be entitled to receive these excess collections or other income. If a series issued on or after November 3, 2004 does not have enough collections and other income in any month, the trust may use excess collections and other income, including interchange, from other series to make payments and reimbursements for that series. Each prospectus supplement describes how the trust uses collections and other income to make payments, deposits and reimbursements for a particular series and how the trust reallocates collections and other income.

Investor Interest and Invested Amount	The trust generally allocates collections, interchange and charged-off amounts to you based on your investor interest, which is your interest in the receivables. The trust makes payments to you based on your invested amount, which generally is the principal balance of your certificates. Your investor interest in receivables may decrease over time as principal is paid to you or as principal collections are deposited into the series principal funding account to be paid to you at a later time.

Although your investor interest in receivables and your invested amount are related, they diverge under certain circumstances. For instance, if your series has an accumulation period, as the trustee accumulates principal in the series principal funding account, your investor interest in receivables will decline but your invested amount will not be affected. Your invested amount will shift from an interest entirely in the receivables to an interest in the cash in the series principal funding account and a smaller interest in the receivables.

Distribution Dates	The distribution date is the date in each month, typically the 15th, on which the trust allocates collections and other income from the preceding calendar month to investors and the trustee deposits them into appropriate accounts. A distribution date may also be a date the trust pays principal or interest to investors, but it will not always be a payment date. For example, a series that pays interest semiannually will have twelve distribution dates each year but only two interest payment dates; the trust will set aside funds on each distribution date to make the next interest payment.

Interest	The certificates accrue interest at the rates specified in or determined in accordance with the prospectus supplement.

Principal	The trust will be scheduled to pay principal on each class of a series in a single payment on a specified date or in monthly payments beginning on a specified date, as set forth in the prospectus supplement. Under certain circumstances, the trust may be unable to meet the schedule.

Amortization events are designed to protect investors from certain events that may adversely affect the trust and your investment in the certificates. These may include: Discover Bank’s or an additional seller’s inability to continue to transfer receivables to the trust; certain breaches of representations, warranties or covenants by Discover Bank or an additional seller; receivables performance that might impair the long-term ability of the trust to make all required payments with respect to a series; or certain events of insolvency with respect to Discover Bank or an additional seller. For some of these events to become amortization events, the trustee or a specified percentage of certificateholders must declare them to be amortization events; others become amortization events automatically when they occur. If an amortization event occurs with respect to a series, the trust becomes obligated to apply principal collections allocated to that series on a monthly basis to repay the remaining principal amount of the certificates of that series. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.

Each series of certificates will have two types of maturity dates, an expected maturity date, which may be different for different classes, and a series termination date. Unless otherwise specified in the prospectus supplement, the expected maturity date is the date Discover Bank believes the trust will make the final principal payment to investors in that class of certificates unless an amortization event occurs. The series termination date is always later than the expected maturity date, and is the last day on which the trust will pay principal to investors in a series. If the trust owes principal in the month before the series termination date, the trustee will sell receivables, proportionate to the series’ remaining interest in the trust, to repay the principal. After the series termination date, the trustee will not allocate collections to the series.

Controlled Liquidation Period	If a series provides that the principal on its certificates will be repaid in scheduled monthly payments, the series will have a controlled liquidation period. During the controlled liquidation period, the trust will apply principal collections allocated to the series to pay principal on the certificates, up to the amount of the scheduled monthly principal payment. The controlled liquidation period will begin on the first day of the month immediately preceding the month in which the trust will make the first principal payment for the series and continue until the principal of the series has been repaid in full, until an amortization event or an early accumulation event has occurred or until the series termination date.

Accumulation Period	If a series provides that its principal will be repaid in a single payment, it will have an accumulation period. Unless otherwise specified in the prospectus supplement, during the accumulation period, the trust will accumulate cash in the series principal funding account using collections it receives, to pay principal at maturity, unless Discover Bank elects to delay this process or an amortization event or an early accumulation event has occurred. The trust generally is scheduled to accumulate principal collections in the series principal funding account over several months, so that it will have collections available to make the final payment.

Discover Bank may elect to shorten the accumulation period if:

• it determines that enough principal collections from this and other series will be available to make larger deposits into the series principal funding account, and

• the required rating agencies have approved the election to shorten the accumulation period.

Typically, the accumulation period will begin on a date specified in the prospectus supplement, or on a later date if Discover Bank elects to shorten the accumulation period, and, unless otherwise specified in the prospectus supplement, will continue until the principal of the series has been repaid in full, until an amortization event or an early accumulation event has occurred or until the series termination date.

Amortization Period	The amortization period begins when an amortization event occurs and, unless otherwise specified in the prospectus supplement, continues until the trust has fully paid the principal of the series or until the series termination date.

Early Accumulation Events	Certain events that the series supplement would typically designate as amortization events may instead be designated as early accumulation events for a particular series. If an early accumulation event occurs with respect to a series, the trust becomes obligated to accumulate principal collections allocated to the series on a monthly basis in the series principal funding account. In general, the trust would make principal payments to investors after an early accumulation event in accordance with its original schedule, to the extent it has funds available, unless an amortization event subsequently occurs.

Credit Enhancement	A series may have credit enhancement that provides the trust with an additional source of funds if the trust does not receive sufficient collections on receivables and other income to make all required payments, deposits and reimbursements with respect to that series in any month. The credit enhancement may include:

• cash collateral accounts or reserve funds,

• letters of credit,

• surety bonds, or

• insurance policies.

The prospectus supplement may also identify other forms of credit enhancement. Series or classes of series may have credit enhancement that is also provided by subordination provisions in other classes or series. These subordination provisions may require the trust to reallocate collections and other assets that it initially allocated to a junior class or a junior series to instead make payments, deposits and reimbursements for a senior class or a senior series. The trust would generally make payments, deposits and reimbursements for a junior class or a junior series only after it had satisfied the requirements of each applicable senior class or senior series.
Series of Certificates Supported by Pool Assets

Issuance of Series of Certificates by the Trust	The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series. The pooling and servicing agreement that created the trust, and applies to all series, permits the trust to issue additional series or, in some circumstances, to increase the size of existing series by issuing additional certificates in those series, without the consent of, or notice to, certificateholders of any outstanding series. The trust will issue additional series only if Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series outstanding at the time of the new issuance because of the new issuance. Discover Bank and the trust will not request your consent to issue new series or increase existing series. If the trust does issue additional certificates for a series, then after the date of such issuance, references to initial series investor interest will include the investor interest of such additional certificates for that series.

Interest in Pool Assets	The certificates of each series represent an interest in the aggregate pool of receivables in the trust, not an interest in any specific receivable or subset of the receivables. That interest reflects your right to receive a portion of the collections paid on the receivables, your share of receivables that Discover Bank has charged off as uncollectible, your share of interchange (if interchange is a trust asset allocable to your certificates as specified in the prospectus supplement) your share of investment income on funds on deposit in investor accounts, if any, your right to the benefit of the credit enhancement established for the series and your right to the benefit of any currency swap or interest rate protection agreements for the series. Your right to receive any of these amounts will be limited to the amount of interest accrued on your certificates and the principal amount of your certificates. Discover Bank and the investors in other series currently outstanding own the remaining interest in the trust.

Discover Bank’s interest in the trust varies based on the size of the interests of the trust’s investors and the total amount of the trust’s receivables. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, Discover Bank’s interest in the trust declines. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, Discover Bank’s interest in the trust increases.

Terms of Particular Series; Use of Subseries	Each series has a particular set of terms that will be set forth in a series supplement to the pooling and servicing agreement. The series supplement for each series will specify, among other things, the classes in the series, its size and payment terms, the group to which the series belongs, the methods for allocating collections, interchange, if applicable, and charged-off receivables to it, the kind and size of credit enhancement for the series and any applicable amendments to the pooling and servicing agreement.

A series may be comprised of subseries, each of which may have different series investor interests, classes, interest rates, expected maturity dates, series termination dates, credit enhancement, investor accounts, revolving, accumulation, liquidation and amortization periods, amortization events and other provisions. For convenience, we refer throughout this prospectus only to “series.” However, for series comprised of subseries, each such reference should be read to include each subseries as if such subseries were an independent series and each term used with respect to a series should be read to refer to that term as defined for each subseries.

Revolving Period

Revolving Period	The revolving period is the period from the first day of the calendar month in which the trust issues a series until the trust begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the revolving period, the trust pays principal collections to Discover Bank in exchange for new receivables that cardmembers have generated on the accounts designated as part of the trust.

The trust may also use principal collections to pay the principal of other series. The revolving period for a series ends when the controlled liquidation period or the accumulation period begins, or when an amortization event or an early accumulation event occurs.
Addition and Removal of Pool Assets

Addition of Accounts to the Trust	Discover Bank may, and in certain circumstances may be required to, designate additional accounts as trust accounts, subject to rating agency approval, and transfer receivables in those accounts to the trust. Provided that requirements described under “The Trust—Addition of Accounts” are satisfied, there is no limit on the number of additional accounts that Discover Bank can designate as trust accounts. Even though Discover Bank transfers receivables to the trust, Discover Bank continues to own and service the related accounts.

Removal of Accounts from the Trust	Under certain circumstances, Discover Bank may designate certain accounts for removal from the trust as described under “The Trust—Removal of Accounts” if the minimum required level of principal receivables in the trust will be maintained and certain other conditions are satisfied.

Discover Bank may be required to repurchase receivables from the trust if (i) those receivables were not eligible for inclusion as trust assets at the time of transfer, (ii) their lack of eligibility has a material adverse effect on the investors’ interests in the receivables as a whole, and (iii) the lack of eligibility is not cured. Discover Bank may be required to repurchase all certificates of a series if the series supplement establishing such series does not constitute a legal, valid and binding obligation of Discover Bank enforceable against Discover Bank in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.
Servicing Fee

Servicing Fee	The master servicer is paid a monthly servicing fee, on behalf of the certificateholders of each outstanding series and the sellers, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the aggregate amount of receivables, excluding finance charge receivables, in the trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses, including costs related to any servicing or subservicing arrangements. The monthly servicing fee is allocated among the seller interest (held by Discover Bank as seller) and each outstanding series in accordance with the terms of the series supplement for each such series. The class monthly servicing fee for any class will be funded from the finance charge collections allocated to that class and may be funded from certain other sources, as described in “The Certificates—Cash Flows; Fees and Expenses Payable from Collections” in the related prospectus supplement.
Tax Concerns

Tax Consequences	For each series Discover Bank will receive an opinion of counsel that, although the matter is not free from doubt, the certificates will be treated as debt for federal income tax purposes. By accepting a certificate, you will agree with Discover Bank to treat the certificate as debt for federal, state and local income and franchise tax purposes.

If you are a beneficial owner of a certificate, you should:

• include in your gross income all stated interest paid or accrued on your certificate in accordance with your method of tax accounting; and

• include in your gross income the portion of any principal payments on your certificate that exceeds your allocable tax basis in your certificate.

If you are a United States person, payments on your certificates will generally be exempt from federal backup withholding, provided that you satisfy certain certification requirements. If you are a foreign person, payments on your certificates will generally be exempt from federal income tax and withholding, provided that you satisfy certain certification requirements. See “Federal Income Tax Consequences” for information concerning the application of tax laws.
Other Information

ERISA Considerations	In light of an exemption obtained by Discover Bank from the U.S. Department of Labor, Discover Bank believes that many employee benefit plans subject to ERISA may acquire the Class A Certificates. The Class B Certificates will not meet the requirements of the exemption, nor will they be considered “publicly offered securities” and therefore employee benefit plans subject to ERISA and entities whose assets are considered to be assets of an employee benefit plan subject to ERISA may not acquire the Class B Certificates. See “ERISA Considerations.” Advisors to employee benefit plans should consult their own counsel.

Denominations, Clearance and Settlement	You may purchase certificates in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000. You may elect to hold the certificates only through the following clearing organizations:

• The Depository Trust Company, or DTC, in the United States;

• Clearstream Banking, in Europe; and

• Euroclear, in Europe.

These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Certificates will not be available in paper form.

You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may affect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

Listing	To facilitate trading in non-U.S. markets, Discover Bank expects to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange.

Risk Factors
Investor Risk of Loss
      You will only receive payments of interest and principal on your certificates to the extent that the trust has funds available to make these payments. The trust will allocate charged-off receivables to your certificates each month, and will reimburse you for those charge-offs only to the extent that the trust has funds available to make those reimbursements. You should review the cash flow provisions described in “The Certificates—Cash Flows” in the prospectus supplement to understand the priority in which the trust allocates its assets to pay interest and principal and to reimburse charge-offs on this series and other series. To the extent the trust cannot fully reimburse your charge-offs, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates, and the amount of collections and interchange allocated to you and interest paid to you in any month may also be reduced.
Limited Credit Enhancement
      For any series issued by the trust, the credit enhancement for a senior class of certificates is limited by the available subordinated amount. Classes of certificates that rank junior will generally be limited by the amount on deposit in the credit enhancement account applicable to that series. The amount in a credit enhancement account for a series may be increased from its initial amount in certain situations as set forth in the credit enhancement agreement and series supplement for a series. However, Discover Bank can make no assurances that the credit enhancement provider will commit to fund any such increase or that Discover Bank will be able to find a replacement credit enhancement provider to fund such increase. If you own a certificate of a junior class and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the trust.
Rating of the Certificates
      Ratings assigned by a rating agency to the certificates of this series are not a recommendation for you to purchase, hold or sell the certificates. The ratings do not reflect market price or whether the certificates are suitable for your investment. The ratings address timely payment of interest and ultimate payment of principal, but do not address timely payment of principal. The ratings may not remain in effect and the rating agencies may lower or entirely withdraw their ratings at any time if they determine that a reduction or withdrawal of their ratings is appropriate.
Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event
      If the trust’s finance charge collections and other income for your series, your group and a subgroup of series in your group that are eligible for allocations of interchange are less than the interest expense, servicing fees, charge-offs and credit enhancement fees for your series, your group and such subgroup, averaged over a three-month period, an amortization event for your series will occur. If the level of receivables in the trust declines because cardmembers generate fewer new receivables on their accounts, and Discover Bank cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the trust, an amortization event will also occur. The following six factors, which are described in detail in the prospectus supplement, could cause trust performance to deteriorate or could cause the receivables balance in the trust to decline:

•	Discover Bank may change terms of the cardmember accounts;

•	different rates of interest relating to the receivables in the trust and the interest on the certificates;

•	trends in cardmember payments and receivables generation;

•	competition in the credit card industry;

•	effect of certain consumer protection laws and regulations; and

•	changes to cardmember minimum monthly payment requirements.

Effects of an Amortization Event
      If an amortization event occurs with respect to your series:

•	you may receive payments of principal earlier than you expected;

•	you may not receive all principal payments by the expected maturity date for your certificates;

•	we cannot predict how much principal the trust will pay you in any month or how long it will take to pay your invested amount in full; and

•	the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of your certificates will increase.
Limited Ability to Resell Certificates
      We anticipate that the underwriters will make a market in the certificates. A secondary market, however, may not develop. If a secondary market does develop, it might not continue until your certificates mature, or it might not be sufficiently liquid to allow you to resell any of your certificates.
Security Interests and Insolvency Related Matters
      The trust’s interest in the receivables and interchange may be impaired if the trustee does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables.
      In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the trust’s interest in the receivables and interchange, including filing financing statements of the trust’s interest with the Secretary of State of Delaware. The financing statement filed with the Secretary of State of the State of Delaware will lapse on the fifth anniversary of the filing date of such financing statement unless an appropriate continuation statement is filed within the time period specified in the UCC and the effectiveness of such financing statement may lapse much sooner than the fifth anniversary of such filing date in the event of certain changes in the name or legal location of Discover Bank or a merger of Discover Bank with another entity, in each case unless appropriate amendments or new financing statements of the security interest are filed in the appropriate public filing office. Accordingly, unless Discover Bank files appropriate continuation statements, amendments and/or new financing statements within the applicable time periods specified in the UCC, the perfection of the trust’s security interest in the receivables and interchange will lapse. More than one person can have a perfected security interest in the same receivables and interchange, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank’s property may have priority over the trust’s interest in the receivables and interchange.
      In addition, to the extent that the security interest granted to the trustee is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate this security interest or recover payments made in respect of the receivables in the trust, other than payments made to Discover Bank by the trust related to Discover Bank’s residual interest in the trust. If, however, a receiver or conservator of Discover Bank were to assert a contrary position or were to submit a claim and complete the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, requiring the trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the trust may be required to delay or possibly reduce payments to you on the certificates. If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the trust’s pooling and servicing agreement, to recover or reclaim receivables transferred to the trust, and to terminate Discover Bank’s obligations to transfer new receivables to the trust after the date of receivership. While we believe that these broad powers may be limited as a result of a final rule adopted by the FDIC which became effective September 11, 2000, we cannot assure you the FDIC, as a result of its appointment as conservator or receiver, would not exercise its repudiation powers by, for example, terminating Discovers Bank’s servicing obligations or finding certain provisions, such as amortization triggers, resulting solely from the appointment of a receiver for Discover Bank, unenforceable. See “The Seller, Depositor and Sponsor — Insolvency Related Matters.”
      In the event of a receivership of Discover Bank, new transactions on the Discover Cards issued by it might decline, potentially to zero. In such a circumstance, interchange would likely also decline, potentially to zero.
      Discover Bank, as servicer, will receive cash collections each month for the account of the trust. The trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the trust. Interchange will be deposited to the trust on the distribution date in each month, and the trust may likewise not have a perfected security interest in any cash interchange payments Discover Bank has not deposited.
      Discover Bank may add to the trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the trust may have additional sellers and servicers. The trustee must take certain actions to perfect the trust’s interest in these receivables and the corresponding portion of interchange calculated by reference to future net merchant sales on such accounts as well, and they will be subject to the same risks as the Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the seller’s property may have priority over the trust’s interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The trust may not have a perfected security interest in any collections and interchange that the servicers have not deposited in the collections account for the trust.
Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees
      The amount of interchange relates to transaction volume and therefore will likely decline substantially, and potentially to zero, in the event of an insolvency or receivership of Discover Bank or an additional seller. In addition, although the right to interchange will have been assigned prior to such an event, interchange is only deposited monthly on each distribution date and the trust may not have a perfected security interest in, or the FDIC may challenge the trust’s right to, interchange that has not been deposited prior to such an event. Accordingly, we cannot assure you that amounts with respect to interchange will be available to the trust following an insolvency or receivership, and a legal opinion with respect to interchange would not be meaningful. In addition, the rate at which interchange fees are paid is determined by contract and may be renegotiated from time to time. Any such renegotiation may reduce the amount of interchange paid to the trust.
Issuance of Additional Series
      The trust may issue additional series of certificates or, if permitted by the series supplements for those series or the pooling and servicing agreement, increase existing series, without your consent. Discover Bank and the trust will not request your consent to issue new series or increase existing series. The trustee will authenticate and deliver a new series of certificates or additional certificates in this series or another existing series only if, among other conditions, Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series outstanding at the time of the new issuance because of the new issuance. If the trust does issue one or more additional series or additional certificates in an existing series, those series or certificates may impact the timing and amount of payments you receive on this series.

Addition of Accounts
      Discover Bank may designate additional accounts, the receivables in which will be transferred to the trust. The corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation will also be assigned to the trust. Discover Bank may also designate interests in other pools of credit card receivables and interchange for inclusion in the trust. The additional accounts may be Discover Card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed above under the headings “—Security Interests and Insolvency Related Matters” in this prospectus and “Risk Factors — Consumer Protection Laws and Regulations” in the accompanying prospectus supplement will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the trust, the additional accounts:

•	may contain a higher proportion of newly originated accounts;

•	may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the trust;

•	may not be of the same credit quality as the accounts already included in the trust;

•	may have different terms than the accounts already included in the trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the trust;

•	may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may include accounts for which the cardmembers pay receivables at a slower rate, which could delay principal payments to you; and

•	may initially have lower levels of recoveries than accounts already in the trust because Discover Bank will not add charged-off accounts to the trust.

The Trust
      Discover Bank and the trustee formed the trust, which is the issuing entity of the certificates, in October 1993, pursuant to the Pooling and Servicing Agreement. The trust is a common law trust and is governed by the laws of the state of New York. The fiscal year end for the trust is November 30. Discover Bank has transferred Discover Card receivables existing as of specified dates in designated accounts to the trust. As cardmembers make additional charges and incur additional finance charges and other fees with respect to these accounts, Discover Bank is also obligated to transfer these additional Receivables to the trust on a daily basis until the trust terminates. If we refer to the pool of receivables in the trust, we refer to “Receivables” and the “Accounts” in which they arise. If we refer to the Discover Card portfolio generally, we refer to “receivables” and the “accounts” in which they arise. In addition, on November 3, 2004, Discover Bank conveyed to the trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks, including the national network maintained by DFS, to Discover Bank in connection with transactions on accounts of the type included in the trust, which we refer to as “interchange.” The portion conveyed to the trust will be determined by dividing the net merchant sales processed on the Accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio that month, and will be deposited to the trust only on the related distribution date.
      The trust has been capitalized by the transfer of receivables to it from Discover Bank. In exchange for the transfer of Receivables, Discover Bank received the Seller Certificate. Discover Bank’s equity in the trust, represented by the Seller Interest, varies based on the size of the interest of the trust’s investors and the total amount of the trust’s receivables. As Discover Bank transfers additional Receivables, the Seller Interest increases. Discover Bank also receives the net cash proceeds from each sale of certificates of a series.
      The trust’s assets include, or may include, the following:

•	the Receivables;

•	all monies due or to become due under the Receivables;

•	all proceeds of the Receivables, including collections that Discover Bank or any other servicer may use for its own benefit before each distribution date subject to satisfaction of specified ratings criteria;

•	interchange for the benefit of series issued on or after November 3, 2004;

•	all monies on deposit in the investor accounts;

•	cash recoveries on Receivables charged off as uncollectible;

•	the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust;

•	investment income on funds on deposit in investor accounts, if any;

•	participation interests in other credit card receivables pools conveyed to the trust in accordance with the Pooling and Servicing Agreement, if applicable;

•	credit support or enhancement for each series;

•	currency swaps for series denominated in foreign currencies; and

•	interest rate protection agreements.
Discover Bank has the right, and in some circumstances the obligation, to designate additional Accounts, which may be Discover Card accounts or other credit accounts originated by Discover Bank or an affiliate of Discover Bank, to be included as Accounts, or to add interests in other credit card receivables pools to the trust, subject to conditions that we describe in “—Addition of Accounts.” No participation interests in other credit card receivables pools have been added to the trust. To the extent that interests in other credit card pools are part of the trust’s assets, the prospectus supplement will provide disclosure with respect to such interests. In addition, Discover Bank has the right to designate Accounts for removal from the trust, subject to conditions that we describe in “—Removal of Accounts.”

      Discover Bank formed the trust to issue certificates of various series pursuant to the Pooling and Servicing Agreement and a Series Supplement for each series. The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series from time to time and will continue as a trust after the Series Termination Date of any particular series. The trust may only issue additional series if it receives confirmation from Moody’s and Standard & Poor’s that the issuance will not cause these rating agencies to lower or withdraw their then current ratings on any class of any outstanding series of certificates as a result of the issuance of the certificates. The trust will not engage in any business activity other than:

•	acquiring and holding the Receivables and the proceeds from the Receivables and related interchange;

•	issuing certificates and the Seller Certificate;

•	making payments on certificates and the Seller Certificate;

•	investing funds on deposit in the investor accounts;

•	entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements; and

•	entering into other agreements with third parties for the benefit of the investors of one or more series.
As a consequence, Discover Bank does not expect the trust to need additional capital resources except for the Receivables in additional Accounts, the corresponding portion of interchange calculated by reference to net merchant sales on such Accounts on and after the date of designation or interests in other credit card receivables pools, if applicable. Except for borrowings in connection with credit enhancement arrangements for the benefit of investors of one or more series, the trust may not borrow funds. The trust may not make loans.
      The trust has been structured to have very limited permitted activities and to afford very little discretion with respect to its administration. To the extent decisions are permitted to be made for the trust, they are limited to account additions and removals as described elsewhere in this prospectus, and the following:

•	Servicing of receivables. The master servicer and servicer are ultimately responsible for handling all billing, payment processing and collection activity for the trust, and have the ability to modify or cancel receivables as a result of fraudulent or counterfeit charges, returns, or as may be otherwise consistent with their general servicing guidelines. See “Collection Efforts and Charged-Off Accounts.”

•	Issuance of new series and additional certificates in existing series. Subject to confirmation from Moody’s and Standard & Poor’s that the issuance of a new series will not cause them to lower or withdraw their ratings on outstanding series, the seller may cause the trust to issue a new series of certificates and may establish the terms of that new series. The seller may also cause the trust to issue additional certificates in existing series. See “Issuance of Additional Series and Additional Certificates.”

•	Credit enhancement, swaps and interest rate caps. The master servicer may cause the trust to enter into credit enhancement arrangements, swaps or interest rate caps in connection with any new series, and may cause the trust to enter into replacement or substitute arrangements with respect to the credit enhancement in accordance with the credit enhancement agreement and the series supplement for the applicable series.

•	Delays in commencement of the accumulation period. Subject to confirmation from Moody’s and Standard & Poor’s that delaying the commencement of the accumulation period for a series will not cause them to lower or withdraw their ratings on any outstanding class of any outstanding series, the master servicer may cause the commencement of such accumulation period to be delayed if it reasonably determines that the delay will not prevent any class of the applicable series from being paid on its expected final payment date.

•	Movement of series among groups. Subject to confirmation from Moody’s and Standard & Poor’s that moving a series will not cause them to lower or withdraw their ratings on any class of any outstanding series and other specified conditions, the master servicer may move a series from one group in the trust to another. See “—Reallocation of Series Among Groups.”

•	Alternative Credit Support Election. The seller may change the way finance charge collections are allocated to a series following an amortization event by making an Alternative Credit Support Election and arranging for additional credit enhancement for the series, as specified in the applicable series supplement. The Seller may also make an Alternative Credit Support Election prior to an amortization event, which election would apply during the amortization event.

•	Clean-up call. The seller may repurchase the remaining certificates of a series if the Series Investor Interest for such series is 5% or less of the original Series Investor Interest for the series and other specified conditions are satisfied. See “The Certificates—Clean-up Call; Termination of Series” in the accompanying prospectus supplement.

•	Amendments. The master servicer, servicer, seller and trustee may agree to make certain amendments to the pooling and servicing agreement or to any series supplement without investor consent, and may make other amendments, including those having a material adverse effect on investors in one or more classes of certificates or amendments changing the permitted activities of the trust, if the holders of the specified percentage of the certificates consent to such amendments. See “The Certificates—Amendments.”

      The trust’s payment obligations from cash flows with respect to agreements with third parties are limited to the extent that funds are available to pay such obligations.
The Trustee
      U.S. Bank National Association (“U.S. Bank”) will act as the trustee, registrar and paying agent under the pooling and servicing agreement and the series supplement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which ranks among the largest bank holding companies in the United States. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
      U.S. Bank has one of the largest corporate trust businesses in the country with offices in over thirty U.S. cities. The Pooling and Servicing Agreement and the related series supplements will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604. U.S. Bank has provided corporate trust services since 1924.
      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.
      The trustee, registrar and paying agent shall make each monthly statement available to the certificateholders via the trustee’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.
Trustee’s Relationship with Discover Bank and the Trust
      U.S. Bank has been acting as the trustee for the trust since its formation in October 1993. Discover Bank and its affiliates may enter into normal banking and trustee relationships with the trustee from time to time. The trustee and its affiliates may own certificates in their own names. In addition, the trustee may appoint a co-trustee or separate trustees of all or any part of the trust to meet the legal requirements of a local jurisdiction. If the trustee does appoint a co-trustee or separate trustee, that separate trustee or co-trustee will be jointly subject, with the trustee, to all rights, powers, duties and obligations conferred on the trustee by the Pooling and Servicing Agreement or any Series Supplement. In any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will be singly subject to all of these rights, powers, duties and obligations. Any separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.
      The trustee is not responsible for independently evaluating any Receivables transferred to the trust. Within five business days of an Account removal or addition, Discover Bank will deliver to the trustee a computer file, hard copy or microfiche list containing a true and complete list of each Account which shall be deemed removed or added, as applicable, and such Accounts will be identified by account number. The trustee will have access to such records and agreements as may be necessary for it to enforce the rights of the investors in the trust’s certificates, however, such records and agreements will not be delivered to the trustee at closing. The trustee will not be obligated to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or any Series Supplement, or to institute, conduct or defend any litigation at the request, order or direction of any investors, unless such investors have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which it may incur; provided, however, that if a Master Servicer Termination Event or any Servicer Termination Event occurs and has not been cured, the trustee will be obligated to appoint a successor master servicer or servicer or to itself act as such successor, and to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
      The trustee is not obligated to make an investigation into matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document except upon the written request of holders of at least 51% of the aggregate Class Invested Amount of any class of any series and subject to indemnification by such holders as described above. The trustee will be bound by instructions regarding the time, method, and place of conducting any proceeding for any remedy available to the trustee upon written request of holders of at least 51% of the aggregate Class Invested Amount of any Class of any Series. However, if following any instruction of the holders the action would be illegal, subject the trustee to personal liability, or be materially adverse to investors who were not party to such direction, the trustee will not be bound to follow such instruction.
      Pursuant to the Pooling and Servicing Agreement, the trustee also:

•	calculates the monthly rate for variable rate securities, makes interest and principal payments on the certificates, or deposits funds into the Series Principal Funding Account, if applicable, out of available trust collections and in accordance with the cash flows for the series;

•	delivers to certificateholders of record certain notices, reports and other documents received by the trustee, or otherwise required to be prepared or delivered by the trustee as required under the Pooling and Servicing Agreement;

•	authenticates, delivers, cancels and otherwise administers the certificates, including holding global certificates on behalf of DTC;

•	establishes and maintains trust accounts and maintains records of activity in those accounts;

•	serves as the initial transfer agent, paying agent and registrar, appoints the Luxembourg paying agent and, if it resigns these duties, appoints a successor transfer agent, paying agent and registrar;

•	invests funds in trust accounts at the direction of the master servicer;

•	if the trust owes principal in the month before the Series Termination Date, sells receivables, proportionate to the series’ remaining interest in the trust, to repay the principal; and

•	performs certain other administrative functions identified in the Pooling and Servicing Agreement.

Indemnification and Limitation of Liability of the Trust and the Trustee
      Discover Bank as seller, and any Additional Sellers, generally will indemnify the trust and the trustee against losses arising out of the sellers’ activities in connection with the trust or the trustee. However, the sellers will not indemnify:

•	the trustee for liabilities resulting from fraud, negligence (including negligent failure to act), breach of fiduciary duty or willful misconduct by the trustee in performing its duties as trustee;

•	the trust or the investors for liabilities arising from actions taken by the trustee at the investors’ request; or

•	the trust or the investors for any taxes, or any related interest or penalties, required to be paid by the trust or the investors.
      This indemnification will be only from the assets of the related seller and will be subordinate to the trust’s security interest in the Receivables and interchange. This indemnification will not constitute a claim against any seller in an amount that exceeds the lesser of:

•	that seller’s available assets; or

•	the full amount of the claim multiplied by the percentage of the Principal Receivables in the trust that have been transferred to the trust by that seller.
Resignation or Removal of Trustee; Appointment of Successor Trustee
      The trustee may, upon giving notice to the sellers and the master servicer and the appointment of a successor trustee, resign and be discharged from its duties as trustee. Upon receiving notice of trustee’s resignation, the master servicer shall promptly appoint a successor trustee. If no successor has been appointed, then the trustee may petition a court to appoint a successor trustee. If the trustee becomes ineligible to act as trustee, by not meeting the requirements of the Pooling and Servicing Agreement, and fails to resign per the request of the sellers, or the trustee becomes legally unable to act or bankrupt or insolvent, the master servicer may remove the trustee and appoint a successor trustee. The resignation or removal of the trustee shall not become effective until the successor trustee has accepted the appointment. The costs associated with replacing a trustee who has resigned or been removed are expected to be paid by the master servicer. The master servicer shall provide written notice to Moody’s and Standard & Poor’s of any resignation or removal of the trustee and the appointment of any successor trustee.
      Upon acceptance of appointment and resignation of the predecessor trustee, the successor trustee shall become fully vested with all the rights, powers, duties and obligations of the predecessor trustee. The successor trustee shall notify all certificateholders of its appointment. The successor trustee must meet the requirements of Section 11.07 of the Pooling and Servicing Agreement in order to become trustee. The successor trustee must also have a long-term debt rating of Baa3 or higher, or a comparable rating from Moody’s and of BBB-or higher, or a comparable rating from Standard & Poor’s.
Sale and Assignment of Receivables to the Trust
      On October 27, 1993 and on various subsequent dates, Discover Bank sold and transferred to the trust all of its right title and interest in and to:

•	all Receivables existing in the accounts designated as Accounts on each such date; and

•	all Receivables created in those Accounts after each such date, on a daily basis as they arise, until the trust terminates.
In exchange for these transfers, Discover Bank has received the Seller Certificate, the right to direct the issuance of new series of certificates, and the proceeds from the sale of each new series. See “—Formation of the Trust.” Effective November 1, 2004, Discover Bank also conveyed the right to receive interchange to the trust. See “The Trust.”

      Since the assets in the trust are intangible, they require no formal custodial arrangements; however, Discover Bank has indicated in its computer files that it has transferred the Receivables to the trust. In addition, Discover Bank has provided to the trustee a computer file containing a complete list of each Account identified by account number, and will provide a similar computer file with respect to newly designated Accounts each time it designates additional Accounts. Discover Bank will not:

•	deliver to the trustee any other records or agreements relating to the Accounts and the Receivables;

•	segregate the records and agreements that it maintains relating to the Accounts and the Receivables from records and agreements relating to other credit accounts and receivables; or

•	otherwise mark these records or agreements to reflect the sale of the Receivables to the trust, except for any electronic or other indicators necessary to service the Accounts in accordance with the Pooling and Servicing Agreement and any Series Supplement.
The trustee will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of investors. The seller or master servicer filed a UCC-1 financing statement in accordance with applicable state law to perfect the trust’s interest in the Receivables, and the master servicer will file continuation statements as needed to maintain that perfection. See “Certain Legal Matters Relating to the Receivables.”
Addition of Accounts
      Discover Bank may, in its sole discretion:

•	designate credit card accounts originated by Discover Bank or its affiliates as additional Accounts, and cause the receivables then existing and thereafter arising in those accounts to be transferred to the trust and assign to the trust the corresponding portion of interchange calculated by reference to net merchant sales on those accounts on and after the date of designation; or

•	convey interests in other credit card receivables pools to the trust.
In addition, Discover Bank will be required to designate additional Accounts or convey interests in other credit card receivables pools to the trust if the aggregate amount of Principal Receivables in the trust on the last day of any month is less than the Minimum Principal Receivables Balance. If such addition is required but does not take place, an Amortization Event will occur.
      Additional Accounts may consist of additional Discover Card accounts originated by Discover Bank or other credit accounts originated by Discover Bank or an affiliate of Discover Bank. These Accounts may include newly originated accounts.
      Discover Bank may only assign additional Accounts to the trust if:

•	Discover Bank and the trustee execute and deliver a written assignment;

•	Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust’s security interest in the Receivables in the additional Accounts and insolvency and related matters;

•	an authorized officer of the servicer delivers a certificate regarding the selection criteria used to select the additional Accounts; and

•	either

•	each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates; or

•	the proposed assignment complies with any limitations established by the Rating Agencies on Discover Bank’s ability to designate additional Accounts.

      The servicer for any additional Accounts must select those Accounts on the basis of selection criteria that the servicer does not believe to be materially adverse to the interests of investors in any outstanding class of any series of certificates or any credit enhancement provider.
      The trust will receive all collections of Receivables in additional Accounts in the same manner as it receives other collections. The servicer may, however, estimate the amount of Finance Charge Receivables billed on the Receivables in the additional Accounts for the month in which the Accounts were added to the trust.
      Although the Pooling and Servicing Agreement must be amended to add interests in other pools of credit card receivables to the trust, this amendment will not require investor consent. Discover Bank may only add interests in other pools of credit card receivables to the trust if:

•	Discover Bank delivers a certificate to the trustee stating that Discover Bank reasonably believes that the addition will not be materially adverse to the interests of investors in any outstanding class of any series or any credit enhancement provider;

•	Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust’s security interest in these added interests and insolvency and related matters; and

•	each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates.
      Additional Accounts or accounts underlying interests in pools of credit card receivables:

•	need not be Discover Card accounts or accounts originated by Discover Bank;

•	may have different terms than the terms governing the Accounts initially included in the trust, including the possibility of lower periodic finance charges or fees;

•	may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may be composed entirely of newly originated accounts;

•	may contain a higher percentage of newly originated accounts than the Accounts currently included in the trust; and

•	may contain accounts originated using criteria different from those applied to the Accounts currently included in the trust.
Accordingly, we cannot assure you that any additional Accounts or accounts underlying the added interests in pools of credit card receivables will be of the same credit quality as the Accounts currently included in the trust or that inclusion of these Accounts or the interests in pools of credit card receivables will not reduce the percentage of Finance Charge Collections relative to Principal Collections. Discover Bank intends to reflect any additions to the trust that it considers to be material in its monthly report to investors to be filed with the SEC on Form 10-D.
Removal of Accounts
      Discover Bank may, but is not obligated to, designate Accounts for removal from the trust. Any removal will be effective for Charged-Off Accounts, on any day Discover Bank designates, and for all other Accounts, on the last day of the calendar month during which Discover Bank designated the Accounts to be removed.
      For Discover Bank to remove Accounts, it must deliver an officer’s certificate confirming that:

•	the aggregate amount of Principal Receivables in the trust minus the aggregate amount of Principal Receivables in the removed Accounts is not less than the Minimum Principal Receivables Balance;

•	Discover Bank reasonably believes that removing the Accounts will not cause an Amortization Event to occur for any outstanding series;

•	Discover Bank reasonably believes that removing the Accounts will not prevent the trust from making any scheduled principal payment or deposit for any series in full;

•	Discover Bank did not select the Accounts to be removed using procedures that it believed to be materially adverse to the investors;

•	the Rating Agencies have advised Discover Bank that the removal will not cause them to lower or withdraw their ratings on any class of any outstanding series of certificates; and

•	the Accounts to be removed will meet one of the following criteria:

•	each of the Accounts is a Charged-Off Account;

•	the Accounts to be removed were randomly selected; or

•	the Accounts were originated or maintained in connection with a so-called “affinity” or “private-label” arrangement that has expired or been terminated by a third party.
      Any removal will remove all Receivables in the removed Accounts from the trust and all rights to the corresponding portion of interchange calculated by reference to net merchant sales on such Accounts on and after the date of removal.
      Discover Bank intends to reflect any removal of accounts from the trust that it considers to be material in its monthly report to investors to be filed with the SEC on Form 10-D.
Termination of the Trust
      The trust is scheduled to terminate twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993. In addition, the sellers may elect to terminate the trust on the day after the distribution date on which the trust has deposited funds into the appropriate investor accounts sufficient to pay in full the Aggregate Investor Interest plus all accrued and unpaid interest on all series then outstanding.
The Certificates
      This summary is not a complete description of the terms of the certificates of a series. You should refer to the applicable prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for a more complete description. If you write to the trustee at its principal corporate trust office, the trustee will provide you a free copy of the Pooling and Servicing Agreement, without exhibits or schedules, and the applicable Series Supplement, without exhibits.
General
      Each series will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The Series Supplement will consist of two parts, a series term sheet and an annex. The series term sheet will set forth the basic terms of a series. The annex will constitute the bulk of the Series Supplement and will contain the detailed provisions regarding allocations and payments to the investors of the series. The annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that will not apply to all series. The series term sheet, in conjunction with the annex, will set forth all of the specific terms of the series.
      Each series will consist of one or more classes of certificates. Each certificate will represent a fractional undivided interest in the trust, including the right to a percentage of all collections on the Receivables in the trust. See “—Class Percentages and Seller Percentage.” Each certificate of a series will represent the right, subject to the cash flow provisions for the series, to receive interest payments on interest payment dates, at the applicable interest rate, on the invested amount of the certificate. If a series has a controlled liquidation period, each certificate of that series will represent the right, subject to the cash flow provisions for the series, to receive monthly payments of principal on scheduled principal payment dates and during the Amortization Period, if any, for that series. If a series has an accumulation period, each certificate of that series will represent the right, subject to the cash flow provisions for the series, to receive repayment of principal on an applicable expected maturity date and monthly payments of principal during the Amortization Period, if any, for that series. See “The Certificates—Interest Payments” and “—Principal Payments” in this prospectus and in the related prospectus supplement.
      If a series has one or more classes of subordinated certificates, the rights of investors in each junior class to receive payments will be subordinated to the rights of the investors in each senior class of that series to the extent described in the related prospectus supplement. See “The Certificates— Subordination of Class B Certificates” in this prospectus and “The Certificates— Subordination of the Class B Certificates— Class A Credit Enhancement” in the related prospectus supplement.
      Discover Bank owns the interest in the Principal Receivables in the trust that is not represented by outstanding certificates of any series at any given time. This interest is an undivided interest in the Principal Receivables, including the right to a varying percentage, the Seller Percentage, of all collections on the Receivables in the trust and interchange assigned to the trust. See “—Class Percentages and Seller Percentage.”
      Discover Bank’s interest varies based on the size of the interests of the trust’s investors and the total amount of the trust’s Principal Receivables. The amount of Principal Receivables in the trust will vary each day as cardmembers create new Principal Receivables and pay others.

•	If in any month the amount of collections of Principal Receivables and the Charged-Off Amount exceed the amount of new Principal Receivables created, Discover Bank’s interest in the trust declines.

•	If in any month the amount of collections of Principal Receivables and the Charged-Off Amount are less than the amount of new Principal Receivables created, Discover Bank’s interest in the trust increases.
Discover Bank’s interest also declines when the trust issues additional series, when the trust increases the size of existing series by issuing additional certificates in those series and when Discover Bank causes the Receivables in designated Accounts to be removed from the trust. Discover Bank’s interest also increases when the investor interest in receivables for any series declines as principal is paid to investors or deposited in the series principal funding account for the benefit of investors, and when Discover Bank causes the Receivables in additional Accounts to be added to the trust.
Interest Payments
      The trust will pay interest on the certificates of a class or series as specified in the applicable prospectus supplement. The trust will only pay this interest to the extent that it has allocated funds for this payment in accordance with the cash flows for the series, as described in the applicable prospectus supplement. In general, the trust will only use Finance Charge Collections and certain other amounts allocated to investors in a series—and if the cash flow provisions permit reallocations, similar funds from other series to the extent available to the applicable series under those cash flow provisions—to make these interest payments. If necessary, the trust may also use credit enhancement to make these interest payments. If the interest payment dates for a series or class occur less frequently than monthly, the trust will allocate funds for the next interest payment on each distribution date and will deposit these funds into the applicable series interest funding account to be used to pay interest on the next interest payment date. If a series has more than one class of certificates, each class may have a separate interest funding account. The trustee will invest funds on deposit in a series interest funding account in Permitted Investments. Except as otherwise specified in the applicable prospectus supplement, the trustee will pay any earnings on these investments, net of losses and investment expenses, to Discover Bank or at Discover Bank’s direction.

Principal Payments
      The trust will pay principal on a series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, and may make monthly deposits into a series principal funding account before these principal payments begin, as described in the prospectus supplement, in each case subject to any conditions and exceptions set forth in the prospectus supplement. The trust will only pay or deposit this principal to the extent that it has allocated funds for this payment or deposit in accordance with the cash flow provisions for the series, as described in the applicable prospectus supplement. In general, the trust will only use Principal Collections and amounts used to reimburse charge-offs allocated to investors in a series—and if the cash flow provisions permit reallocation, similar amounts reallocated from other series to the applicable series to the extent available to the applicable series under those cash flow provisions—to make these principal payments or deposits. Unless the prospectus supplement for a series specifies otherwise, the trust will not reallocate funds to make a principal payment or deposit for any series during the Amortization Period or Early Accumulation Period for that series.
      The following section describes generally how the trust pays principal during the different periods of the series. Each series will not have all of these periods. If an Amortization Event or an Early Accumulation Event occurs during the revolving period, accumulation period or controlled liquidation period for a series, that period will end and an Amortization Period or Early Accumulation Period will begin.
      Revolving Period. Unless otherwise specified in the related prospectus supplement, the trust will not pay any principal on the certificates of a series during the revolving period for that series.
      Accumulation Period. If a series has an accumulation period, the trustee will deposit funds into the series principal funding account for that series on each distribution date of the accumulation period in accordance with the cash flow provisions of that series. The trust will pay principal in a lump sum on the expected maturity date for each class of the series, using funds from the series principal funding account. Unless otherwise specified in the prospectus supplement, if that account does not have sufficient funds to pay principal of a class on the expected maturity date for that class, an Amortization Event will occur.
      Controlled Liquidation Period. If a series has a controlled liquidation period, the trust will pay principal on certificates of that series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, using funds available for those principal payments in accordance with the cash flow provisions of that series. Unless otherwise specified in the prospectus supplement, if the trust has not fully paid the principal on a class of certificates in a series by the expected final payment date for that class, an Amortization Event will occur.
      Early Accumulation Period. If an Early Accumulation Event occurs for a series, the trust will deposit funds into the Series Principal Funding Account for that series on each distribution date of the Early Accumulation Period until the series investor interest in receivables is zero or until the Series Termination Date. To the extent funds are available, the trust will pay principal on the date or dates and in the amounts it otherwise would have paid principal had the Early Accumulation Event not occurred. Under certain circumstances, an Amortization Event may occur after an Early Accumulation Event, in which case an Amortization Period will begin.
      Amortization Period. If an Amortization Event occurs for a series, the trust will pay principal on certificates of that series on each distribution date of the Amortization Period, using funds available to pay that principal in accordance with the cash flow provisions of that series, until the series invested amount has been reduced to zero or until the Series Termination Date.
      Other Periods. The trust may issue series that pay or deposit principal in different ways than those described above, including series that require the trust to pay or deposit principal for some period of time, after which the series may re-enter a revolving period in which the trust does not make principal payments or deposits. If your series has any of these additional periods, we will describe them in the applicable prospectus supplement.

Issuance of Additional Series and Additional Certificates
      Discover Bank may from time to time direct the trustee to issue additional series of certificates. Each new issuance will be pursuant to the Pooling and Servicing Agreement and a Series Supplement. Unless otherwise specified in the related prospectus supplement, each new issuance will reduce the amount of the Seller Interest by an amount equal to the initial investor interest in Receivables for the new series.
      Discover Bank will designate the terms of any new issuance including, but not limited to:

•	the initial series investor interest in Receivables;

•	the number of classes;

•	the initial investor interest in Receivables for each class;

•	the interest rate for each class;

•	the payment dates for each class;

•	the Series Termination Date; and

•	the group to which the series will belong.
      The Pooling and Servicing Agreement does not require the consent of or giving notice to investors of any series to issue a new series, or, in some circumstances, to increase existing series. Discover Bank, any Additional Sellers, the master servicer, the servicer and the trustee do not intend to seek the consent of investors of any series to issue new series or increase existing series.
      Discover Bank and any Additional Seller may offer any series for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. These offerings may be direct, through one or more underwriters, placement agents or dealers, in fixed price offerings, in negotiated transactions or otherwise.
      Any series may be issued in fully registered form, in book-entry form, or if offered outside the United States, in bearer form, in minimum denominations determined by the sellers. Discover Bank intends to offer additional series periodically, but it is under no obligation to do so. See “Plan of Distribution.”
Collections
      The trustee has established and maintains, in the name of the trust a Collections Account and, for each group of series, a Group Collections Account. Each of the Collections Account and each Group Collections Account is a segregated trust account established with the trustee or a Qualified Institution. A Qualified Institution is a depository institution:

•	organized under the laws of the United States or any individual state;

•	that at all times has a short-term certificate of deposit rating of A-1/ P-1 or better from the Rating Agencies; and

•	whose deposits are insured by the FDIC.
The trustee invests funds on deposit in the Collections Account or any Group Collections Account in Permitted Investments pursuant to the Pooling and Servicing Agreement. The master servicer has the revocable power to instruct the trustee to make withdrawals from the Collections Account and each Group Collections Account to carry out its duties under the Pooling and Servicing Agreement and any Series Supplement.
      Discover Bank is currently required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of the Required Daily Deposits for each series then outstanding. Discover Bank generally deposits these collections within two business days after the date Discover Bank records its receipt of those collections on its cardmember master file. However, if Discover Bank’s short-term debt rating increases to or above a specified level, or if the Rating Agencies agree to change the conditions of such deposits, Discover Bank will be permitted to use for its own benefit any collections with respect to its Discover Card Accounts until the distribution date on which those collections are allocated to investors.
      If there are additional servicers, each additional servicer will also be required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of its Required Daily Deposits for each series then outstanding unless its short-term debt rating equals or exceeds the specified level. Each additional servicer will deposit these collections within two business days after the date it records its receipt of those collections on its cardmember master file. The Rating Agencies may from time to time change the conditions under which an additional servicer will have to make these daily deposits.
      Net Payments. Discover Bank may aggregate all payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on any Trust Distribution Date or distribution date on which Discover Bank is the master servicer, between the master servicer or the holder of the Seller Certificate and the investor accounts. Therefore, Discover Bank, acting as master servicer and as agent of the holder of the Seller Certificate, may make only one payment to each account to satisfy all payments of the master servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement. Discover Bank will only make a payment to each account on each Trust Distribution Date or distribution date to the extent that the amount of its payment obligation exceeds the amount to be paid out of that account to the master servicer and the holder of the Seller Certificate on that Trust Distribution Date or distribution date.
      If the master servicer delivers the monthly master servicer statement and the information required to be included in the monthly investors’ statement for each outstanding series to the trustee before the distribution date, then allocations to investor accounts may be deemed made, and the trustee may pay the holder of the Seller Certificate or the master servicer, on the date of delivery.
      Allocations Among Groups. On or before each distribution date for each group, Discover Bank as master servicer will direct the trustee:

•	to withdraw from the Collections Account that portion of collections and interchange allocable to the Seller Interest on that distribution date;

•	to pay the amount of that withdrawal to the holder of the Seller Certificate; and

•	to withdraw all remaining collections from the Collections Account and deposit those collections in each Group Collections Account, on or before the distribution date for that group, in an amount equal to:

•	the sum of the Finance Charge Collections allocated to each series in the group;

•	the sum of the interchange allocated to each series in the group that is eligible for allocations of interchange; and

•	the sum of the Principal Collections allocated to each series in the group.
      Allocations Among Series. The trust will allocate collections among all series and interchange among the series eligible for allocations of interchange within each group as set forth in the Series Supplements for each series within that group. The trustee will then apply the collections and interchange for each series in accordance with the cash flow provisions for that series.
      Earnings. The trustee will pay any earnings, net of losses and investment expenses, on funds on deposit in the Collections Account or any Group Collections Account to the holder of the Seller Certificate.
Class Percentages and Seller Percentage
      The master servicer will allocate all Finance Charge Collections, all Principal Collections, all interchange, if applicable, and the Charged-Off Amount among the investor interests in Receivables for each class of each series then outstanding, the Seller Interest, and any other interests in Receivables. The master servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal

Collections, interchange, if applicable, and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.
      For convenience, this prospectus refers to the Class Percentage for each class, and certain other percentages for outstanding series, with respect to Finance Charge Collections, Principal Collections, interchange and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages and other percentages, however, may vary. The method of calculating Class Percentages and other percentages for each series of certificates will be set forth in the applicable prospectus supplement. The Seller Percentage will always equal 100% minus the sum of the Class Percentages for each class of each series then outstanding.
Subordination
      Subordinate Series. The trust may issue series of certificates that are subordinated in right of payment, in whole or in part, to other series. Unless otherwise specified in the related prospectus supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related prospectus supplement, the Series Supplement for each series will provide for the possibility that a future series may, however, be subordinate to that existing series. The seller is under no obligation to cause the trust to issue a subordinate series. The extent to which a subordinate series will be subordinate to one or more series will be set forth in the Series Supplement for that subordinate series.
      Subordination of Class B Certificates. Unless otherwise specified in the related prospectus supplement, if the trust issues a series with two classes, the Class B certificates will be subordinate to the Class A certificates. To the extent necessary, certain amounts originally allocable to the Class B certificates may be reallocated to fund certain amounts for the Class A certificates. If the Trust cannot reimburse these reallocations, the investor interest in Receivables for the Class B certificates will be reduced. If applicable, see “The Certificates— Subordination of the Class B Certificates— Class A Credit Enhancement” in the related prospectus supplement.
Adjustments to Receivables
      The aggregate amount of Receivables will increase or decrease, as applicable, to the extent the applicable servicer adjusts any Receivable without payment by or on behalf of a cardmember. Each servicer may adjust any Receivable that was created as a result of a fraudulent or counterfeit charge or any Receivable that was created in respect of merchandise returned by the cardmember, and may otherwise adjust, increase, reduce, modify or cancel a Receivable in accordance with its credit guidelines.
      If excluding the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Discover Bank is obligated to deposit into the Collections Account an amount equal to the amount by which the adjustment exceeds the Seller Interest. Discover Bank must make this deposit, in immediately available funds, no later than the business day following the last day of the calendar month during which the adjustment is made.
      In addition, under certain limited circumstances, a credit account that is not an Account may be combined with an Account. That combination may increase or decrease the amount of Receivables, depending on whether the Account is the account surviving the combination. Discover Bank has no reason to believe these account combinations will have a material effect on the aggregate amount of Receivables in the trust.
Final Payment of Principal; Termination of Series
      The final payment of principal and interest on certificates of a series will be made no later than the Series Termination Date specified in the related prospectus supplement.
      The final payment of principal and interest on any certificate will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice from the trustee to the certificateholders regarding the final distribution. The trustee will provide that notice to the certificateholders not later than the tenth day of the month of the final distribution.

      Each series will terminate on the earlier of:

•	the Series Termination Date for that series; and

•	the day after the distribution date on which the trust makes the final payment of principal to the investors in that series.
      If, as of the distribution date in the month before the Series Termination Date for a series, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the investor interest in Receivables for the series would be greater than zero, then the trustee will sell Receivables or interests in Receivables in an amount sufficient to yield proceeds equal to the series investor interest in Receivables plus any accrued but unpaid interest. However, the amount of Receivables to be sold will not exceed:

•	the aggregate amount of Receivables in the trust; multiplied by

•	the series investor interest in Receivables; divided by

•	the Aggregate Investor Interest;
in each case as of the distribution date in the month preceding the Series Termination Date.
      The Receivables selected to be sold will not differ materially from the Receivables remaining in the trust as of that distribution date and will be randomly selected. The trustee will deposit the proceeds from this sale into the applicable investor account and pay them to the investors in the series on the distribution date immediately following the deposit. That payment will be the final distribution for the certificates of the series. If the proceeds of the sale are not sufficient to pay the outstanding principal and interest on the series, the investors in that series will suffer an investor loss, which will be borne first by investors in the most junior class, and then by investors in each more senior class, in reverse order of seniority.
Credit Enhancement
      The credit enhancement for a series may include a cash collateral account, a letter of credit, a reserve account, a surety bond or an insurance policy, or any combination thereof. Credit enhancement may also be provided to a series or a class of a series by subordination provisions that require the trust to distribute principal and/or interest for the certificates of that series or class before it makes distributions to one or more other series or other classes of that series. These forms of credit enhancement are summarized below. In addition, the related prospectus supplement will describe any credit enhancement provided for a series. The description will include such information as:

•	the amount payable under the credit enhancement;

•	any conditions to that payment;

•	the circumstances under which the credit enhancement will be available;

•	the class or classes of the series that will receive the direct benefit of the credit enhancement;

•	the conditions, if any, under which the amount payable under the credit enhancement may be terminated, reduced or replaced;

•	repayment of the principal balance to the credit enhancement provider; and

•	other material provisions of the related credit enhancement agreement.
      Cash Collateral Account. The certificates of any class or series offered by this prospectus may have the benefit of a cash collateral account if specified in the related prospectus supplement. Any such cash collateral account may be fully or partially funded on the related series closing date and the funds on deposit therein may be invested in Permitted Investments, or as otherwise provided under the applicable agreement. The amount available to be withdrawn from a cash collateral account on any distribution date will be the amount available in the cash collateral account for such distribution date. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

      Letter of Credit. The certificates of any class or series offered by this prospectus may be supported by a letter of credit if specified in the related prospectus supplement. Any such letter of credit will be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the letter of credit issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.
      Reserve Account. A reserve account may be created for the benefit of the holders of any series or class of certificates offered by this prospectus if specified in the related prospectus supplement. Any such reserve account may be funded, to the extent provided in the prospectus supplement, by any initial cash deposit, the periodic deposit of principal or interest or both and the funds on deposit therein may be invested in Permitted Investments, or as otherwise provided under any applicable agreement. A limited notice period may apply to the withdrawal of funds in the reserve account if specified in the related prospectus supplement. The amount available to be withdrawn from a reserve account on any distribution date will be the amount available in the reserve account for such distribution date. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the reserve account.
      Surety Bond. A surety bond may be purchased for the benefit of the holders of any series or class of certificates offered by this prospectus if specified in the related prospectus supplement. Any such surety bond will assure distributions of interest or principal for such series or class of certificates in the manner and amount specified in the related prospectus supplement.
      Insurance Policy. Insurance for a series or class of certificates offered by this prospectus may be provided by one or more insurance companies if specified in the related prospectus supplement. Any such insurance will guarantee, for one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.
      Subordination. One or more classes of certificates offered by this prospectus may be subordinated to one or more other classes of certificates. If so specified in the related prospectus supplement, the rights of the holders of the subordinated certificates to receive distributions of principal and/or interest on any payment date will be subordinated to the rights of the holders of the certificates that are senior to such subordinated certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to the holders of such subordinated certificates will be distributed to the holders of certificates that are senior to such subordinated certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates are paid to the holders of the certificates that are senior to such subordinated certificates.
Repurchase of Trust Portfolio
      A Trust Portfolio Repurchase Event will occur upon discovery that as of October 27, 1993 or, for any additional Accounts, as of the date on which the applicable seller assigned the Receivables in those additional Accounts to the trust:

•	the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute a valid and binding obligation of each seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles;

•	the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute:

•	a valid transfer and assignment to the trust of all right, title and interest of each seller in and to the Receivables, whether then existing or thereafter created, and the proceeds of those Receivables; or

•	the grant of a perfected security interest of first priority under the UCC as in effect in the state in which the applicable seller is located— which for purposes of the UCC will generally be the state in which it was incorporated or otherwise formed— in those Receivables and the proceeds of those Receivables, effective as to each Receivable at the time it was or is created;

•	any seller or a person claiming through or under any seller has any claim to or interest in any investor account, other than the interests of the investors or the interest of any seller as a debtor for purposes of the UCC as in effect in the state in which the applicable seller is located; or

•	certain representations and warranties of any seller regarding:

•	its corporate status and authority to assign Receivables and perform its obligations under the Pooling and Servicing Agreement and any Series Supplement; and

•	the accuracy of information furnished by that seller to the trustee, are not true and the applicable seller does not cure the breach within a specified time period.
      If a Trust Portfolio Repurchase Event occurs, either the trustee or investors holding certificates that represent at least 51% of the Aggregate Invested Amount, may direct Discover Bank to purchase Receivables transferred to the trust on or before the distribution date for each series then outstanding within 60 days of that notice. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, Discover Bank will repurchase only the Receivables in those additional Accounts. Discover Bank will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investors as a whole. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.
      The purchase price for each series then outstanding will equal the investor interest in Receivables plus all accrued but unpaid interest for the series. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those additional Accounts will be repurchased at a price for each series equal to:

•	the sum of the Class Percentages for each class of the series for Principal Collections for the next following distribution date for the series; multiplied by

•	the amount of Receivables attributable to the additional Accounts, and the trustee will apply the purchase price as collections of those Receivables in accordance with each applicable Series Supplement. The trustee will deposit the purchase price in the Group Collections Account relating to that series. If Discover Bank’s obligation to repurchase the trust portfolio is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank’s obligation to repurchase the trust portfolio will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against the other parties to that agreement.
Repurchase of Specified Receivables
      A Receivable Repurchase Event will occur if each Receivable that is transferred to the trust is not, as of the time of transfer, an Eligible Receivable, and

•	this has a material adverse effect on the investors’ interest in the Receivables as a whole; and

•	it is not cured within 60 days of the earlier of:

•	actual knowledge of the breach by the relevant seller; or

•	receipt by that seller of written notice of the breach given by the trustee.

      Notwithstanding the foregoing, if

•	the amount of Principal Receivables in the trust at the end of the calendar month in which the relevant seller obtained

•	actual knowledge of the transfer of a Receivable that is not an Eligible Receivable; or

•	written notice of such a transfer from the trustee;

would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination; and

•	the relevant seller’s short term debt rating from Standard & Poor’s is less than A-1;
then a Receivables Repurchase Event will automatically occur with respect to each such Receivable that was not an Eligible Receivable upon transfer and the Receivables in each Account to which such event relates shall be removed from the Trust as described below.
      The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment. “Eligible Receivable” means each Receivable:

•	which is payable in United States dollars;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

•	as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993;

•	at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller; and

•	at the time the seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

•	as to which, if the Receivable was created on or after October 27, 1993 or the relevant addition date if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.
Discover Bank will purchase all the Receivables in each Account in which there is any Receivable to which the Receivable Repurchase Event relates on the terms and conditions set forth below.
      Discover Bank will purchase the Receivables in those Accounts by directing the master servicer to deduct the amount of those Receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the trust. If, however, excluding those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, then on the following Trust Distribution Date, Discover Bank will deposit into the Collections Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of the Receivables, and will be treated as collections of Principal Receivables in the preceding calendar month. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank’s obligation to repurchase Receivables will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against the other parties to that agreement.

Repurchase of a Series
      A Series Repurchase Event for a series will occur upon discovery that, as of the date the trust issues the series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.
      If a Series Repurchase Event for a series occurs, either the trustee or investors holding certificates of that series that represent at least 51% of the invested amount of that series, may direct Discover Bank to purchase the certificates of that series within 60 days after Discover Bank receives that direction. Discover Bank will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investors in the series as a whole.
      On the distribution date set for the purchase, Discover Bank will deposit into the applicable investor account for that series an amount equal to the sum of the series investor interest in Receivables and all accrued but unpaid interest. The amount on deposit in the applicable investor account will be paid to the investors in the series when they present and surrender their certificates.
Repurchase of Certificates
      Sellers may become holders of certificates, and Discover Bank may cancel any certificates owned by a seller by providing notice of cancellation to the trustee. However, Discover Bank may not cancel any Class B certificates of any series unless Discover Bank has been advised by the Rating Agencies that cancellation will not cause the Rating Agencies to lower or withdraw their ratings of any certificates then outstanding. Simultaneously with any cancellation of certificates of a series, the invested amount of the applicable class of the series will be reduced, the invested amount for the series will be reduced, and the Seller Interest will be increased by the invested amount represented by the canceled certificates of the series. No reduction of a class invested amount as described in the preceding sentence will result in a decrease in any Class Percentage for the affected class if a Fixed Principal Allocation Event for that series has previously occurred.
Sale of Seller Interest
      The Seller Certificate was issued to Discover Bank. Any Additional Sellers will also become holders or owners of the Seller Certificate, as tenants-in-common with Discover Bank, and will enter into a Seller Certificate Ownership Agreement with Discover Bank. If there are Additional Sellers, all references to actions taken by Discover Bank as holder of the Seller Certificate will be deemed to be taken by Discover Bank on behalf of the holders of the Seller Certificate. Under the Pooling and Servicing Agreement, neither Discover Bank nor any Additional Seller may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate except that:

•	any seller may transfer all or part of its interest in the Seller Certificate to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes; and

•	any seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement, so long as

•	the agreements and other related documentation are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is required on the part of the master servicer, any seller, the trustee or any servicer by the Pooling and Servicing Agreement or any Series Supplement or necessary to protect the interests of the investors; and

•	the Rating Agencies advise the seller that they will not lower or withdraw the rating of any class of any outstanding series as a result of the transfer.

Notwithstanding the above, the Rating Agencies’ advice is not required if the transfer is made to comply with certain regulatory requirements.
Reallocation of Series Among Groups
      The master servicer may elect, at any time, subject to certain conditions, to move any series from the group of which it is then a member to any other group, including without limitation to a new group established at that time, of which the series to be moved is the only series. The master servicer may move a series from one group to another group only if the following conditions are satisfied:

•	the group from which the series is moved and the group to which the series is moved have the same distribution date;

•	the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not delay any payment of principal to the investors in any series then outstanding;

•	the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not cause an Amortization Event to occur with respect to any series then outstanding; and

•	the Rating Agencies have advised the master servicer and Discover Bank that moving the series would not cause them to lower or withdraw their ratings of any class of any series then outstanding.
Derivative Instruments
      The trust may enter into one or more derivative agreements with respect to any series at the time of its issuance, which may be a currency or interest rate swap agreement. In general, the trust will receive payments from any such counterparty to a derivative agreement in exchange for the trust’s payments to it, to the extent required and allowing for settlement on a net basis under the derivative agreement. Net payments received or payments made under any such derivative agreement with respect to interest payments for the certificates of a series will generally be treated as described in the related prospectus supplement. The specific terms of a derivative agreement applicable to a series of certificates and a description of the related counterparty will be included in the related prospectus supplement.
Amendments
      The master servicer, the sellers, the trustee and the servicers may amend the Pooling and Servicing Agreement and any Series Supplement from time to time without the consent of the investors in any outstanding series, for any of the following purposes:

•	to add to the covenants and agreements contained in the Pooling and Servicing Agreement or the Series Supplement or to surrender any right or power in those agreements reserved to or conferred upon the sellers, the master servicer or any servicer, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

•	to add provisions to or change or eliminate any of the provisions of the Pooling and Servicing Agreement or any Series Supplement, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

•	to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement to accommodate the addition of interests in other pools of credit card receivables to the trust; or

•	to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Pooling and Servicing Agreement, in any Series Supplement or in any amendment to the Pooling and Servicing Agreement or any Series Supplement.
      The master servicer, the sellers, the trustee and the servicers may also amend the Pooling and Servicing Agreement and any Series Supplement for any series from time to time with the consent of investors holding certificates that represent at least 66 2/3% of the invested amount for each class adversely affected by the amendment. Each amendment may add any provisions to, or change in any manner or eliminate any of the provisions of the Pooling and Servicing Agreement and the applicable Series Supplement, or modify in any manner the rights of the investors of the series, provided that:

•	the trustee will have been advised by each Rating Agency that the Rating Agency will not lower or withdraw its ratings assigned to the certificates of the series as a result of the amendment; and

•	the amendment will not materially and adversely affect the interests of the certificateholders of any class of the series by reducing in any manner the amount of, or delaying the timing of, distributions that are required to be made to them without the consent of the affected certificateholders, or by reducing the percentage required to consent to any such amendment, without the consent of each certificateholder of each affected class.
      However, the permitted activities of the trust may be significantly changed only if investors holding certificates that represent at least 51% of the Aggregate Invested Amount consent to the amendment. For purposes of calculating whether a 66 2/3% or 51% consent has been achieved, the trustee will calculate the applicable class invested amount or series invested amount without taking into account the invested amount represented by any certificates beneficially owned by any seller or any affiliate or agent of any seller. No seller or affiliate of a seller will be entitled to vote on any amendment described in this paragraph. If any amendment to the Pooling and Servicing Agreement would adversely affect the interests of any class of any other series of certificates then outstanding, the certificateholders of each class adversely affected by the proposed amendment will also have to consent to the amendment. Promptly after the execution of any amendment or consent described in this paragraph, the trustee will notify the certificateholders of the substance of the amendment.
      If the following actions are completed in accordance with the Pooling and Servicing Agreement and/or any Series Supplement, they will not constitute an amendment to the Pooling and Servicing Agreement or any Series Supplement for the purposes of the preceding two paragraphs:

•	the execution and delivery of any Series Supplement;

•	the addition of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of addition to the trust;

•	the removal of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of removal from the trust;

•	the addition or removal of any seller or servicer in connection with an addition to or removal from the trust of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of addition or removal, as applicable; or

•	the replacement of any servicer, master servicer or trustee.
List of Certificateholders
      If the Trust has issued Definitive Certificates with respect to the certificates of any series, then three or more certificateholders of record of any class of that series, holding certificates that represent at least 5% of the invested amount of that class, may request in writing access to the list of certificateholders of that series. After the requesting certificateholders have adequately indemnified the trustee for its costs and expenses, the trustee will afford those certificateholders access during business hours to the current list of certificateholders of that series to communicate with those certificateholders about their rights under the Pooling and Servicing Agreement and the applicable Series Supplement. See “—Definitive Certificates.”
Meetings
      The Pooling and Servicing Agreement does not provide for any annual or other meetings of certificateholders of any series.

Book-Entry Registration
      Discover Bank has obtained the information in this section concerning DTC, Clearstream Banking, and Euroclear and their book-entry systems and procedures from third party sources.
      Unless otherwise provided in the applicable prospectus supplement, you may hold your certificates through DTC, in the United States, or Clearstream Banking or Euroclear, in Europe. The certificates will be registered in the name of the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of Clearstream Banking’s customers and Euroclear’s participants, respectively, through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositories, which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC. Discover Bank has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of the certificates. Unless otherwise provided in the applicable prospectus supplement, you may purchase certificates in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000. You will not be entitled to receive a certificate representing your interest in the certificates. Unless and until the trust issues Definitive Certificates under the limited circumstances described in this prospectus, when we refer to actions by investors or certificateholders, we refer to actions taken by DTC upon instructions from its participants, and when we refer to distributions and notices to investors or certificateholders, we refer to distributions and notices to DTC or Cede, as the registered holder of the certificates, for distribution to investors in accordance with DTC procedures. See “—Definitive Certificates.”
      DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York UCC; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
Currently, DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between its participants’ accounts. This eliminates the need for physical movement of securities certificates.
      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking’s customers and Euroclear’s participants will occur in accordance with their applicable rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking’s customers or Euroclear’s participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking’s customers and Euroclear’s participants may not deliver instructions directly to the depositories.
      Because of time zone differences, credits of securities in Clearstream Banking or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information on tax documentation procedures for the certificates, see “Federal Income Tax Consequences— Foreign Investors.”
      If you are not a participant or an indirect participant in DTC, you may purchase, sell or otherwise transfer ownership of, or other interests in, the certificates only through DTC participants and indirect participants. In addition, you will receive all distributions of principal and interest from the trustee through the participants. Under a book-entry format, you may experience some delay in your receipt of payments, since the trustee will forward the payments to Cede, as nominee for DTC. DTC will forward the payments to its participants, which then will forward them to indirect participants or beneficial owners. Discover Bank anticipates that the only “certificateholder” will be Cede, as nominee of DTC. You will not be recognized by the trustee as a certificateholder, as that term is used in the Pooling and Servicing Agreement, and you will only be permitted to exercise the rights of certificateholders indirectly through the DTC participants.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required:

•	to make book-entry transfers among participants on whose behalf it acts with respect to the certificates; and

•	to receive and transmit distributions of the principal of and interest on the certificates.
Participants and indirect participants with which you have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit these payments on your behalf.
      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those certificates, may be limited due to the lack of a physical certificate for those certificates.
      DTC has advised Discover Bank that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more participants to whose account with DTC the certificates are credited. DTC may take conflicting action with respect to other undivided interests in the certificates to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.
      Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Morgan Guaranty Trust Company of New York, as the Operator of the Euroclear System in Brussels, to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 150,000 securities issues on its books.
      Clearstream Banking’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Banking’s customers are limited to securities brokers and dealers. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Banking customer.
      Clearstream Banking is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the “Euroclear Operator,” under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative corporation. The Euroclear cooperative corporation establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks—including central banks—securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of the certificates. Other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly, also have indirect access to the Euroclear System.
      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.
      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms, conditions and operating procedures govern:

•	transfers of securities and cash within the Euroclear System;

•	withdrawal of securities and cash from the Euroclear System; and

•	receipts of payments with respect to securities in the Euroclear System.
All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under its terms, conditions and operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
      Clearstream Banking or Euroclear will credit distributions on the certificates held through them to the cash accounts of Clearstream Banking’s customers or Euroclear’s participants in accordance with the relevant system’s rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences.” Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect those actions on its behalf through DTC.
      Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and they may discontinue those procedures at any time.

Definitive Certificates
      Unless otherwise provided in the applicable prospectus supplement, the trust will issue a class of certificates in fully registered, certificated form to you or your nominees— “Definitive Certificates”— rather than to DTC or its nominees, only if:

•	the master servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for that class, and the trustee or the master servicer is unable to locate a qualified successor;

•	the master servicer, at its option, elects to terminate the book-entry system through DTC; or

•	after a Master Servicer Termination Event occurs, beneficial owners representing in the aggregate at least 51% of the respective class invested amount advise the trustee and DTC through DTC participants in writing that continuing a book-entry system through DTC, or a successor to DTC, is no longer in the best interest of the beneficial owners of that class.
      If any of the events described in the immediately preceding paragraph occurs, DTC is required to notify all DTC participants that Definitive Certificates of the class affected by the event will be available through DTC. When DTC surrenders the applicable certificates held by it and the trustee receives instructions for re-registration, the trustee will issue the applicable certificates as Definitive Certificates. Thereafter the trustee will recognize the registered holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement and the applicable Series Supplement.
      The trustee will distribute principal and interest on the certificates directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and the applicable Series Supplement. On each distribution date, the trustee will mail a check to holders in whose names the Definitive Certificates were registered at the close of business on the last day of the preceding calendar month, to the address of that holder as it appears on the register maintained by the trustee. The final payment on any certificate, whether a Definitive Certificate or one of the certificates registered in the name of Cede representing the certificates, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide that notice to registered certificateholders not later than the tenth day of the month of that final payment.
      You may transfer and exchange Definitive Certificates at the offices of the trustee, or at another office that Discover Bank designates. The transfer agent will not impose a service charge to register any transfer or exchange, but the transfer agent may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
Servicing
Master Servicer and Servicer
      Master Servicer. Discover Bank acts as master servicer for the trust. In addition to the master servicer, there also may be one or more servicers of the Accounts. The master servicer will coordinate the activities of the various servicers for the trust. The duties of the master servicer include:

•	aggregating collections from the servicers and distributing those collections to the various investor accounts;

•	directing the investment of funds on deposit in the investor accounts and the credit enhancement accounts in Permitted Investments;

•	receiving the monthly servicing fee and allocating it among the servicers;

•	preparing reports for investors; and

•	making any filings on behalf of the trust with the Securities and Exchange Commission or other governmental agencies.

      Servicer. Discover Bank is currently the only servicer under the Pooling and Servicing Agreement with respect to the Accounts. However, DFS also performs specific servicing functions for Discover Bank, as set forth below. DFS provides such services on its own or with the assistance of third party vendors that contract directly with DFS. Discover Bank remains responsible for the overall servicing function. Additional servicers may be added to the trust at a later date if receivables in accounts other than credit accounts originated by Discover Bank are added to the trust. If any affiliated or unaffiliated servicer were to be subject to a bankruptcy proceeding or become insolvent, the servicing of the accounts and related payments could be delayed and payment to the trust’s certificateholders could be affected.
      Each servicer will perform servicing functions with respect to the Accounts for which it is the servicer. The servicing functions for each servicer with respect to its accounts include:

•	collecting payments due under the receivables for which it acts as servicer;

•	executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge with respect to the receivables for which it is acting as servicer;

•	if the accounts become delinquent, utilizing non-judicial collection measures and collection lawsuits, if needed;

•	removing charged-off accounts;

•	confirming that accounts added to the trust were not selected on the basis of selection criteria believed by the servicer to be materially adverse to the interests of the holders of any class of any outstanding series; and

•	calculating a reasonable estimate of the amount of finance charge receivables billed in the accounts.
      The master servicer and servicer have no custodial responsibilities with respect to the accounts in the trust. See “The Trust— Sale and Assignment of Receivables to the Trust.”
      The master servicer has no duty to pay an amount in lieu of collections from its own funds if any servicer fails to transfer collections to the master servicer or to the trust, at the direction of the master servicer. Upon appointment of any additional servicer, Discover Bank as master servicer and servicer and the additional servicer will enter into a master servicing agreement, which will govern the relationship among the master servicer and the servicers.
      Discover Bank has acted as the master servicer and primary servicer of the trust since its formation. For information regarding the size, composition and growth of the Discover Bank’s portfolio of serviced assets, see “Composition and Historical Performance of the Discover Card Portfolio” in the Prospectus Supplement.
      Outsourcing Arrangements. Under the Pooling and Servicing Agreement, the master servicer and servicer may delegate any of its duties thereunder to any person provided that such person agrees to act in accordance with the policies relating to the applicable accounts. Such delegation will not relieve the master servicer or servicer of its liabilities and responsibilities with respect to such duties. With respect to the accounts serviced by Discover Bank and pursuant to the First Revised Service Agreement, dated May 17, 2000, as amended, between DFS and Discover Bank, the following functions are among those performed by DFS (or third party vendors operating through DFS) for Discover Bank:

•	Customer service;

•	Collections;

•	Certain credit services, including new account application review and authorization, transaction and remittance processing, and monthly statement preparation;

•	Information technology and related services; and

•	Statistical reporting of account performances and measures.
      Discover Bank is solely responsible for payment to DFS related to fees for servicing under the agreement. Such fees will be paid directly by Discover Bank and are not the obligation of or paid through the cash flows of the trust. The service agreement has an indefinite term, but may be terminated by either party on at least 180 days prior notice. In the event of a transfer of account servicing to Discover Bank or another third party, Discover Bank has agreed to pay for the costs related to such transfer. Under the agreement, DFS may use its employees or independent contractors to provide these services. However, certain core servicing functions related to the accounts in the trust, such as collections and the credit services, mentioned above, are provided by DFS. The agreement provides that Discover Bank is solely responsible for establishing the annual percentage yields and rates, insurance premiums and other charges and fees related to its credit cards. DFS remains liable to Discover Bank for actual damages arising from the negligent performance of its obligations under the agreement, provided that DFS will not be liable for damages due to cases that are in whole or in party beyond its control, such as computer and associated equipment outages, failure or downtime. DFS has participated in the servicing process for the trust since its formation. DFS is not a party to the trust’s Pooling and Servicing Agreement.
Servicing Compensation and Payment of Expenses
      The master servicer is paid a monthly servicing fee, on behalf of the certificateholders of each outstanding series and the sellers, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the amount of Principal Receivables in the trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses. If there is more than one servicer, the master servicer’s expenses will include the payment of a servicing fee to each servicer, pursuant to the terms of a master servicing agreement to be entered into by Discover Bank as master servicer and servicer and any other servicer. The monthly servicing fee is allocated among the Seller Interest and each outstanding series. The share of each monthly servicing fee allocable to the holder of the Seller Certificate on any Trust Distribution Date equals:

•	the investor servicing fee percentage of 2% per year, divided by twelve, unless otherwise specified in the related prospectus supplement; multiplied by

•	the amount of Principal Receivables in the trust as of the first day of the calendar month preceding that Trust Distribution Date; multiplied by

•	the amount of the Seller Interest; divided by

•	the greater of:

•	the amount of Principal Receivables in the trust; and

•	the Aggregate Investor Interest.
      The holder of the Seller Certificate pays this share of each monthly servicing fee to the master servicer on or before each Trust Distribution Date. Unless otherwise specified in the related prospectus supplement, the portion of the fee allocated to the investor interest for each class of each series equals:

•	the amount of the servicing fee for a given calendar month; multiplied by

•	the class investor interest on the first day of the calendar month; divided by

•	the series investor interest on the first day of the calendar month.
      The servicing fee for any given calendar month for each series will be equal to the investor servicing fee percentage divided by twelve multiplied by the series investor interest on the first day of the calendar month, or in the case of the first distribution date, as of the first day of the calendar month in which the trust issued the series. The class monthly servicing fee for each class will be funded from Finance Charge Collections allocated to that class and may be funded from certain other sources as described in “The Certificates— Fees and Expenses Payable from Collections; Cash Flows” in the related prospectus supplement. The remainder of the monthly servicing fee will be allocated to each other outstanding series. Neither the trustee nor the certificateholders of any series will have any obligation to pay that portion of the monthly servicing fee that is payable by any class of any other series issued by the trust or that is payable by the sellers.
      The master servicer pays from its servicing compensation the servicing fees for each servicer and certain other expenses incurred in connection with servicing the Receivables. These include, without limitation, payment of the fees and disbursements of the trustee and independent accountants and other fees and expenses of the trust not expressly stated in the Pooling and Servicing Agreement or any Series Supplement to be for the account of the certificateholders. However, neither the master servicer nor any servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect to any tax, assessed on the trust, the trustee or the investors.
      For a discussion of certain regulatory considerations that could affect the servicing fee in the future, see “The Seller, Depositor and Sponsor— Certain Regulatory Matters.”
Certain Matters Regarding the Master Servicer and the Servicers
      Neither the master servicer nor any servicer may resign from its obligations and duties as master servicer or servicer under the Pooling and Servicing Agreement or any Series Supplement unless it determines that it is no longer permitted to perform its duties under applicable law or unless certain other limited circumstances apply. The master servicer or any servicer may not effectively resign until the trustee or a successor to the master servicer or servicer, as applicable, has assumed the master servicer’s or servicer’s responsibilities and obligations under the Pooling and Servicing Agreement and the Series Supplements. Notwithstanding these restrictions, if the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that the performance by the master servicer or any servicer of such obligations constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to the master servicer or servicer, that banking regulatory authority has the power to order the master servicer or servicer, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking regulatory authority determines to be appropriate. For more information, see “The Seller, Depositor and Sponsor— Certain Regulatory Matters.”
      The master servicer or any servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement. However, the master servicer or the servicer will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the Pooling and Servicing Agreement.
      Any of the following entities will become a successor to the master servicer or the servicer, as applicable, under the Pooling and Servicing Agreement and the Series Supplements if it executes a supplement to the Pooling and Servicing Agreement and each Series Supplement then outstanding:

•	any corporation into which the master servicer or the servicer is merged or consolidated in accordance with the Pooling and Servicing Agreement;

•	any corporation resulting from any merger or consolidation to which the master servicer or any servicer is a party; or

•	any corporation succeeding to the business of the master servicer or any servicer.
Master Servicer Termination Events
      If any Master Servicer Termination Event occurs, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Master Servicer Termination Event, may terminate all of the rights and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any outstanding Series Supplement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the trustee.
      A Master Servicer Termination Event refers to any of the following events:

•	the master servicer fails to make any payment, transfer or deposit, or to give instructions to the trustee to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, or within five business days after the date it was required to do so;

•	the master servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

•	any representation, warranty or certification made by the master servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series then outstanding; and

•	continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

•	certain events of bankruptcy, insolvency or receivership of the master servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as master servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a master servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the master servicer, the trustee or investors may be prevented from effecting a transfer of servicing.
      If the master servicer is in bankruptcy or receivership, it is possible that a transfer of master servicing may be delayed pending court or FDIC approval.
      The trustee will appoint a successor master servicer as promptly as possible. If the trustee has not appointed a successor master servicer who has accepted the appointment by the time Discover Bank ceases to act as master servicer, all authority, power and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding will pass to and be vested in the trustee. If the trustee is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit cared receivables. While no funds have specifically been allocated to provide for expenses in the event that a successor master servicer must be appointed, the trustee may make arrangements for the successor’s compensation out of collections and for certain series, interchange. However, no such compensation shall be in excess of the monthly servicing fee as set forth in the Pooling and Servicing agreement. Further, in the event that the master servicer is terminated, the holder of the seller certificate agrees to deposit a portion of the finance charge collections and, if applicable, interchange that it is entitled to receive pursuant to the Pooling and Servicing agreement to pay its share of the compensation of the successor master servicer.

Servicer Termination Events
      If any Servicer Termination Event occurs with respect to any servicer, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Servicer Termination Event, may terminate all of the rights and obligations of that servicer under the Pooling and Servicing Agreement, any Series Supplement and any master servicing agreement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the servicer to which the Servicer Termination Event relates; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer, to the servicer to which the Servicer Termination Event relates, and to the trustee.
      A Servicer Termination Event, for any servicer, refers to any of the following events:

•	the servicer fails to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement, or any master servicing agreement, or within five business days after the date it was required to do so;

•	the servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

•	any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series then outstanding; and

•	continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the servicer by the trustee, or to the servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

•	certain events of bankruptcy, insolvency or receivership of the servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as servicer. Similarly, if a Servicer Termination Event occurs with respect to a servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the servicer, the trustee or investors may be prevented from effecting a transfer of servicing.

If the servicer is in bankruptcy or receivership, it is possible that a transfer of servicing may be delayed pending court or FDIC approval.
      If the trustee has not appointed a successor servicer who has accepted the appointment by the time the servicer ceases to act as a servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee. If the trustee is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit cared receivables. While no funds have specifically been allocated to provide for expenses in the event that a successor servicer must be appointed, the holder of the seller certificate agrees to deposit a portion of the finance charge collections and, if applicable, interchange that it is entitled to receive pursuant to the Pooling and Servicing Agreement to pay its share of the compensation of the successor servicer.

Evidence as to Compliance
      Under the trust’s Pooling and Servicing Agreement, beginning with the fiscal year ending November 30, 2006, on or before the day that is fifteen days prior to the date on which the trust is required to file its annual report on Form 10-K with the SEC, the master servicer, each servicer and the trustee shall deliver and shall cause each party participating in the servicing function to deliver to the master servicer and to Discover Bank as holder of the Seller Certificate:

•	a report on an assessment of compliance with all applicable servicing criteria required by relevant SEC regulations with respect to asset-backed securities transactions that are backed by the same types of assets as those backing the certificates, as set forth in the Pooling and Servicing Agreement; and

•	an attestation report from a firm of registered public accountants on the related assessment of compliance with such servicing criteria, in the form required by relevant SEC regulations with respect to asset backed issuers
      Beginning with the fiscal year ending November 30, 2006, the master servicer and each required servicer, affiliated servicer and unaffiliated servicer, if any, will deliver to the trustee, Discover Bank on behalf of the holder of the Seller Certificate and the Rating Agencies, on or before the date on which the trust is required to file its annual report on Form 10-K with the SEC, an annual statement signed by an officer of such entity to the effect that:

•	a review of such entity’s activities during the reporting period and its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•	to the best of such officer’s knowledge, based on such review, such entity has fulfilled its obligations under the applicable servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
      The master servicer will also deliver to the trustee, Discover Bank on behalf of the holder of the Seller Certificate and the Rating Agencies, on or before the date on which the trust is required to file its annual report on Form 10-K with the SEC, an annual statement signed by an officer of the master servicer stating:

•	in the course of the officer’s duties as an officer of the master servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event; and

•	whether or not such officer has obtained knowledge of any Master Servicer Termination Event during the previous fiscal year ended November 30 and, if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of that event.
Each servicer will deliver a similar annual statement covering the applicable period with respect to Servicer Termination Events.
The Seller, Depositor and Sponsor
Discover Bank
      Discover Bank, which acts as the seller/depositor for the trust and as sponsor of its securitizations, is a wholly owned subsidiary of NOVUS Credit Services Inc. and an indirect subsidiary of Morgan Stanley, formerly Morgan Stanley Dean Witter & Co. NOVUS acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720. Although the Pooling and Servicing Agreement permits additional sellers, Discover Bank has since inception been the only seller into the trust and has originated all Receivables transferred to the trust.

      In addition to the experience obtained by Discover Bank in the bank card business, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Discover Bank and DFS has had extensive experience in the credit operations of other credit card issuers. DFS performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.
      The Competitive Equality Banking Act of 1987, or CEBA, as amended by the Gramm-Leach-Bliley Financial Modernization Act of 1999, places certain limitations on Discover Bank. See “Risk Factors — Legislation,” in the prospectus supplement. Discover Bank believes that in light of the programs it has in place, the limitations of CEBA, as amended, will not have a material impact on the level of the Receivables or on Discover Bank’s ability to service the Receivables.
      Discover Bank and its affiliates may own certificates in their own names.
Discover Bank’s Securitization Program and Roles as Sponsor and Seller/ Depositor
      Discover Bank first began its securitization program in 1990, forming with certain of its affiliates Discover Card Trust 1990 A. Discover Bank formed an additional 14 stand-alone Discover Card Trusts before establishing the trust as a master trust in October 1993. All of the certificates issued by these stand-alone Discover Card Trusts were paid in full on their applicable class expected final payment dates. No Amortization Event or Early Accumulation Event has ever occurred for any series of certificates issued by the trust. There has also never been a Master Servicer Termination Event or a Servicer Termination Event for the trust.
      Discover Bank’s role as sponsor includes causing the registration of the offer and sale of the trust’s certificates with the SEC, directing the issuance of the trust’s certificates, establishing their terms, and working with rating agencies, the trustee, legal counsel, accountants and the underwriters in connection with each offering. In its capacity as the seller/depositor, Discover Bank also:

•	Has the right, and in some circumstances the obligation, to designate additional Accounts, or in some cases participation interests in other receivables pools, for the trust;

•	Has the right to remove Receivables from the trust, subject to specified constraints;

•	Indemnifies the trust and the trustee against losses arising out of the seller’s activities in connection with the trust or the trustee;

•	Repurchases Receivables that have been transferred to the trust if a Receivables Repurchase Event or a Trust Portfolio Repurchase Event occurs;

•	Prepares required SEC reports;

•	Receives the proceeds of sales of trust certificates;

•	Pays the fees and expenses of the trustee; and

•	Receives all residual payments in connection with the seller interest.
Insolvency-Related Matters
      Pursuant to the Pooling and Servicing Agreement, Discover Bank has granted to the trustee, on behalf of the trust, a security interest in the Receivables. The UCC defines the term “security interest” to include an interest in personal property that secures payment of an obligation and the interest of a buyer of accounts. Discover Bank’s counsel has advised it that the Receivables constitute accounts under the UCC. To the extent that the security interest granted to the trustee is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate this security interest or recover payments made in respect of the Receivables, other than payments made to Discover Bank by the trust related to Discover Bank’s interest in the Seller Certificate. If, however, a receiver or conservator of

Discover Bank were to assert a contrary position or were to submit a claim and complete the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, requiring the trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the trust may be required to delay or possibly reduce payments to you on the certificates.
      In addition, if the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the Pooling and Servicing Agreement. On August 11, 2000, the FDIC adopted a final rule effective September 11, 2000 regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, such as Discover Bank, of financial assets transferred by an institution in connection with a securitization. Subject to the conditions described in the rule, the FDIC will not seek to recover or reclaim such financial assets in exercising its statutory authority to repudiate contracts described above; however, the FDIC may still exercise its repudiation powers to terminate Discover Bank’s servicing obligations or obligations to transfer new receivables to the trust after the date of receivership. We expect the rule to apply in the event of a receivership or conservatorship involving Discover Bank; however, we cannot assure you that the rule will apply. As discussed above in connection with the FDIC’s repudiation powers, the rule does not limit certain other powers of the FDIC. We note, for example, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.
      Unless otherwise specified in the related prospectus supplement, Discover Bank will receive on the date it issues each series, an opinion of Latham & Watkins LLP, Discover Bank’s counsel, concluding on a reasoned basis— although there is no precedent based on directly similar facts— that subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables— Transfer of Receivables” and “—Certain UCC Matters,” under federal and New York law:

•	the law of the jurisdiction in which the debtor—in this case, Discover Bank—is located governs perfection, the effect of perfection or nonperfection and the priority of a security interest in the Receivables;

•	the provisions of the Pooling and Servicing Agreement are effective under the UCC to create a valid security interest in favor of the trust in Discover Bank’s right, title and interest in and to the Receivables; and

•	to the extent the transfer of Receivables to the trust meets all conditions for sale accounting treatment under U.S. generally accepted accounting principles and the Receivables constitute “financial assets” under the FDIC rule, the FDIC rule will apply to the transfer.
      Unless otherwise specified in the related prospectus supplement, Discover Bank also will receive on the date it issues each series, an opinion of Young Conaway Stargatt & Taylor, LLP, Discover Bank’s Delaware counsel, concluding on a reasoned basis that, subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables— Transfer of Receivables” and “—Certain UCC Matters”:

•	to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the trust is a valid security interest in all right, title and interest of Discover Bank in and to the Receivables;

•	the security interest is a perfected security interest; and

•	the security interest is a first priority security interest.
      The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the registration statement of which this prospectus is a part.

      For a description of the potential effects of an insolvency on interchange, see “Risk Factors— Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees.”
Certain Regulatory Matters
      If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the Pooling and Servicing Agreement, the Series Supplement for your series or the Credit Enhancement Agreement for your series or any other agreement or contract, of Discover Bank or the trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you for contractual damages for complying with any orders issued by such banking regulatory authority and you may not have any recourse against the applicable banking regulatory authority. At this time, however, Discover Bank is well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank. Under applicable banking regulations, a bank is considered “well-capitalized” if it maintains a risk based capital ratio at or above certain specified levels and is not otherwise in a “troubled condition” as specified by the appropriate federal regulatory agency.
      The OCC issued a temporary cease and desist order against a national banking association in connection with a securitization of that bank’s credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In contrast to the situation with this national banking association, Discover Bank believes that the servicing fees it currently receives are adequate to compensate it for its servicing role, and notes that payments of such servicing fees to Discover Bank have a significantly higher priority in the cash flows of the trust than those of the national banking association against which the OCC issued its order.
      Similarly, the national banking association that was the subject of the cease-and-desist order referred to above, in connection with regulatory actions taken against it by the OCC, stopped making new extensions of credit to its credit holders in early 2003. If the FDIC were to determine that continuing to extend credit to cardmembers on Discover Card accounts constituted an unsafe or unsound practice, it is possible that the FDIC could require Discover Bank to stop making new extensions of credit to cardmembers on some or all of the Accounts. If this were to happen, the amount of principal receivables in the trust would be expected to decline as existing principal receivables were paid, and the amount of monthly principal payments to the trust might also decline as a result of the decrease in the aggregate principal balance. Conversely, cardmembers would likely seek alternative sources of credit and might transfer their balances to other credit card products, which might accelerate principal payment but could reduce finance charge receivables. In addition, the trust would no longer receive interchange as there would no longer be any net merchant sales on the Accounts.
      Thus, while Discover Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Discover Bank acting as master servicer and servicer, the payment of the servicing fee to Discover Bank, the extension of credit to Discover Bank’s credit card customers, or any other obligation of Discover Bank under the Pooling and Servicing Agreement, any Series Supplement, any Credit Enhancement Agreement or otherwise to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Discover Bank to rescind or amend the Pooling and Servicing Agreement, any Series Supplement or any Credit Enhancement Agreement, payments to you could be delayed or reduced.

Certain Legal Matters Relating to the Receivables
Transfer of Receivables
      When the trust was formed, Discover Bank transferred to the trust without recourse, all Receivables existing under the Accounts as of October 1, 1993. In addition, Discover Bank transferred to the trust all Receivables existing under additional Accounts as of the date specified in the applicable assignment, and may do so again in the future. Discover Bank also transfers additional Receivables generated in the Accounts to the trust on an ongoing basis. In exchange, Discover Bank received the Seller Certificate, the right to direct the trust to issue new series and the right to receive the proceeds from the sale of new series of certificates. Discover Bank has agreed to repurchase Receivables if either the sale of the Receivables is not a valid transfer of all right, title and interest of Discover Bank or any Additional Seller in and to the Receivables or, if the transfer of Receivables by Discover Bank or any Additional Seller to the trust is deemed to be a pledge of Receivables, the trust does not have a first priority perfected security interest in the Receivables. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. A tax or statutory lien on Discover Bank’s property that existed before Receivables were created may have priority over the trust’s interest in those Receivables. In addition, subject to conditions that we describe in “The Certificates—Collections,” each servicer may use all or a portion of the cash collections received by it during any given month until the applicable distribution date for those collections. However, if any servicer becomes bankrupt or goes into receivership or custodianship, the trust may not have a perfected interest in the collections held by that servicer. See “The Certificates—Repurchase of Trust Portfolio.”
      The Receivables are “accounts” as defined in Article 9 of the UCC as in effect in the state in which the seller of that Receivable is located, which would be the state of incorporation for a corporation organized under the laws of a state. To the extent Article 9 of the UCC applies, it treats both the absolute transfer of those Receivables and the transfer of those Receivables to secure an obligation as creating a security interest in those Receivables. The seller or master servicer must file financing statements in favor of the trustee to perfect the trust’s security interest in those Receivables. The seller or master servicer has filed a financing statement, and the master servicer will file continuation statements covering the Receivables, under the UCC as in effect in Delaware to protect the trust. However, if the FDIC were appointed as receiver of Discover Bank, certain administrative expenses of the receiver might have priority over the interest of the trust in Receivables originated by Discover Bank.
      In addition to these transfers of Receivables, effective November 1, 2004, Discover Bank also transferred interchange to the trust, as described under “The Trust.”
Certain UCC Matters
      Unless the master servicer files continuation statements within the time specified in the UCC in respect of the trust’s security interest in the Receivables, the perfection of its security interest will lapse. In addition, some sellers may acquire the Receivables they transfer to the trust from third parties. Unless those sellers file continuation statements within the time specified in the UCC in respect of their security interests in the Receivables, the perfection of their security interests will lapse.
      There are also certain limited circumstances under the UCC under which Receivables could be subject to an interest that has priority over the interest of the sellers or the trust. Under the Pooling and Servicing Agreement, however, Discover Bank has agreed to repurchase the Receivables in any Account containing a Receivable that has been transferred to the trust and that is not free and clear of the lien of any third party at the time of transfer, if the existence of those liens has a material adverse effect on the certificateholders’ interest in the Receivables as a whole. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. See “The Certificates—Repurchase of Specified Receivables.” Each

seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables transferred by it, or any interest in those Receivables, other than to the trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the sellers or the trust in the Receivables.
      Because the trust’s interest in the Receivables is dependent upon the relevant seller’s interest in the Receivables, any adverse change in the priority or perfection of a seller’s security interest would correspondingly affect the trust’s interest in the affected Receivables.
      As set forth under “Risk Factors—Security Interest and Insolvency Related Matters” in the prospectus supplement, under certain circumstances all or a portion of the cash collections of Receivables received by each servicer may be used by that servicer before those collections are distributed on each distribution date. If that servicer becomes insolvent or goes into receivership or, in certain circumstances, if certain time periods lapse, the trust may not have a perfected interest in those cash collections.
Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables
      Federal and state consumer protection laws and regulations regulate the relationships among credit cardmembers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts. These laws and regulations include the Federal Truth-in-Lending Act and Fair Credit Billing Act, and the provisions of the Federal Reserve Board’s Regulation Z issued under each of them, the Equal Credit Opportunity Act and the provisions of the Federal Reserve Board’s Regulation B issued under it, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate collection practices. In addition, these laws and regulations entitle cardmembers to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A cardmember may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his or her obligation to pay amounts owing on his account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims, other than tort claims, and all defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the cardmember make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. These jurisdictional requirements do not apply where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly. These laws also provide that in certain cases a cardmember’s liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card. The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investors if those laws result in any Receivables being charged off as uncollectible. Discover Bank has agreed to repurchase all Receivables in the Accounts containing a Receivable that did not comply in all material respects with all applicable requirements of law when it was created, if that noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the trust in all the Receivables. Discover Bank has also agreed to indemnify the trust, among other things, for any liability arising from these violations. For a discussion of the trust’s rights arising from the breach of these warranties, see “The Trust—Indemnification and Limitation of Liability of the Trust and the Trustee.” See also “Risk Factors—Consumer Protection Laws and Regulations” and “Risk Factors—Litigation,” in the accompanying prospectus supplement.
Claims and Defenses of Cardmembers Against the Trust
      The UCC provides that unless an obligor has made an enforceable agreement not to assert defenses or claims, the rights of the trust, as assignee, are subject to all the terms of the contract between Discover Bank and the obligor and any defense or claim in recoupment arising from the transaction that gave rise to that contract, and to any other defense or claim of the obligor against Discover Bank that accrues before the obligor receives notification of the assignment authenticated by the assignor or the assignee. The UCC also states that any obligor may discharge its obligation by paying Discover Bank until but not after:

•	the obligor receives a notification, authenticated by the assignor or the assignee, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee; and

•	if requested by the obligor, the trustee has furnished reasonable proof of the assignment.
      The UCC makes clear that these rules are subject to other law establishing special rules for consumer obligors.
Use of Proceeds
      Discover Bank receives the net proceeds from the sale of each series of certificates. Unless otherwise specified in the related prospectus supplement, Discover Bank will add these proceeds to its general funds.
Federal Income Tax Consequences
General
      This summary of the material federal income tax consequences to investors in certificates of any series is based on the opinion of Latham & Watkins LLP as tax counsel to Discover Bank. This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury Regulations and judicial and administrative rulings and decisions as of the date of this prospectus. We cannot assure you that the Internal Revenue Service will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the IRS on the expected federal tax consequences described in this summary. Subsequent legislative, judicial or administrative changes—which may or may not be applied retroactively—could change these tax consequences.
      This summary assumes that you are an initial purchaser of a certificate and hold a certificate as a capital asset—generally property held for investment—within the meaning of Section 1221 of the Code. In addition, although we provide certain limited discussions of particular topics, in general we have not considered your particular tax consequences in this summary if you are subject to special treatment under the federal income tax laws because, for example, you are:

•	a life insurance company;

•	a tax-exempt organization;

•	a financial institution;

•	a broker-dealer;

•	an investor that has a functional currency other than the United States dollar; or

•	an investor that holds certificates as part of a hedge, straddle or conversion transaction.
If a partnership holds certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership, you should consult your own tax advisor regarding these special rules. We also do not deal with all aspects of federal income taxation that may affect you in light of your individual circumstances and we do not address any tax consequences relating to the alternative minimum tax. We recommend that you consult your own tax advisors about the federal, state, local, foreign and any other tax consequences to you of purchasing, owning and disposing of certificates.

      This summary assumes that your certificate:

•	is issued in registered form;

•	has all payments denominated in United States dollars and not determined by reference to the value of any other currency;

•	has a term that exceeds one year;

•	has an interest formula that meets the requirements for “qualified stated interest” under Treasury Regulations relating to original issue discount—“OID”—unless Section 1272(a)(6) of the Code applies to the certificate; and

•	does not have any OID arising from any excess of its stated redemption price at maturity—generally, its principal amount—over its issue price, or has only a de minimis amount of OID. OID generally is de minimis if it is less than 1/4% of the certificate’s principal amount multiplied by the number of full years until the certificate’s maturity date.
If we issue certificates that do not satisfy these conditions, we will describe additional tax considerations in the applicable prospectus supplement.
Tax Treatment of the Certificates as Debt
      Discover Bank will treat the certificates of each series as debt for federal, state and local income and franchise tax purposes. By accepting a certificate, you also will commit to treat your certificates as debt of Discover Bank for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement and each Series Supplement generally refer to the transfer of the Receivables as a “sale,” and Discover Bank has informed its tax counsel that:

•	Discover Bank uses different criteria to determine the nontax accounting treatment of the transaction; and

•	for regulatory and financial accounting purposes, Discover Bank will treat the transfer of the Receivables under the Pooling and Servicing Agreement and each Series Supplement as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation.
      In general, whether for federal income tax purposes a transaction constitutes a sale and purchase or a loan secured by the transferred property is a question of fact. This question is generally resolved based on the economic substance of the transaction, rather than its form. In the case of the certificates, the issue is whether the investors have loaned money to Discover Bank or have purchased Receivables from Discover Bank through ownership of the certificates. In some cases, courts have held that a taxpayer is bound by the form of the transaction even if the substance does not comport with its form. Although the matter is not free from doubt, Discover Bank’s tax counsel believes that the rationale of those cases will not apply to this transaction, based, in part, upon:

•	Discover Bank’s expressed intent to treat the certificates for federal, state and local income and franchise tax purposes as debt secured by the Receivables and other assets held in the trust; and

•	each investor’s commitment, by accepting a certificate, similarly to treat the certificate for federal, state and local income and franchise tax purposes as debt.
      Although the IRS and the courts have established several factors to be considered in determining whether, for federal income tax purposes, a transaction in substance constitutes a purchase and sale of property or a loan secured by the transferred property, including the form of the transaction, it is the opinion of Discover Bank’s tax counsel that the primary factor in this case is whether the investors, through ownership of the certificates, have assumed the benefits and burdens of ownership of the Receivables. Unless we indicate otherwise in the applicable prospectus supplement, Discover Bank’s tax counsel has concluded for federal income tax purposes that, although the matter is not free from doubt, the benefits and burdens of ownership of the Receivables have not been transferred to the investors through ownership of the certificates.

      Unless we indicate otherwise in the applicable prospectus supplement, for the reasons described above, Discover Bank’s tax counsel will advise Discover Bank that, in their opinion, under applicable law, the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes, although the matter is not free from doubt as the IRS or the courts may not agree. See “— Possible Characterization of the Certificates” for a discussion of your federal income tax consequences if your certificates are not treated as debt of Discover Bank for federal income tax purposes. Except for that discussion, the following discussion assumes that your certificates will be treated as debt of Discover Bank for federal income tax purposes.
United States Investors
      The rules set forth below apply to you only if you are a “United States Person.” Generally, a “United States Person” is a beneficial owner of a certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state;

•	an estate the income of which is subject to United States federal income taxation regardless of the source of that income; or

•	a trust if a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.

Stated Interest on Certificates. Subject to the discussion below:

•	if you use the cash method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it is paid to you; or

•	if you use the accrual method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it accrues.
The interest on your certificate will be treated as ordinary income and generally will constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.
      Original Issue Discount. The certificates of a series will be issued with OID to the extent that a certificate’s stated redemption price at maturity—generally, the certificate’s principal amount—exceeds its issue price by an amount that is equal to or greater than the product of 1/4% of your certificate’s principal amount multiplied by the number of full years until the certificate’s expected maturity date. The issue price of a certificate will be the first price at which a substantial amount of the certificates are sold for money, excluding sales to bond houses or brokers acting in the capacity of underwriters, placement agents or wholesalers. If your certificates are issued with OID, you generally will be required to include OID in income for each accrual period before you receive the cash representing the OID. You will be required to recognize as ordinary income the amount of OID on your certificates as the discount accrues, in accordance with a constant yield method. If your certificate’s stated redemption price at maturity—generally, its principal amount— exceeds the issue price by an amount that is less than the product described above, then the excess will generally be includible in your gross income when the trust pays principal on your certificate at maturity and will be treated as gain on disposition of a certificate, subject to tax in accordance with the rules described below in “—Dispositions of Certificates.”
      Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury Regulations, by reason of other events. If Section 1272(a)(6) applies, you must compute any OID and market discount by taking into account both the prepayment assumptions used in pricing your certificates and the actual prepayment events. See “—Market Discount.” As a result, the amount of OID on your certificate that will accrue in any given accrual period may either increase or decrease depending on the actual prepayment rate. Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible impact of Section 1272(a)(6) if your certificates are issued with OID.
      Market Discount. In general, subject to a statutorily-defined de minimis exception, you will acquire a certificate at a market discount if you acquire it at a price that is less than its stated redemption price at maturity—generally, the certificate’s principal amount—and:

•	you acquire your certificate upon its original issue at a price that is less than the certificate’s issue price; or

•	you acquire a certificate that is issued with OID at a price that is less than the certificate’s revised issue price. A certificate’s revised issue price should generally be its issue price plus the amount of OID previously includible in income by all prior holders of the certificate.
      The market discount rules generally provide that if you acquire a certificate at a market discount and you later recognize gain upon a disposition of the certificate, you must treat as ordinary interest income at the time of disposition the lesser of your gain or the portion of the market discount that accrued while you held the certificate. Similarly, if you dispose of the certificate in certain nonrecognition transactions, such as a gift, you will be treated for purposes of the market discount rules as realizing an amount equal to the fair market value of the certificate and you must treat as ordinary interest income at the time of disposition the lesser of your deemed gain or the portion of the market discount that accrued while you held the certificate. If you acquire a certificate with a market discount, you should contact your own tax advisors as to the possible application of Section 1272(a)(6) of the Code and its effect on your accrual of market discount. See the discussion of Section 1272(a)(6) in “—Original Issue Discount.” In addition, you may also be required to defer a portion of any interest expense that you might otherwise be able to deduct on any debt you incurred or maintained to purchase or carry the certificate until you dispose of the certificate in a taxable transaction.
      If you acquire a certificate at a market discount, you will generally be required to treat as ordinary interest income the portion of any principal payment, including a payment on maturity, attributable to accrued market discount on your certificate. If you acquire a certificate with a market discount that is less than a statutorily-defined de minimis amount—which amount is generally equal to the product of 1/4% of your certificate’s principal amount multiplied by the number of full years until the certificate’s maturity date—the rules described above will not apply to you and the discount will generally be includible in your gross income when the principal is paid on your certificate at maturity.
      If you acquire your certificate at a market discount, you may elect to include market discount in income as the discount accrues, either on a ratable basis or, if you elect, on a constant interest rate basis. Once you make this election, it applies to all market discount obligations that you acquire on or after the first day of the first taxable year to which your election applies, and you may not revoke the election without the consent of the IRS. If you make this election, you will not recognize ordinary income on sales, principal payments and certain other dispositions of the certificates and you will not have to defer interest deductions on debt related to the certificates.
      Amortizable Bond Premium. Generally, if the price you pay for your certificate or your tax basis in your certificate exceeds the sum of all amounts payable on the certificate after your acquisition date other than payments of qualified stated interest—generally, the principal amount of the certificate—the excess may constitute amortizable bond premium that you may elect to amortize under the constant interest rate method over the period from your acquisition date to the certificate’s maturity date. If your certificates are subject to Section 1272(a)(6) of the Code, the application of the amortizable bond premium rules is unclear, as the amortizable bond premium Treasury Regulations specifically exclude from their application instruments subject to Section 1272(a)(6). Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible application of these rules. See the discussion of Section 1272(a)(6) in “—Original Issue Discount.” You may generally treat amortizable bond premium as an offset to interest income on the certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. If you elect to amortize bond premium, you must generally reduce your tax basis in the related certificate by the amount of bond premium used to offset interest income.
      Dispositions of Certificates. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of your certificate measured by the difference between:

•	the amount of cash and the fair market value of any property received for the certificate, other than the amount attributable to, and taxable as, accrued but unpaid interest; and

•	your tax basis in the certificate, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and decreased by any deductions previously allowed to you for amortizable bond premium and by any payments reflecting principal or OID that you received with respect to the certificate.
      Subject to the OID and market discount rules discussed above, if you hold your certificate for more than one year before its taxable disposition, any gain or loss generally will be long-term capital gain or loss. The deductibility of capital losses may be subject to limitation. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.
Foreign Investors
      The following summary of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of a certificate applies to you only if you are a “Non-U.S. Holder.” You are generally a “Non-U.S. Holder” if, for United States federal income tax purposes, you are a beneficial owner of a certificate and you are:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership; or

•	a foreign estate or trust;
as each term is defined in the Code. Some Non-U.S. Holders, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.
      Interest, including OID, if any, paid to you on your certificate will not be subject to withholding of United States federal income tax, provided that:

•	you are not a “10 percent shareholder” of Discover Bank or a “controlled foreign corporation” with respect to which Discover Bank is a “related person” within the meaning of the Code, and either

•	you represent that you are not a United States Person and provide your name and address to Discover Bank or its paying agent on a properly executed IRS Form W-8BEN, signed under penalties of perjury; or

•	a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds your certificate on your behalf, certifies to Discover Bank or its paying agent under penalties of perjury that it has received the appropriate certification form from you or from another qualifying financial institution intermediary, and provides a copy to Discover Bank or its paying agent; or

•	these interest payments are effectively connected with your conduct of a trade or business within the United States and you provide a properly executed IRS Form W-8ECI.
Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to Discover Bank or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from you. If the exemptions from withholding do not apply to you, interest, including OID, if any, paid to you generally will be subject to withholding of United States federal income tax at a 30% rate, unless reduced by an applicable tax treaty.
      You generally will not be subject to United States federal income tax on gain realized on the disposition of your certificate, including gain attributable to accrued interest or OID, as addressed in the preceding paragraph, provided that

•	the gain is not effectively connected with your conduct of a trade or business within the United States; and

•	if you are an individual;

•	you have not been present in the United States for 183 days or more in the taxable year of the disposition; or

•	you do not have a “tax home” in the United States and the gain is not attributable to an office or other fixed place of business that you maintain in the United States.
      If the interest or gain on your certificate is effectively connected with your conduct of a trade or business within the United States, then although you will be exempt from the withholding of tax previously discussed if you provide an appropriate certification form, you generally will be subject to United States federal income tax on the interest, including OID, if any, or gain at regular federal income tax rates in a similar fashion to a United States Person. See “—United States Investors.” In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.
      If you are an individual and are not a citizen or resident of the United States at the time of your death, your certificates will generally not be subject to United States federal estate tax as a result of your death if, immediately before death,

•	you were not a “10 percent shareholder” of Discover Bank; and

•	your interest on the certificate was not effectively connected with your conduct of a trade or business within the United States.
      The above description of the potential United States federal income and estate tax consequences to Non-U.S. Holders is necessarily incomplete. We urge you to consult your own tax advisors about these matters.
Backup Withholding and Information Reporting
      If you are a United States Person but not a corporation, financial institution or certain other type of entity, information reporting requirements will apply to certain payments of principal and interest, including accrued OID, if any, on a certificate and to proceeds of certain sales before maturity. In addition, if you do not provide a correct taxpayer identification number and other information, or do not comply with certain other requirements or otherwise establish an exemption, Discover Bank, a paying agent, or a broker, as the case may be, will be required to withhold from such payments to you a tax computed using the applicable tax rate.
      If you are a Non-U.S. Holder, backup withholding generally will not apply to payments to you of principal and interest, including accrued OID, if any, on a certificate if you properly certify under penalties of perjury that you are not a United States Person or otherwise qualify for an exemption. Information reporting on IRS Form 1042-S may apply to payments of interest even if the certification is provided. Generally, information reporting, but not backup withholding, will apply to payments of the proceeds of your sale of a certificate to or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, unless:

•	the broker has evidence in its records that you are not a United States Person and certain other conditions are met; or

•	you otherwise qualify for an exemption.
Information reporting and backup withholding generally will apply to payments of the proceeds of your sale of a certificate to or through the United States office of a broker unless:

•	you properly certify under penalties of perjury that you are not a United States Person and certain other conditions are met; or

•	you otherwise qualify for an exemption.
      If you provide the IRS with the information it requires, you will receive a refund or a credit against your United States federal income tax liability for any amounts withheld from your payments under the backup withholding rules.
      These withholding and reporting rules are complex and the discussion above is necessarily incomplete. We urge you to consult your own tax advisors about these matters.
Possible Characterization of the Certificates
      The above discussion assumes that the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes. However, although Discover Bank’s tax counsel will render an opinion to that effect with respect to each series of certificates, the matter is not free from doubt, and we cannot assure you that the IRS or the courts will agree with the opinion of Discover Bank’s tax counsel. If the IRS were to contend successfully that the certificates of a series are not debt of Discover Bank for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related Series Supplement should be classified as a “publicly traded partnership” taxable as a corporation or as a partnership that is not taxable as a corporation.
      If your certificates were treated as interests in a partnership, the partnership may be treated as a “publicly-traded partnership” taxable as a corporation, in which case the income from the assets of the trust would be subject to federal income tax and tax imposed by certain states where the entity would be considered to have operations at corporate rates, which would reduce the amounts available for distribution to you. Under these circumstances, your certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity, in which latter case interest payments to you could be treated as dividends and, if you are a Non-U.S. Holder, could be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable tax treaty.
      Alternatively, if the partnership were not taxable as a corporation—for example, because of an exception for a “publicly traded partnership” whose income is interest that is not derived in the conduct of a financial business—the partnership would not be subject to federal income tax. Rather, you would be required to include in income your share of the income and deductions generated by the assets of the trust, as determined under partnership tax accounting rules. In that event, the amount, timing and character of the income required to be included in your income could differ materially from the amount, timing and character of income if your certificates were characterized as debt of Discover Bank. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that you, as a partner in such a partnership, could be taxed on your share of the partnership’s income in those states.
      In addition, if such a partnership is considered to be engaged in a trade or business within the United States, Non-U.S. Holders generally would be credited for the Non-U.S. Holder’s share of the withholding tax paid by the partnership. Moreover, the Non-U.S. Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax, in the case of a corporate Non-U.S. Holder, as previously described. See “—Foreign Investors.” The partnership generally would be required to pay a withholding tax on each Non-U.S. Holder’s allocable share of income, or in the case of a “publicly traded partnership” not taxed as a corporation, pay the tax by withholding from distributions made to a Non-U.S. Holder. In either case, the Non-U.S. Holder generally would be allowed to offset its United States federal income tax liability by the amount paid or withheld. Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding would be required in the case of any Non-U.S. Holder that is engaged in a trade or business within the United States to which the certificate income is effectively connected. Although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to a certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder, the Non-U.S. Holder would be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable treaty, on the Non-U.S. Holder’s distributive share of the partnership’s interest income.
      Based on the advice of Discover Bank’s tax counsel as to the likely treatment of the certificates for federal income tax purposes, Discover Bank and the trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement for a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If this arrangement were later held to constitute a partnership or corporation for tax purposes, it is not clear how the arrangement would comply with applicable reporting requirements.
      You should consult your own tax advisors as to the risk that the certificates will not be treated as debt of Discover Bank, and the possible tax consequences of potential alternative treatments.
State and Local Taxation
      The discussion above does not address the tax consequences to investors in certificates of any series of the purchase, ownership or disposition of a certificate under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate.
ERISA Considerations
      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities—collectively “IRAs”—to which they apply and on fiduciaries of those plans. In accordance with ERISA’s general fiduciary standards, before investing in certificates, a plan fiduciary should determine whether the governing plan instruments permit the investment. Additionally, the plan fiduciary should determine if the certificates are appropriate for the plan in view of the risks associated with the investment, the plan’s overall investment policy and the composition and diversification of its portfolio. ERISA and the Code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan—“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a plan fiduciary considering an investment in certificates should also consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Code.
      Certain transactions involved in operating the trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the trust were deemed to be assets of an investing plan. The U.S. Department of Labor, or the DOL, has published a regulation that defines when a plan’s investment in an entity will be deemed to include an interest in the underlying assets of that entity, such as the trust, for purposes of the provisions of ERISA and the Code. Recently enacted Section 3(42) of ERISA modifies certain aspects of the DOL regulation. Unless the plan’s investment is an “equity interest,” the underlying assets of the entity will not be considered assets of the plan under the DOL regulation. Under the DOL regulation, a beneficial ownership in a trust is deemed to be an equity interest. The

DOL has ruled in an opinion letter, which is not binding upon Discover Bank, the trustee or any underwriter, that similar “pass through” certificates in a trust constituted equity interests.
      Discover Bank has received an administrative exemption from the DOL, which we discuss below under “—Discover Bank’s Prohibited Transaction Exemption,” that, if applicable, would exempt certain transactions from the prohibited transaction rules in connection with a plan’s acquisition of Class A certificates. In addition, certain transactions concerning plans holding either Class A certificates or Class B certificates would not be prohibited transactions, if, under the DOL regulation, assets of the trust were not considered assets of plans holding certificates.
Discover Bank’s Prohibited Transaction Exemption
      The DOL has granted to Discover Bank an administrative exemption that, if applicable, excludes certain transactions relating to the trust and the Class A certificates from the prohibited transaction rules. See approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62 (the “Exemption”). If the conditions of the Exemption are satisfied, the Exemption applies to the acquisition, holding and disposition of Class A certificates by a plan, as well as to transactions relating to Class A certificates in connection with servicing, managing and operating the trust. We cannot assure you, however, that even if the conditions of the Exemption are satisfied, the Exemption will exclude all transactions involving the trust and the Class A certificates from the prohibited transaction rules. Moreover, the Exemption applies in only a limited fashion to a plan sponsored by any member of the “Restricted Group,” which includes Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap with respect to the series, or any of their affiliates.
      A number of the requirements of the Exemption relate to the general structure and operation of the trust, such as the trustee, the assets of the trust, Discover Bank’s interest in the trust, transfers of Receivables into and out of the trust, and the operation of the trust in accordance with the Pooling and Servicing Agreement. Discover Bank believes that the trust satisfies these conditions.
      Other requirements of the Exemption relate to the terms and conditions of the particular Class A certificates to be acquired by plans. These requirements include the requirements that:

•	the Class A certificates cannot be subordinated to any other similar interests in the trust;

•	the Class A certificates must be rated, at the time a plan acquires them, in one of the two highest rating categories by at least one rating agency, or, if they have a maturity of one year or less, they must have the highest short-term rating;

•	the Class A certificates must have specified levels of credit support;

•	certain other rating agency conditions must be satisfied;

•	the certificates must be subject to early amortization or cash accumulation under certain circumstances;

•	any interest rate swaps and caps must meet certain conditions;

•	the Class A certificates must be sold initially in an underwriting or private placement, including a placement by underwriters or dealers on behalf of the trust;

•	the initial sale must be by an entity that received an individual “Underwriter Exemption” from the DOL, an affiliate of such an entity, or a member of a selling group of which such an entity or affiliate is a manager or co-manager; and

•	the trustee cannot be affiliated with any underwriter or member of the selling group for the Class A certificates, any provider of credit support for the Class A certificates, or any swap counterparty for the Class A certificates.

      If Discover Bank believes that the conditions of the Exemption relating to the terms and conditions of the Class A certificates of a series will be satisfied at the time of initial issuance of the certificates of that series, the prospectus supplement will state that plans are generally permitted to purchase Class A certificates of that series.
      However, even if the terms and conditions of the Class A certificates of a particular series satisfy the requirements of the Exemption, the purchase of the Class A certificates by a particular plan will be eligible for the benefits of the Exemption only if certain other conditions are satisfied. The fiduciary of the plan must itself determine whether these conditions are satisfied. These conditions include but are not limited to the following:

•	The acquisition of Class A certificates must be on terms, including price, that are at least as favorable to the plan as those terms would be in an arm’s-length transaction with an unrelated party.

•	Amounts retained by underwriters or selling agents for selling or placing the Class A certificates must be reasonable in amount, the servicing fee must be reasonable in amount, and the amounts received by Discover Bank upon the sale of Receivables to the trust cannot exceed the fair market value of the Receivables.

•	The plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

•	If the particular Class A certificates are supported by one or more interest rate swaps or caps, the decision to acquire the Class A certificates must be made by an independent fiduciary that is qualified to analyze and understand the terms of the swaps or caps and any resulting effect on the credit rating of the Class A certificates. Moreover, the fiduciary must be either a “QPAM” or “INHAM” as described in the applicable DOL Prohibited Transaction Exemptions, or a plan fiduciary with at least $100 million of total assets under management.

•	In order for an acquisition of Class A certificates by a plan to be exempt from certain of the prohibited transaction rules concerning “self-dealing”—i.e., Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code—the Exemption imposes additional requirements relating to the particular plan. See Section I.B. of the Exemption. Plans investing in Class A certificates should carefully consider whether or not they need to rely on these particular provisions of the Exemption and, if so, whether they satisfy these requirements of Section I.B.
      More generally, before investing in Class A certificates in reliance on the Exemption, a fiduciary of a plan should carefully consider the terms of the Exemption, the terms of the Class A certificates, the eligibility of the Class A certificates for the Exemption in light of, among other factors, the identity of the particular plan, and whether the Exemption will protect against all potential prohibited transactions.
The DOL Regulation
      The DOL Regulation contains an exception that provides that if a plan acquires a publicly-offered security, then the assets of the issuer of the security will not be deemed to be plan assets. A publicly-offered security is a security that is

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering; and

•	either is

•	part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934; or

•	sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

      If Discover Bank expects the certificates of a series to meet the criteria of publicly-offered securities, that information will be set forth in the related prospectus supplement. If the certificates of a series do meet the criteria of publicly-offered securities, certain prohibited transactions would not arise even if the Exemption did not apply.
      If the certificates are deemed to be debt and not equity interests for ERISA purposes, the purchase of the certificates by a plan with respect to which Discover Bank or one of its affiliates is a “party in interest” or “disqualified person” might be considered a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless an exemption applies. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the certificates for the plan:

•	DOL Prohibited Transaction Exemption (“PTE”) 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers);

•	PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds);

•	PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts);

•	PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and

•	PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).
      In addition, the purchase of the certificates by a plan with respect to which Discover Bank or one of its affiliates is a “party in interest” or “disqualified person” by reason of being a service provider, or a person that is related to a service provider to the plan might be exempt under Code Section 4975(d)(20) and ERISA Section 408(b)(17) as long as the applicable conditions are satisfied including that the plan pays no more than adequate consideration for the certificates. Moreover, whether the certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if a fiduciary purchased certificates during the offering with assets of a plan and Discover Bank, the trustee, any underwriter or any of their affiliates was a fiduciary for that plan. Under ERISA and the Code, a person is a fiduciary for a plan to the extent

•	that person exercises any discretionary authority or discretionary control respecting management of the plan or exercises any authority or control respecting management or disposition of its assets;

•	that person renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan, or has any authority or responsibility to do so; or

•	that person has any discretionary authority or discretionary responsibility in the administration of the plan.
Accordingly, the fiduciaries of any plan should not purchase the certificates during the offering with assets of any plan if Discover Bank, the trustee, the underwriters or any of their affiliates is a fiduciary for the plan.
      In light of the foregoing, fiduciaries of plans considering the purchase of certificates should consult their own benefits counsel or other appropriate counsel about how ERISA and the Code will apply to their purchase of certificates.
      In addition, based on the reasoning of the United States Supreme Court’s decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under that reasoning a purchase of certificates with assets of an insurance company’s general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of section 401(c) of ERISA, Prohibited

Transaction Exemption 95-60, Labor Department Regulation 29 CFR § 2550.401c-1, and the fact that the Exemption has been designated by the Department of Labor as an “Underwriter Exemption” for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.
Plan of Distribution
      Discover Bank may sell certificates:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.
      These underwriters, dealers or agents in the United States may include Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited or Morgan Stanley DW Inc. (formerly known as Dean Witter Reynolds Inc.). The related prospectus supplement will set forth the terms of the offering of certificates, including

•	the name or names of any underwriters;

•	the purchase price of the certificates;

•	the proceeds to Discover Bank from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the certificates may be listed.
Only underwriters so named in the related prospectus supplement will be deemed to be underwriters in connection with the certificates offered pursuant to that prospectus supplement.
      Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited and Morgan Stanley DW Inc. are affiliates of Discover Bank. Following the initial distribution of a series of certificates, they and other affiliates of Discover Bank may offer and sell previously issued certificates in the course of their businesses as broker-dealers. Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited, Morgan Stanley DW Inc. and those other affiliates may act as a principal or agent in those transactions, and they may use this prospectus and the accompanying prospectus supplement in connection with those transactions. Those sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.
      If Discover Bank uses underwriters to sell the certificates, the underwriters will acquire the certificates for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. These underwriters may offer the certificates to the public without a syndicate, or they may offer them to the public through underwriting syndicates represented by managing underwriters. The underwriters will only be obligated to purchase the certificates if certain conditions precedent are satisfied, and they will be obligated to purchase all the certificates of the series offered by the related prospectus supplement if they purchase any of those certificates. The underwriters may, from time to time, change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      Discover Bank or agents designated by Discover Bank may also sell certificates directly from time to time. Discover Bank will name any agent involved in the offering and sale of the certificates, and any commissions payable by Discover Bank to that agent, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any such agent is acting solely as an agent for the period of its appointment.

      If so indicated in the related prospectus supplement, Discover Bank will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase certificates providing for payment for delivery on a future date specified in the related prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular certificates that may be sold pursuant to those arrangements. Institutional investors to which these offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that Discover Bank may approve. Unless otherwise specified in the related prospectus supplement, the obligations of any purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions except:

•	the institution shall not, at the time of delivery, be prohibited from purchasing the certificates under the laws of any jurisdiction of the United States to which the institution is subject; and

•	if Discover Bank is selling the certificates to underwriters, Discover Bank will have sold to those underwriters the total principal amount of the applicable certificates minus the principal amount of those certificates covered by delayed delivery and payment arrangements.
Underwriters will not have any responsibility for the validity of those arrangements or the performance of Discover Bank or the institutional investors under those arrangements.
      Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters, and any discounts or commissions received by them from Discover Bank and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Discover Bank may agree to indemnify underwriters, dealers and agents that participate in the distribution of certificates against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make with respect to those liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, Discover Bank in the ordinary course of their respective businesses.
      The certificates may or may not be listed on a national securities exchange. Discover Bank cannot predict whether a secondary market will develop for the certificates or, if it does develop, whether it will continue.
      The distribution of certificates will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc.
Legal Matters
      Unless otherwise specified in the related prospectus supplement, Latham & Watkins LLP will give opinions on the legality of the certificates, the tax consequences of the issuance of the certificates and certain creditors’ rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank. Unless otherwise specified in the related prospectus supplement, Cadwalader, Wickersham & Taft LLP will also give opinions on the legality of the certificates for any underwriters.
Experts
      The assertions by the management of the servicer that the servicer maintained effective internal control over financial reporting and that it complied with minimum servicing standards for the year ended November 30, 2005 have been examined by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference to Exhibits 99(B) and 99(C) of the trust’s Annual Report on Form 10-K for the year ended November 30, 2005, together with management’s assertions set forth in Exhibit 99(D) to the trust’s Annual Report on Form 10-K for the year ended November 30, 2005, and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting. Deloitte & Touche LLP has not conducted an audit of the trust and has not audited any information included or incorporated by reference in this prospectus.

Glossary of Terms
      The certificates will be issued pursuant to the Pooling and Servicing Agreement and the applicable Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the applicable Series Supplement, without exhibits.
      “Account” will mean:

•	a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

•	a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

•	a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.
No Account will be a Charged-Off Account as of the date the Account is selected to be added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

•	an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

•	the surviving credit account was an Account before the accounts were combined.
      The term “Account” will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.
      “Additional Seller” will mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.
      “Aggregate Invested Amount” will mean at any time the sum of the invested amounts of all series of certificates then issued and outstanding.
      “Aggregate Investor Interest” will mean at any time the sum of the investor interests of all series of certificates then issued and outstanding.
      “Aggregate Investor Percentage” will mean the sum of the allocation percentages for all series of certificates then issued and outstanding.
      “Amortization Event” will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates. We describe these events in more detail in “The Certificates—Amortization Events,” in the prospectus supplement.
      “Amortization Period” will mean, for any series, the period beginning when an Amortization Event occurs for that series and, unless otherwise specified in the related prospectus supplement, continuing until the trust has fully paid the principal of the applicable series or until the Series Termination Date for that series. The first distribution date of the Amortization Period will be the distribution date in the calendar month following the date on which the Amortization Event occurred.

      “Assignment of Additional Accounts” will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.
      “Charged-Off Account” will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.
      “Charged-Off Amount” will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

•	the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as “Finance Charge Receivables” for Accounts that are not Charged-Off Accounts, and

•	the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.
      “Class Percentage” will mean, for any class of any series, with respect to any distribution date or any Trust Distribution Date, as applicable, the allocation percentages by which the trust allocates Finance Charge Collections, Principal Collections, interchange and the Charged-Off Amount to that class. The allocation percentage for a class may vary for each of these items. We describe the Class Percentage for each class of your series in more detail in the glossary of terms in the applicable prospectus supplement.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Collections Account” will mean the non-interest bearing segregated trust account for collections established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.
      “Definitive Certificate” will mean any certificate issued to an investor in fully registered, certificated form, rather than to DTC or its nominees.
      “DFS” will mean Discover Financial Services LLC.
      “DOL” means the U.S. Department of Labor.
      “Early Accumulation Event,” if applicable for any series, will mean an event that is designed to protect investors from certain events that may adversely affect the trust and that will obligate the trust to accumulate Principal Collections and similar amounts allocated to the series on a monthly basis in the series principal funding account. If your series could have an Early Accumulation Event, we will describe those events in more detail in the related prospectus supplement.
      “Early Accumulation Period,” if applicable for any series, will mean the period beginning when an Early Accumulation Event occurs and continuing until an Amortization Event occurs, the trust has fully paid the principal of the applicable series or the Series Termination Date for the applicable series.
      “Eligible Receivable” will mean each Receivable which is eligible to be transferred to the trust by a seller. We describe the eligibility criteria for an Eligible Receivable in “The Certificates—Repurchase of Specified Receivables.”
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “Euroclear Operator” means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.
      “Exemption” means the approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62.

      “Finance Charge Collections” for any calendar month will mean the sum of:
      (a) the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month and

•	collections actually received in the applicable calendar month; and
      (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible; and
      (c) any proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust.
      “Finance Charge Receivables” will mean, for any Account for any calendar month,

•	the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables,” minus

•	if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts.
      “Fixed Principal Allocation Event” will mean an event that causes the trust to allocate principal collections to a series based on a previous investor interest in Receivables for that series. We will describe the Fixed Principal Allocation Events for your series in “The Certificates— Class Principal Collections” and the glossary of terms in the applicable prospectus supplement.
      “Group Collections Account” will mean the non-interest bearing segregated trust account for collections allocated to a group established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in each series that is a member of that group.
      “Highest Rating” will mean, for purposes of the definition of Permitted Investments, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1+ or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.
      “IRA” means any Individual Retirement Account or Individual Retirement Annuity.
      “Master Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding; and

•	cause the trustee to appoint a successor master servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail under “Servicing—Master Servicer Termination Events.”
      “Minimum Principal Receivables Balance” will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series then outstanding.

      “Non-U.S. Holder” means the beneficial owner of a certificate that, for United States federal income tax purposes, is

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership; or

•	a foreign estate or trust,
as those terms are defined in the Code.
      “OID” means original issue discount.
      “Permitted Investments” will mean:

(i)	negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)	obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)	time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

•	incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank;

•	subject to supervision and examination by federal or state banking or depository institution authorities; and

•	that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)	commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)	investments in money market funds having the Highest Rating;

(ii)	demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

(iii)	shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

(a)	invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)	seeks to maintain a constant net asset value per share; and

(c)	has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.

These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

(iv)	a guaranteed investment contract— guaranteed as to timely payment— the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

(v)	repurchase agreements transacted with either

(a)	an entity subject to the United States federal bankruptcy code, provided that:

(1)	the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(5)	the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

(6)	the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

(7)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

(b)	a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

(1)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

(5)	failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.

At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations. Permitted Investments will include, without limitation, securities of

Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.

      “Pooling and Servicing Agreement” will mean the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.
      “Principal Collections” will mean, for any calendar month, all collections other than Finance Charge Collections.
      “Principal Receivable” will mean each Receivable other than Finance Charge Receivables.
      “Qualified Institution” will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 or better by Moody’s, and whose deposits are insured by the FDIC. A Qualified Institution may also be required to have a long-term debt rating of AA- or better by Standard & Poor’s if it will hold deposits for more than thirty days.
      “Rating Agency” will mean Moody’s or Standard & Poor’s, and “Rating Agencies” will mean Moody’s and Standard & Poor’s.
      “PTE” means a Department of Labor Prohibited Transaction Exemption.
      “Receivable” will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer’s behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a “receivable” will include any amount owing by an obligor under a Charged- Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.
      “Receivable Repurchase Event” means the failure of any Receivable to be an Eligible Receivable at the time the seller transfers it to the trust, if that failure has a material adverse effect on the investors’ interest in the Receivables as a whole and the seller does not cure that failure within 60 days of:

•	the relevant seller’s actual knowledge of the breach; or

•	the relevant seller’s receipt of written notice of the event from the trustee.

A Receivables Repurchase Event will also occur automatically if:

•	the amount of Principal Receivables in the trust at the end of the calendar month in which the relevant seller obtained

•	actual knowledge of the transfer of a Receivable that is not an Eligible Receivable; or

•	written notice of such a transfer from the trustee;
would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination, and

•	the relevant seller’s short term debt rating from Standard & Poor’s is less than A-1.
See “The Certificates—Repurchase of Specified Receivables.”
      “Required Daily Deposit” will mean, for any series, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing

Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for the applicable series, as more fully specified in the applicable Series Supplement.
      “Restricted Group” means, for purposes of ERISA, Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap for the series, or any affiliate of any of them.
      “Seller Certificate” will mean:

•	if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

•	an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee, in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.
      “Seller Certificate Ownership Agreement” will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.
      “Seller Interest” will mean, for any trust distribution date or distribution date, the aggregate amount of Principal Receivables in the trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.
      “Seller Percentage” will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.
      “Series Repurchase Event” means the discovery that as of the date the trust issues a series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller, enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles. See “The Certificates—Repurchase of a Series.”
      “Series Supplement” will mean the Series Supplement to the Pooling and Servicing Agreement, dated as of the date the trust issues a series of certificates, between Discover Bank and the trustee, which establishes each series of certificates.
      “Series Termination Date” will mean, for any series, the last date on which the trust will pay principal or interest to the investors of that series.
      “Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding, and

•	cause the trustee to appoint a successor servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail under “Servicing—Servicer Termination Events.”
      “Trust Distribution Date” will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.
      “Trust Portfolio Repurchase Event” means the discovery that as of October 1, 1993, or with respect to any additional Accounts, as of the date the applicable seller assigned the Receivables in those Accounts to the trust,

•	certain legal defects existed under the Pooling and Servicing Agreement or the assignments;

•	certain defects existed in the trust’s rights in the Receivables; or

•	certain representations and warranties of any seller were not true and the breach is not cured within a specified time period.
For more information about these events and their consequences, see “The Certificates—Repurchase of Trust Portfolio.”
      “United States Person” means, generally, a beneficial owner of a certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state;

•	an estate the income of which is subject to United States federal income taxation regardless of the source of that income; or

•	a trust if a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.